FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, FOR INFORMATION CONTAINED IN THIS DOCUMENT INDICATED HEREIN EXECUTION VERSION SHARE ISSUANCE AND ACQUISITION AGREEMENT by and among: WAL-MART INTERNATIONAL HOLDINGS, INC., a Delaware corporation; FLIPKART PRIVATE LIMITED, a company incorporated in Singapore; and, for purposes of Section 10.19 only, WALMART INC., a Delaware corporation Dated as of May 9, 2018

TABLE OF CONTENTS

			Page
1.	Description of Transaction		2
	1.1	Issuance of Issued Shares	2
	1.2	Closing	2
	1.3	Issuance of Additional Shares	2
	1.4	Further Action	3
	1.5	Effect of Payments	3
2.	Representations and Warranties of the Company		3
	2.1	Due Organization; Etc	3
	2.2	Charter Documents; Records	4
	2.3	Capitalization	4
	2.4	Financial Statements and Related Information.	8
	2.5	Liabilities.	9
	2.6	Absence of Changes	10
	2.7	Title to Property and Assets	11
	2.8	Bank Accounts	11
	2.9	Real Property	12
	2.10	Intellectual Property	12
	2.11	Contracts	20
	2.12	Compliance with Legal Requirements	22
	2.13	Governmental Authorizations; No Subsidies	25
	2.14	Tax Matters	25
	2.15	Employee and Labor Matters; Benefit Plans	28
	2.16	Environmental Matters	31
	2.17	Insurance	31
	2.18	Related Party Transactions	32
	2.19	Legal Proceedings; Orders	32
	2.20	Authority; Binding Nature of Agreements	33
	2.21	Non-Contravention; Consents	33
	2.22	Brokers	34
	2.23	Access to Information	34
	2.24	Full Disclosure	34
3.	Representations and Warranties of Purchaser		34
	3.1	Valid Existence	34
	3.2	Authority and Due Execution	35
	3.3	Non-Contravention	35
	3.4	Litigation	35
	3.5	Financing	35
	3.6	**************	35
4.	Certain Covenants of the Company		35

Confidential Information has been omitted from this page and replaced by the asterisks appearing on this page. Such Confidential Information has been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information under Rule 406 under the Securities Act of 1933, as amended, and Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

4.1 Access and Investigation................................................................................................... 35 4.2 Operation of the Business of the Acquired Companies .................................................... 37 4.3 Notification; Updates to Disclosure Schedule. ................................................................. 39 4.4 No Negotiation .................................................................................................................. 41 4.5 Termination/Amendment of Agreements ......................................................................... 41 4.6 Repayment of Insider Receivables .................................................................................... 41 4.7 Resignation of Officers and Directors .............................................................................. 41 4.8 Company Consideration Spreadsheet ............................................................................... 41 4.9 Notification and Consultation ........................................................................................... 41 4.10 Third Party Consents ........................................................................................................ 42 4.11 Compliance Programs ....................................................................................................... 42 4.12 Specified Warrant Cancelation ......................................................................................... 42 4.13 Intellectual Property Assignments .................................................................................... 42 4.14 Certain Compounding Filings and Other Actions ............................................................ 43 5. Certain Covenants of the Parties .................................................................................................... 43 5.1 Filings and Consents. ........................................................................................................ 43 5.2 Public Announcements ..................................................................................................... 45 5.3 Reasonable Best Efforts .................................................................................................... 45 5.4 Directors and Officers of Acquired Companies. ............................................................... 45 6. Conditions Precedent to Obligations of Purchaser ........................................................................ 46 6.1 Accuracy of Representations. ........................................................................................... 46 6.2 Performance of Covenants ................................................................................................ 47 6.3 Governmental and Other Consents; Expiration of Notice Periods. .................................. 47 6.4 Shareholder Approval ....................................................................................................... 47 6.5 No Material Adverse Effect .............................................................................................. 47 6.6 Agreements and Documents ............................................................................................. 47 6.7 No Restraints..................................................................................................................... 49 6.8 No Legal Proceedings ....................................................................................................... 49 6.9 Conversion Event .............................................................................................................. 50 6.10 Waivers ............................................................................................................................. 50 6.11 Specified Warrant Cancelation ......................................................................................... 50 6.12 Certain India Actions ........................................................................................................ 50 6.13 Board Appointments ......................................................................................................... 50 6.14 Secondary Share Purchase ................................................................................................ 50 7. Conditions Precedent to Obligation of the Company .................................................................... 50 7.1 Accuracy of Representations ............................................................................................ 50 7.2 Performance of Covenants ................................................................................................ 51 7.3 Agreements and Documents ............................................................................................. 51 7.4 Governmental Approvals .................................................................................................. 51 7.5 No Restraints..................................................................................................................... 51

8. Termination .................................................................................................................................... 51 8.1 Termination Events ........................................................................................................... 51 8.2 Termination Procedures .................................................................................................... 53 8.3 Effect of Termination ........................................................................................................ 53 9. Indemnification .............................................................................................................................. 53 9.1 Survival of Representations, Warranties and Covenants .................................................. 53 9.2 Indemnification ................................................................................................................. 55 9.3 Limitations. ....................................................................................................................... 57 9.4 Defense of Third Party Claims ......................................................................................... 59 9.5 Indemnification Claim Procedure ..................................................................................... 60 9.6 Exclusive Remedy ............................................................................................................ 63 9.7 Exercise of Remedies Other Than by Purchaser ............................................................... 63 9.8 Recoveries ......................................................................................................................... 63 9.9 Company Actions ............................................................................................................. 64 10. Miscellaneous Provisions............................................................................................................... 64 10.1 Further Assurances ........................................................................................................... 64 10.2 No Waiver Relating to Claims for Fraud .......................................................................... 64 10.3 Fees and Expenses ............................................................................................................ 64 10.4 Attorneys’ Fees ................................................................................................................. 65 10.5 Notices .............................................................................................................................. 65 10.6 Headings ........................................................................................................................... 66 10.7 Counterparts and Exchanges by Electronic Transmission or Facsimile ........................... 66 10.8 Governing Law; Dispute Resolution. ............................................................................... 66 10.9 Successors and Assigns .................................................................................................... 67 10.10 Remedies Cumulative; Specific Performance................................................................... 67 10.11 Waiver ............................................................................................................................... 68 10.12 Waiver of Jury Trial .......................................................................................................... 68 10.13 Amendments ..................................................................................................................... 68 10.14 Severability ....................................................................................................................... 68 10.15 Parties in Interest .............................................................................................................. 69 10.16 Entire Agreement .............................................................................................................. 69 10.17 Disclosure Schedule .......................................................................................................... 69 10.18 Certain Post-Closing Actions ............................................................................................ 69 10.19 Performance of Obligations .............................................................................................. 70 10.20 Construction ...................................................................................................................... 71 ii

Exhibits and Schedules EXHIBIT A Certain Definitions Annex 1 to Exhibit A Persons Whose Knowledge is Imputed to the Company* EXHIBIT B Form of Release Agreement* EXHIBIT C Form of Written Resignation* EXHIBIT D Form of New Shareholders’ Agreement Schedule 4.2(g) Convertible Security Liquidity Transactions* Schedule 4.5 Agreements to be Terminated/Amended as of the Closing* Schedule 4.10 Third Party Consents* Schedule 4.13 Intellectual Property Assignments* Schedule 4.14 Certain Compounding Filings, Submissions and Other Actions* Schedule 6.3(b) Required Consents and Notices* Schedule 6.12 Identified Premises* * Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request. iii

SHARE ISSUANCE AND ACQUISITION AGREEMENT THIS SHARE ISSUANCE AND ACQUISITION AGREEMENT (this “Agreement”) is being entered into as of May 9, 2018 (the “Agreement Date”), by and among: WAL-MART INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Purchaser”); FLIPKART PRIVATE LIMITED, a company incorporated in Singapore with Company Registration Number 201129903N (the “Company”); and, for purposes of Section 10.19 only, WALMART INC., a Delaware Corporation (“Parent”). Certain capitalized terms used in this Agreement are defined in Exhibit A. RECITALS A. The Company desires to issue to Purchaser, and Purchaser desires to purchase from the Company, the number of Company Ordinary Shares (rounded up to the nearest whole share) equal to the Aggregate Investment Amount divided by the Price Per Primary Share (such Company Ordinary Shares being referred to as the “Issued Shares,” and the issuance of the Issued Shares to Purchaser and the acquisition of the Issued Shares by Purchaser pursuant to this Agreement being referred to as the “Share Issuance”). B. As an inducement for Purchaser to enter into this Agreement and to consummate the Share Issuance and the other Contemplated Transactions, concurrently with the execution and delivery of this Agreement, certain shareholders of the Company (the “Secondary Sellers”) are entering into a Share Purchase Agreement with Purchaser and Parent (the “Share Purchase Agreement”), pursuant to which Purchaser will purchase from such shareholders, contemporaneously with the Share Issuance, the number of Company Shares specified opposite the term “Total Shares to be Sold” on Schedule I of the Share Purchase Agreement (the sale and purchase of such Company Shares pursuant to the Share Purchase Agreement, the “Secondary Share Purchase”). C. On April 18, 2018, the Company initiated a repurchase of Company Shares from certain of its shareholders through selective off-market purchases pursuant to Section 76D of the Companies Act of Singapore, which offer to repurchase expires on May 16, 2018 (the “Repurchase Transactions”). D. The Company has delivered to each Secondary Seller, at least two Business Days prior to the Agreement Date, an information statement setting forth all information material to such Secondary Seller’s decision to sell Company Shares to Purchaser (the “Information Statement”). E. As an inducement for Purchaser to enter into this Agreement and to consummate the Share Issuance and the other Contemplated Transactions, the requisite holders of each series of Company Preference Shares have delivered written consents: (i) in favor of the conversion of such series of Company Preference Shares into Company Ordinary Shares immediately after the Closing in compliance with the Constitution of the Company (such conversion, the “Conversion Event”); and (ii) electing to waive the treatment of the Secondary Share Purchase and the Share Issuance as a Liquidation Event (as such term is defined in the Constitution of the Company) in accordance with the Constitution of the Company (the waiver of such treatment, the “Liquidation Event Waiver”). In addition, the requisite holders of Company Shares have delivered written consents in favor of the approval of the Share Issuance in accordance with the Constitution of the Company, the Existing Shareholders’ Agreement and applicable Legal Requirements. F. As an inducement for Purchaser to enter into this Agreement and to consummate the Share Issuance and the other Contemplated Transactions: (i) each of the Significant Investors (as such term is defined in the Constitution of the Company) has executed and delivered to the Company and Purchaser a written consent electing to treat the Issued Shares as Excepted Dilution Instruments (as such term is defined in the Constitution of the Company) pursuant to the Constitution of the Company and the Existing Shareholders’ Agreement; (ii) each holder of Series I Shares has executed and delivered to the Company and Purchaser a written waiver of any preemptive rights or similar rights that such holder may have under the Constitution of the Company or the Existing Shareholders’ Agreement in connection with the Share Issuance (the written consents and waivers identified in clauses “(i)” and “(ii)” above being collectively referred to as the “Preemptive Rights Waiver”); and (iii) the Company and the requisite holders of Company Shares have executed and delivered to Purchaser agreements terminating the Side Letter, the Existing Registration Rights Agreement, the Existing Shareholders’ Agreement and each of the Series Deeds effective as of the Closing. AGREEMENT The parties to this Agreement, intending to be legally bound, agree as follows: 1. DESCRIPTION OF TRANSACTION 1.1 Issuance of Issued Shares. (a) Not less than three Business Days before the Closing, Purchaser shall deliver a notice to the Company specifying the aggregate dollar amount that Purchaser elects to pay for the Company Ordinary Shares to be issued to Purchaser pursuant to Section 1.1(b), which amount shall be no less than $2,000,000,000 and no more than $5,000,000,000 (the amount specified in such notice, the “Aggregate Investment Amount”). (b) At the Closing, upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and allot to Purchaser, and Purchaser shall purchase from the Company, the Issued Shares. The Issued Shares shall be issued and allotted as fully paid up Company Ordinary Shares, free and clear of all Encumbrances (except those imposed by applicable securities laws and the New Shareholders’ Agreement), and shall rank pari passu in all respects with the other Company Ordinary Shares issued and outstanding immediately after the Closing. Subject to Section 9, the consideration payable by Purchaser to the Company for each of the Issued Shares shall be an amount in cash equal to the Price Per Primary Share. 1.2 Closing. The consummation of the Share Issuance (the “Closing”) shall take place at the offices of Hogan Lovells US LLP, 4085 Campbell Avenue, Suite 100, Menlo Park, California 94025 (or, at Purchaser’s election, by means of a virtual closing through electronic exchange of signatures), at 10:00 a.m. (Central time) on a date to be designated by Purchaser, which shall be no later than the third Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than the conditions set forth in Sections 6.6 and 7.3, which are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, time or date as Purchaser and the Company may jointly designate. The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.” 1.3 Issuance of Additional Shares. At any time after the Closing and on or before the first anniversary of the Closing Date, the Company shall, if requested by Purchaser or any of its Affiliates, issue (on one or more occasions) additional Company Ordinary Shares with an aggregate purchase price of up to $3,000,000,000 to Purchaser and/or one or more other Persons designated by Purchaser. These additional Company Ordinary Shares will be issued at the same Price Per Primary Share (subject to adjustment in accordance with the last sentence of this Section 1.3) and on other terms at least as favorable to the Company as the terms set forth in this Agreement. The issuance of these additional Company Ordinary Shares will not require any further approval by the Company, the board of directors of 2 the Company (or any committee thereof) or any shareholder of the Company. If, between the Agreement Date and the first anniversary of the Closing Date, the outstanding Company Ordinary Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by the Company during such period, or a record date with respect to any such event shall occur during such period, then the price per share for the Company Ordinary Shares to be issued pursuant to this Section 1.3 shall be adjusted to the extent appropriate to provide the same economic effect as contemplated by this Section 1.3 prior to such action. 1.4 Further Action. If, at any time after the Closing, any further action (of a type that is routine and customarily provided for or contemplated in connection with transactions similar in nature to the Contemplated Transactions) is necessary to carry out the intent and purposes of this Agreement or any of the Contemplated Transactions or to vest Purchaser with full right, title and possession of and to all Issued Shares, the Company shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, Consents and other instruments, and shall take such further actions, as Purchaser may reasonably request (provided that no such documents or actions shall be deemed to increase the obligations or decrease the rights of the Company under this Agreement or the Sellers under the Share Purchase Agreement). 1.5 Effect of Payments. To the extent permitted by applicable Legal Requirements, payments made to Purchaser or any other Indemnitee pursuant to this Agreement (including pursuant to Section 9) shall be treated by all parties as adjustments to the purchase price paid by Purchaser pursuant to this Agreement. 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except as specifically set forth in the corresponding part of the Disclosure Schedule prepared by the Company in accordance with Section 10.17 and delivered to Purchaser concurrently with the execution and delivery of this Agreement, the Company represents and warrants, to and for the benefit of Purchaser and the other Indemnitees (with the understanding and acknowledgement that Purchaser would not have entered into this Agreement without being provided with the representations and warranties set forth in this Section 2 and that Purchaser is relying on these representations and warranties, and with the further understanding that Purchaser and the other Indemnitees have indemnification and other rights with respect to breaches of or inaccuracies in these representations and warranties as set forth in this Agreement and in the Share Purchase Agreement), as follows: 2.1 Due Organization; Etc. (a) Organization. Each Acquired Company has been duly organized, and is validly existing and in good standing (to the extent that the Legal Requirements of the jurisdiction of its formation recognize the concept of good standing) under the Legal Requirements of the jurisdiction of its formation. Each Acquired Company has full power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts to which it is a party or by which it is bound. (b) Qualification. Each Acquired Company is qualified, licensed or admitted to do business in, and is in good standing (to the extent that the applicable jurisdiction recognizes the concept of good standing), under the Legal Requirements of, all jurisdictions where the property owned, leased or operated by it or the nature of its business requires such qualification, license or admission. 3

(c) Directors and Officers. Part 2.1(c) of the Disclosure Schedule accurately sets forth: (i) the names of the directors (if any) of each Acquired Company; and (ii) the names and titles of the officers of each Acquired Company. (d) Powers of Attorney. There are no outstanding powers of attorney executed by or on behalf of any Acquired Company, other than authorizations to sign vakalatnamas (documents and applications in courts, tribunals and related adjudicative bodies) executed in the ordinary course of such Acquired Company’s business. 2.2 Charter Documents; Records. The Company has Made Available to Purchaser accurate and complete copies of: (a) the constitution, articles of association, bylaws and/or other applicable organizational documents (the “Charter Documents”), including all amendments thereto, of each Acquired Company; (b) the share registers or register of membership interests of each Acquired Company; (c) all agreements between or among any Acquired Company, any owner of any equity interest or voting right in any Acquired Company and/or any other third party that relates to the holding of any equity interest or voting right in any Acquired Company; and (d) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders and the board of directors (or other similar body) or executive managers (as the case may be) and all committees of the board of directors (or other similar body) of each Acquired Company since April 1, 2015, which minutes or other records contain a complete summary of all meetings of directors, executive managers or shareholders, and all actions taken at such meetings or by written consent. All actions taken and all transactions entered into by each Acquired Company have been duly approved by all necessary action of the board of directors (or other similar body), executive managers or shareholders of such Acquired Company (as the case may be). There has been no violation of any of the provisions of the Charter Documents of any Acquired Company and no Acquired Company has taken any action that is inconsistent in any material respect with any resolution adopted by such Acquired Company’s shareholders, board of directors (or similar body) or executive managers (as the case may be). The books of account, share records or records of membership interests, minute books and other records of each Acquired Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices and all applicable Legal Requirements. 2.3 Capitalization. (a) Company Shares. As of the date of this Agreement, in the capital of the Company: (i) an aggregate of 15,985,303 Company Ordinary Shares are issued and outstanding; (ii) an aggregate of 13,382,618 Series A Shares are issued and outstanding; (iii) an aggregate of 2,818,504 Series B Shares are issued and outstanding; (iv) an aggregate of 8,644,837 Series C Shares are issued and outstanding; (v) an aggregate of 14,265,131 Series D Shares are issued and outstanding; (vi) an aggregate of 9,661,911 Series E Shares are issued and outstanding; (vii) an aggregate of 12,554,027 Series F Shares are issued and outstanding; (viii) an aggregate of 4,258,600 Series G Shares are issued and outstanding; (ix) an aggregate of 3,892,609 Series H Shares are issued and outstanding; and (x) an aggregate of 47,012,094 Series I Shares are issued and outstanding. As of the Agreement Date, there are no Company Shares held by the Company as treasury shares or otherwise. The Company has never declared or paid any dividends on any Company Shares. Part 2.3(a) of the Disclosure Schedule sets forth as of the Agreement Date with respect to each shareholder of the Company, such shareholder’s name and addresses and the number, class and series of Company Shares held by such shareholder. All of the outstanding Company Shares have been duly authorized, validly issued and allotted and are fully paid, and none of such shares are subject to any repurchase option, forfeiture provision or restriction on transfer (other than restrictions on transfer imposed in the Existing Shareholders’ Agreement or the Constitution of the Company or by virtue of applicable securities laws). Each of the Issued Shares has 4 been duly authorized and as of the Closing will be validly issued and allotted and fully paid. Each Company Preference Share (other than Series G Shares and Series H Shares) is convertible into one Company Ordinary Share. Each Series G Share is convertible into 1.359156088 Company Ordinary Shares and each Series H Share is convertible into 1.61428158 Company Ordinary Shares. (b) Subsidiaries. Part 2.3(b) of the Disclosure Schedule sets forth a complete and accurate list of the name and jurisdiction of organization of each Acquired Company (other than the Company) and the number, class and series of all outstanding capital shares, membership interests and other equity interests of such Acquired Company and the record owners thereof. All of the shares of, and other equity, voting, beneficial or ownership interests in, each Acquired Company (other than the Company) are owned by another Acquired Company free and clear of any Encumbrances and such Acquired Company has good, valid and marketable title to such shares or such equity, voting, beneficial or ownership interests. None of the Acquired Companies has ever owned, beneficially or otherwise, any shares, membership interests or other securities of, or any direct or indirect equity interest in, any Entity, other than another Acquired Company. No Acquired Company has agreed or is obligated to make any future investment in or capital contribution to any Entity. All of the issued and outstanding shares and other equity interests of each Acquired Company (other than the Company) have been duly authorized and validly issued, and are fully paid, non-assessable and not subject to any preemptive rights. No Acquired Company has the right to vote on or approve the Share Issuance or any of the other Contemplated Transactions. None of the capital stock or other equity, voting, beneficial, financial or ownership interests of any Acquired Company is subject to any voting trust agreement or any other Contract relating to the voting, dividend rights or disposition of any capital stock or other equity, voting, beneficial, financial or ownership interests of any Acquired Company, except that the Company Shares are subject to the terms of the Existing Shareholders’ Agreement and the Constitution of the Company. Each Acquired Company has complied with all reporting obligations under applicable Legal Requirements in connection with any transfer of any securities of such Acquired Company. (c) Company Options. The Company has reserved 11,947,026 Company Ordinary Shares for issuance under the Company Option Plans, of which options to purchase 6,242,271 Company Ordinary Shares are outstanding as of the Agreement Date. Part 2.3(c)-1 of the Disclosure Schedule accurately sets forth, with respect to each Company Option that is outstanding as of the Agreement Date: (i) the name of the holder of such Company Option and whether such holder is still employed by an Acquired Company; (ii) the total number of Company Ordinary Shares that are subject to such Company Option; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option; (v) the exercise price per Company Ordinary Share purchasable under such Company Option; and (vi) whether such Company Option is subject to any Encumbrance by virtue of any action taken by or on behalf of an Acquired Company or whether any restrictions have been imposed on such Company Option by the Company. Part 2.3(c)-2 of the Disclosure Schedule accurately sets forth, with respect to each Company Subsidiary Option that is outstanding as of the Agreement Date: (A) the name of the holder of such Company Subsidiary Option and whether such holder is still employed by an Acquired Company; (B) the Acquired Company that issued such Company Subsidiary Option, the total number of shares that are subject to such Company Subsidiary Option; (C) the date on which such Company Subsidiary Option was granted and the term of such Company Subsidiary Option; (D) the vesting schedule for such Company Subsidiary Option; (E) the exercise price per share purchasable under such Company Subsidiary Option; and (F) whether such Company Subsidiary Option is subject to any Encumbrance by virtue of any action taken by or on behalf of an Acquired Company or whether any restrictions have been imposed on such Company Subsidiary Option by any Acquired Company. Each grant of an Acquired Company Option was duly authorized no later than the date on which the grant of such Acquired Company Option was, by its terms, to be effective (the “Option Grant Date”) by all necessary corporate, partnership or similar Entity governance action, including, as applicable, approval by the 5 board of directors (or similar body) of the applicable Acquired Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and is in full force and effect, each such grant was made in accordance with the terms of the applicable Acquired Company Option Plan and all other applicable Legal Requirements, the per share exercise price of each Acquired Company Option issued to a U.S. taxpayer was equal to or greater than the fair market value of a share of the Acquired Company that issued such Acquired Company Option on the applicable Option Grant Date and each such grant was properly accounted for in accordance with IFRS in the financial statements (including the related notes) of the Company. All Acquired Company Options that were ever issued by any Acquired Company ceased to vest on the date on which the holder thereof ceased to be an employee or director of, or a consultant to, an Acquired Company. The exercise of each Acquired Company Option and the payment of cash in respect thereof complied with the terms of the applicable Acquired Company Option Plan, all Contracts applicable to such Acquired Company Option and all Legal Requirements. The Company has Made Available to Purchaser accurate and complete copies of the Acquired Company Option Plans and each form of agreement used thereunder. (d) Warrants. Part 2.3(d)-1 of the Disclosure Schedule accurately sets forth, with respect to each Company Warrant that is outstanding as of the Agreement Date: (i) the name of the holder of such Company Warrant; (ii) the class, series and total number of Company Shares that are subject to such Company Warrant and the class, series and number of Company Shares with respect to which such Company Warrant is immediately exercisable; (iii) the date on which such Company Warrant was issued and the term of such Company Warrant; and (iv) the exercise price per Company Share purchasable under such Company Warrant. Part 2.3(d)-2 of the Disclosure Schedule accurately sets forth, with respect to each Company Subsidiary Warrant that is outstanding as of the Agreement Date: (A) the name of the holder of such Company Subsidiary Warrant; (B) the class, series and total number of shares that are subject to such Company Subsidiary Warrant and the class, series and number of shares with respect to which such Company Subsidiary Warrant is immediately exercisable; (C) the date on which such Company Subsidiary Warrant was issued and the term of such Company Subsidiary Warrant; and (D) the exercise price per share purchasable under such Company Subsidiary Warrant. The Company has Made Available to Purchaser an accurate and complete copy of each Company Warrant and each Company Subsidiary Warrant. (e) No Other Securities or Agreements. Except as set forth in Parts 2.3(a), 2.3(b), 2.3(c)-1, 2.3(c)-2, 2.3(d)-1 and 2.3(d)-2 of the Disclosure Schedule, there is no: (i) issued or outstanding subscription, option, call, convertible note, warrant or right (whether or not currently exercisable) to acquire any share in the capital, membership interest or other security of any Acquired Company; (ii) outstanding security, profits interest, instrument or obligation that is or may become convertible into or exchangeable for any share in the capital, membership interest or other security of any Acquired Company; (iii) Contract under which any Acquired Company is or may become obligated to sell, grant or otherwise issue any share in the capital, membership interest or other security of any Acquired Company; or (iv) to the Knowledge of the Company, any condition or circumstance that may give rise to or provide a basis for the assertion of a valid claim by any Person to the effect that such Person is entitled to acquire or receive any share in the capital, membership interest or other security of any Acquired Company. As of the Closing, there will be no Company Subsidiary Options or Company Subsidiary Warrants outstanding. Part 2.3(e) of the Disclosure Schedule accurately identifies each Company Contract relating to any security or membership interest of any Acquired Company that contains any information rights, registration rights, financial statement requirements or other terms that would survive the Closing unless terminated or amended prior to the Closing. 6

(f) Legal Issuance. All shares in the capital, membership interests or other securities of each Acquired Company that have ever been issued or granted have been fully paid and validly issued and granted in compliance with: (i) all applicable securities laws and other applicable Legal Requirements, including all reporting requirements thereunder; (ii) all applicable Charter Documents; (iii) all applicable shareholders agreements and similar agreements (including the Existing Shareholders’ Agreement); and (iv) all requirements set forth in all applicable Contracts. None of the outstanding shares in the capital, membership interests or other securities of any Acquired Company were issued in violation of any preemptive rights or other rights to subscribe for or purchase securities or membership interests of any Acquired Company. (g) Repurchased Shares. (i) Part 2.3(g)(i)-1 of the Disclosure Schedule accurately sets forth with respect to any shares ever repurchased or redeemed by any Acquired Company on or prior to the Agreement Date: (A) the name of the seller of such shares; (B) the number, class and series of shares repurchased or redeemed; (C) the date of such repurchase or redemption; and (D) the price paid by such Acquired Company for such shares. All shares ever repurchased, redeemed, converted or cancelled by any Acquired Company were repurchased, redeemed, converted or cancelled in compliance with: (1) all applicable securities laws and other applicable Legal Requirements; (2) all applicable Charter Documents; and (3) all requirements set forth in all applicable Contracts, including the Existing Shareholders’ Agreement. Part 2.3(g)(i)-2 of the Disclosure Schedule accurately sets forth all redemption rights with respect to each Company Share in favor of the Company or the holder thereof. (ii) Without limiting the generality of Section 2.3(g)(i), none of the Repurchase Transactions: (A) conflicted with or violated any of the Charter Documents of the Company or any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of the Company; (B) conflicted with or violated any applicable securities law, corporate statute or other Legal Requirement to which the Company is or was subject; (C) resulted in any breach of or constituted a default (or an event that with notice or lapse of time or both would become a default) under, or impaired the rights of the Company or altered the rights or obligations of any Person under, or gave to any Person any right of termination, amendment, acceleration or cancellation of, or has resulted in the creation of an Encumbrance on any of the assets of any Acquired Company pursuant to, any Company Contract; or (D) contravened, conflicted with or resulted in a violation of any of the terms or requirements of, or gave any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is or was held by any of the Acquired Companies or that otherwise relates to such Acquired Company’s business or to any of the assets owned by such Acquired Company. The Company disclosed to each of the shareholders from which the Company repurchased Company Shares in the Repurchase Transactions information concerning the Acquired Companies and their businesses and prospects that was necessary to enable such shareholders to make a fully informed decision concerning the sale of such Company Shares to the Company pursuant to the Repurchase Transactions (including any financial or other information requested by any such shareholders). (h) Ungranted Equity. Part 2.3(h) of the Disclosure Schedule (i) identifies as of the Agreement Date each Company Employee or other Person who has received or may have rights under an offer letter, employment agreement or other Contract that contemplates a grant of options or other equity awards with respect to Company Shares or any other security of any Acquired Company, which options, other equity awards or other securities have not been issued or granted as of the Agreement 7

Date and (ii) specifies the number of such options, other equity awards or other securities and any promised terms with respect thereto. 2.4 Financial Statements and Related Information. (a) Delivery of Financial Statements. The Company has Made Available to Purchaser the audited consolidated financial statements (consisting of consolidated statements of financial position, consolidated income statements, consolidated statements of other comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows) of the Acquired Companies as of and for the fiscal years ended March 31, 2018, March 31, 2017, March 31, 2016 and March 31, 2015, including the notes thereto and the unqualified report and opinion of Ernst & Young Associates LLP thereon. The financial statements referred to in this Section 2.4(a) and the notes thereto are referred to collectively as the “Company Financial Statements.” (b) Fair Presentation. The Company Financial Statements were prepared in accordance with IFRS consistently applied throughout the periods covered and in accordance with the Company’s historic past practice and fairly present in all material respects the consolidated financial position, results of operations, changes in shareholders’ equity and cash flows of the Acquired Companies as of the dates, and for the periods, indicated therein. All required write-downs and reserves have been entered into the Company Financial Statements in accordance with IFRS, and the Company Financial Statements do not include any extraordinary items that are not specifically and clearly disclosed therein unless otherwise permitted by IFRS. There are no Encumbrances on any of the cash and cash equivalents reported on the Most Recent Balance Sheet. The Pre-Closing Financial Statements will be prepared in accordance with IFRS consistently applied throughout the periods covered and in accordance with the Company’s historic past practice (except that the Pre-Closing Financial Statements might not contain footnotes and are subject to customary year-end audit adjustments that, individually or in the aggregate, will not be material) and will fairly present the consolidated financial position, results of operations, changes in shareholders’ equity and cash flows of the Acquired Companies as of the dates, and for the periods, indicated therein. (c) Internal Controls. The books, records and accounts of each Acquired Company accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of such Acquired Company. The systems of internal accounting controls maintained by each Acquired Company are sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS or Indian GAAP, as applicable, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (v) violations of applicable Anti-Corruption Laws will be prevented and detected; and (vi) none of the Acquired Companies maintain any off-the-books accounts or more than one set of books or financial or other records. Part 2.4(c) of the Disclosure Schedule lists as of the Agreement Date, and the Company has Made Available to Purchaser copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls. (d) Accounts Receivable; Inventory. All of the accounts receivable of the Acquired Companies (including those accounts receivable reflected on the Company Financial Statements that have not yet been collected and those accounts receivable that have arisen since the Balance Sheet Date and have not yet been collected): (i) represent valid obligations arising from bona fide transactions entered into in the ordinary course of business and not in violation of any Legal Requirement; (ii) are carried on the records of the Acquired Companies at values determined in accordance with IFRS or 8

Indian GAAP, as applicable; and (iii) are collectible (which, for the avoidance of doubt, is not a guarantee of collection), subject to the allowance for doubtful accounts shown on the Most Recent Balance Sheet. No Person has any Encumbrance on any of such accounts receivable, and, as of the Agreement Date, no request or agreement for deduction or discount has been made with respect to any of such accounts receivable, except as fully and adequately reflected in reserves for doubtful accounts set forth in the audited consolidated statement of financial position dated March 31, 2018 (the “Balance Sheet Date”) and included in the Company Financial Statements (the “Most Recent Balance Sheet”). All inventory reported on the Most Recent Balance Sheet is stated at the lower of cost or realizable value and is expected to be sold for a value not lower than the reported book value. Any damaged, expired, non-moving or slow moving inventory has been fully provided for on the Most Recent Balance Sheet. (e) Insider Receivables. Part 2.4(e) of the Disclosure Schedule provides (i) an accurate and complete breakdown of all amounts (including loans, advances or other amounts) owed to any Acquired Company by a director, executive officer or shareholder of any Acquired Company (other than any such amount owed to the Company by an employee of any Acquired Company in the ordinary course of the Acquired Companies’ business) (“Insider Receivables”) as of the Agreement Date and (ii) an indication of whether any such amount is delinquent by more than 30 days. There will be no outstanding Insider Receivables as of the Closing. 2.5 Liabilities. (a) No Liabilities. No Acquired Company has any material Liability, other than: (i) liabilities identified as such in the “liabilities” column of the Most Recent Balance Sheet; (ii) liabilities that have been incurred since the date of the Most Recent Balance Sheet in the ordinary course of business and consistent with past practices; (iii) obligations that (A) exist under Company Contracts, (B) are expressly set forth in and identifiable by reference to the text of such Company Contracts and (C) are not required to be identified as liabilities in a balance sheet prepared in accordance with IFRS; and (iv) Company Transaction Expenses identified in the Company Consideration Spreadsheet. For purposes of this Section 2.5(a), the mere existence, in and of itself, of a claim, complaint or notice from a third party alleging wrongdoing by any Acquired Company that is asserted or delivered after the Agreement Date shall not constitute an unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional or other liability or obligation of the Acquired Companies as of the Closing Date and accordingly shall not constitute a breach of this Section 2.5(a). Without limiting the generality of the foregoing: (1) immediately after the Closing, the Company will have no Liability to any shareholder or former shareholder of the Company arising out of or relating to any breach of any representation or warranty made by the Company under any deed, side letter, share purchase or investment agreement or any other similar Contract or by virtue of any indemnification or similar obligation of the Company (other than the D&O Indemnification Obligations); and (2) following the Closing, the Company will not incur or otherwise become subject to any Liability to any shareholder or former shareholder of the Company based on any deed, side letter, share purchase or investment agreement or any other similar Contract executed at any time prior to the Closing. (b) Indebtedness. Part 2.5(b) of the Disclosure Schedule sets forth an accurate and complete list of all Company Indebtedness as of the Agreement Date, identifying the creditor or creditors to which such Indebtedness is owed, the name of such creditor or creditors, the type of instrument under which such Indebtedness is evidenced or the agreement under which such Indebtedness was incurred and the aggregate principal amount of such Indebtedness as of the close of business on the date of this Agreement. No Company Indebtedness contains any restriction upon: (i) the prepayment of any of such Indebtedness; (ii) the incurrence of any other Indebtedness by any Acquired Company; or (iii) the ability of any Acquired Company to grant any Encumbrance on any of its assets. 9

No Acquired Company is in default with respect to any Company Indebtedness and no payment with respect to any Company Indebtedness is past due. No Acquired Company has received any notice of a default, alleged failure to perform or any offset or counterclaim with respect to any Company Indebtedness (which allegations, in the case of notices received after the Agreement Date, are valid). Neither the consummation of any of the Contemplated Transactions nor the execution, delivery or performance of any Transaction Document will, or would reasonably be expected to, cause or result in a default, breach or acceleration, automatic or otherwise, of any condition, covenant or any other term of any Company Indebtedness. No Acquired Company has guaranteed or otherwise become liable for any Indebtedness of any other Person (other than an Acquired Company). (c) No Off-Balance Sheet Arrangements. No Acquired Company has ever effected or otherwise been involved in any off-balance sheet arrangement. For purposes of this Section 2.5(c), “off−balance sheet arrangement” means any transaction or Contract to which an Entity unconsolidated with an Acquired Company is a party and under which such Acquired Company has: (i) any obligation under a guarantee Contract pursuant to which such Acquired Company could be required to make any payment to the guaranteed party, including any standby letter of credit, market value guarantee, performance guarantee, indemnification agreement, keep-well or other support agreement; (ii) any retained or contingent interest in any asset transferred to such unconsolidated Entity that serves as credit, liquidity or market risk support to the Entity in respect of such asset; (iii) any variable interest held in such unconsolidated Entity where such Entity provides any financing, liquidity, market risk or credit risk support to, or engages in any leasing, hedging or research and development service with, such Acquired Company; and (iv) any other similar liability or obligation (whether absolute, accrued, contingent or otherwise) that would not be required to be reflected in the Company Financial Statements. (d) Director, Executive Manager and Officer Indemnification. To the Knowledge of the Company, as of the Agreement Date, no event has occurred, and no circumstance or condition exists, that has resulted in, or that will or would reasonably be expected to result in, any claim for indemnification, reimbursement, contribution or the advancement of expenses by any Company Employee (other than a claim for reimbursement by an Acquired Company, in the ordinary course of business, of travel expenses or other out-of-pocket expenses of a routine nature incurred by such Company Employee in the course of performing such Company Employee’s duties for such Acquired Company) or any agent of any Acquired Company pursuant to: (i) the terms of the Charter Documents of such Acquired Company; (ii) any indemnification agreement or other Contract between such Acquired Company and any such Company Employee or agent; or (iii) any applicable Legal Requirement. (e) Claims by Securityholders. As of the Agreement Date, no event has occurred, and to the Knowledge of the Company no circumstance or condition exists, that has resulted in, or that will or would reasonably be expected to result in, any Liability of any Acquired Company to any current, former or alleged securityholder of any Acquired Company in such Person’s capacity (or alleged capacity) as a securityholder of such Acquired Company (other than in connection with the exercise of rights granted to such securityholder pursuant to the Charter Documents of such Acquired Company, any Contract with such Acquired Company or applicable Legal Requirements). 2.6 Absence of Changes. Between March 31, 2018 and the Agreement Date: (a) there has not been any Material Adverse Effect (it being understood that, for purposes of this Section 2.6(a) only, all references to “the Agreement Date” in clauses “(i),” “(ii),” “(iii)” “(iv),” “(v)” and “(viii)” of the definition of “Material Adverse Effect” in Exhibit A shall be deemed to refer to “March 31, 2018”); 10

(b) each Acquired Company has: (i) used commercially reasonable efforts to (A) preserve intact its current business organization, (B) keep available the services of its current officers employees and independent contractors (other than terminations for cause), (C) preserve its relationships with material customers, material suppliers, landlords, creditors and others having business dealings with it and (D) maintain its material assets in their current condition, except for ordinary wear and tear; (ii) repaired, maintained or replaced all material equipment in accordance with the normal standards of maintenance applicable in the industry; (iii) used commercially reasonable efforts to renew any Contract that was a Material Contract, to the extent such Contract was up for renewal or otherwise terminating during such period; (iv) paid all material accounts payable and other ordinary course operating liabilities as they became due; (v) prepared and filed or caused to be prepared and filed any Tax Returns that were required to be filed and paid all Taxes due with respect to such Tax Returns within the time and in the manner required by applicable Legal Requirements; and (c) none of the Acquired Companies has taken any action, or authorized, committed or agreed to take any action that, if taken during the Pre-Closing Period, would require Purchaser’s consent under Section 4.2. 2.7 Title to Property and Assets. (a) The Acquired Companies own, and have good and valid title to, all tangible assets purported to be owned by them, including: (i) all tangible assets reflected on the Most Recent Balance Sheet; and (ii) all other tangible assets reflected in the books and records of the Acquired Companies as being owned by the Acquired Companies. All such tangible assets are owned by the applicable Acquired Company free and clear of any Encumbrances (other than Permitted Encumbrances). All material Company Personal Property: (A) is in good operating condition and repair (ordinary wear and tear excepted) and is adequate for the conduct of each of the Acquired Companies’ respective businesses as they are currently conducted; (B) is available for immediate use in the business and operation of the Acquired Companies as currently conducted; and (C) permits each Acquired Company to operate in accordance with applicable Legal Requirements. (b) Part 2.7(b) of the Disclosure Schedule identifies as of the Agreement Date all Company Personal Property that is material to the business of the Acquired Companies and that is being leased to any Acquired Company for monthly lease payments in excess of $100,000. 2.8 Bank Accounts. Part 2.8 of the Disclosure Schedule provides as of the Agreement Date the following information with respect to each account maintained by or for the benefit of any Acquired Company at any bank or other financial institution: (i) the name of the bank or other financial institution at which such account is maintained; (ii) the account number; (iii) the type of account; and (iv) the names of all Persons who are authorized to sign checks or other documents with respect to or otherwise access such account. 11

2.9 Real Property. (a) No Owned Real Property. No Acquired Company owns (or has ever owned) any real property or any interest in real property (other than a leasehold interest). (b) Leaseholds. Part 2.9(b) of the Disclosure Schedule sets forth as of the Agreement Date an accurate and complete list of each lease (i) pursuant to which any real property (or any interest in real property) that is occupied by any Acquired Company (other than the Specified Subsidiary) on the Agreement Date and involves premises measuring in excess of 2,000 square feet is leased or licensed to or by any Acquired Company (other than the Specified Subsidiary); (ii) pursuant to which any real property (or any interest in real property) that is occupied by the Specified Subsidiary on the Agreement Date and involves premises measuring in excess of 10,000 square feet is leased or licensed to or by the Specified Subsidiary; or (iii) pursuant to which any real property (or any interest in real property) that constitutes a “mother hub” is leased or licensed to or by any Acquired Company. The Company has Made Available to Purchaser accurate and complete copies of all such Company Leases. Each Company Lease is in good standing and in full force and effect. An Acquired Company has valid leasehold title to each Leased Real Property, in each case, free and clear of any Encumbrances (other than Permitted Encumbrances). With respect to each Company Lease: (A) all rents and additional rents have been paid; (B) no waiver, indulgence or postponement of the lessee’s obligations has been granted by the lessor; (C) the relevant Acquired Company has at all times complied with the terms of each Company Lease; (D) there have been no events of default which, taken together, would entitle the lessor to terminate any Company Lease; (E) no event has occurred or circumstance or condition exists which, with the giving of notice, the lapse of time or the happening of any other event or condition, will or would reasonably be expected to become a default under any Company Lease on the part of any Acquired Company; and (F) to the Knowledge of the Company, all of the covenants to be performed by any other party under any Company Lease have been fully performed. All of the structures, facilities, fixtures, systems, improvements and other items of property owned by any Acquired Company and located on any Leased Real Property are suitable in all material respects for the purpose of conducting the business of such Acquired Company and as of the Agreement Date, no Acquired Company has received any notice or other communication stating that the operation thereof by such Acquired Company as currently conducted is in violation of any Company Lease, any applicable building code, zoning ordinance, Contract or any other applicable Legal Requirement. To the Knowledge of the Company, no parcel of Leased Real Property is subject to any decree or order of a Governmental Entity to be sold or is being condemned, expropriated or otherwise taken by any Governmental Entity in a manner which will, or would reasonably be expected to, deprive any Acquired Company of its leasehold interest therein. 2.10 Intellectual Property. (a) Scheduled IP. Part 2.10(a) of the Disclosure Schedule accurately identifies each of the following as of the Agreement Date: (i) all Patents owned or filed by or on behalf of any Acquired Company, or to which any Acquired Company has exclusive rights in any field or territory, including for each Patent: (A) the country of filing; (B) the record owner and, if different, the legal owner and beneficial owner; (C) the issuance or filing number; (D) the date of issue or filing; (E) the expiration date; (F) the title; and (G) an accurate status of prosecution and maintenance; (ii) all registered or pending Trademarks owned or filed by or on behalf of, any Acquired Company, or to which any Acquired Company has exclusive rights in any field or territory, including for each Trademark: (A) the country of filing; (B) the record owner and, if 12 different, the legal owner and beneficial owner; (C) the relevant international class; (D) the registration or application number; (E) the date of registration or filing; and (F) the expiration date; (iii) all material unregistered Trademarks owned by any Acquired Company, or to which any Acquired Company has exclusive rights in any field or territory; (iv) all material registered copyrights and applications for registration of material copyrights owned or filed by or on behalf of any Acquired Company, or to which any Acquired Company has exclusive rights in any field or territory, including for each copyright registration: (A) the country of filing; (B) the record owner and, if different, the legal owner and beneficial owner; (C) the registration or filing number; (D) the date of registration or filing; and (E) the expiration date; (v) all internet domain names owned by, or registered to or by, any Acquired Company or used in the business or operations of any Acquired Company; and (vi) each other item of material Registered IP in which any Acquired Company has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise) or any exclusive rights in any field or territory. Part 2.10(a) of the Disclosure Schedule also identifies any other Person that has an ownership interest in any item of Registered IP or any unregistered Trademark, in each case that is identified or required to be identified in Part 2.10(a) of the Disclosure Schedule, and the nature of such ownership interest. The Company has Made Available to Purchaser complete and accurate copies of all applications, registrations, correspondence with any Governmental Entity, assignments and other material documents related to each item of Registered IP identified or required to be identified in Part 2.10(a) of the Disclosure Schedule. (b) Inbound Licenses. Part 2.10(b) of the Disclosure Schedule accurately identifies as of the Agreement Date: (i) each Contract pursuant to which any Acquired Company has been granted any license under, in or to, or has otherwise received or acquired any right, title or interest (whether or not currently exercisable and including a right to receive a license) in, or any embodiment of, any Intellectual Property or Intellectual Property Right (other than (A) non-exclusive licenses to “off-the- shelf” third party Computer Software that is: (1) licensed to the Acquired Companies on generally available, standard commercial terms for less than $100,000 per annum or $200,000 in the aggregate; (2) not distributed by any Acquired Company, is not incorporated or embodied in any Company Product that is distributed to third parties; and (3) not otherwise material to the operation of any Company Website; and (B) licenses to Open Source Code set forth in Part 2.10(n)(i) of the Disclosure Schedule); and (ii) whether the licenses or rights granted to or received or acquired by the Acquired Company in each such Contract are exclusive. For purposes of this Section 2.10, Section 2.11 and Section 4.2, a covenant not to assert, standstill or other immunity under any Intellectual Property Right will be deemed to be a license. (c) Outbound Licenses. The Company has Made Available to Purchaser each Contract pursuant to which any Person has, as of the Agreement Date, been granted any license under, in or to, or otherwise has received or acquired any right, title or interest (whether or not currently exercisable and including a right to receive a license) in, or any embodiment of, any Company IP, other than (A) non-exclusive licenses granted to Acquired Company customers on the standard form EULA Made Available to Purchaser pursuant to Section 2.10(e) and (B) non-exclusive, end-user licenses (without rights of further redistribution or resale) to Company Products that have been granted by 13

Acquired Companies to Acquired Company customers in the ordinary course of business under Contracts with total compensation paid or payable to the Acquired Companies of less than $200,000. No Acquired Company is bound by, and no Company IP is subject to, any Contract containing any covenant or other provision that in any material respect limits or restricts the ability of any Acquired Company to use, exploit, assert or enforce (1) any Company IP owned or purported to be owned by any Acquired Company anywhere in the world or (2) any Company IP exclusively licensed to an Acquired Company with respect to which the Acquired Company has enforcement rights (collectively, “Owned Company IP”). (d) Royalty Obligations. Part 2.10(d) of the Disclosure Schedule contains a complete and accurate list and summary as of the Agreement Date of all royalties and other similar amounts payable periodically by any Acquired Company to any other Person upon or for the use of any Company IP. (e) Standard Form IP Agreements. The Company has Made Available to Purchaser a complete and accurate copy of each standard form of Company IP Contract used by any of the Acquired Companies as of the Agreement Date, including each standard form of: (i) end user license agreement, subscription agreement, or terms of use or service (each a “EULA”); (ii) employee agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights; (iii) consulting or independent contractor agreement; (iv) confidentiality or nondisclosure agreement; and (v) API or data license agreement. Each user of any Company Website is subject to valid and enforceable web site terms of use in the form Made Available to Purchaser pursuant to this Section 2.10(e). No Acquired Company has distributed to any third party any Computer Software that constitutes a Company Product except pursuant to a valid and enforceable EULA in the form Made Available to Purchaser pursuant to this Section 2.10(e). (f) Ownership. The Acquired Companies collectively are the sole and exclusive owner of all right, title and interest to and in the Company IP (other than Intellectual Property Rights validly licensed to any of the Acquired Companies, as identified in Part 2.10(b) of the Disclosure Schedule or expressly exempted from the disclosure requirements under Section 2.10(b)) free and clear of any Encumbrances (other than Permitted Encumbrances and licenses that are identified in Part 2.10(c) of the Disclosure Schedule or are expressly exempted from the disclosure requirements under Section 2.10(c)). Without limiting the generality of the foregoing: (i) all documents and instruments necessary to establish, perfect and maintain the rights of any Acquired Company in any Owned Company IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Entity (or validly registered with the appropriate registrar in the case of domain names and the like); (ii) each Company Employee and each other Person who is or was involved in the creation or development of any Company Product or any other material Intellectual Property or material Intellectual Property Rights (each, an “IP Developer”) has signed a valid and enforceable agreement containing (A) an irrevocable assignment to a Acquired Company of (or a provision of similar effect vesting in an Acquired Company and guaranteeing such Acquired Company’s full and absolute right, title and interest to) all Intellectual Property and Intellectual Property Rights pertaining to any Company IP or Company Product or that were created or developed by such IP Developer in the course of that IP Developer’s work for any Acquired Company and (B) confidentiality provisions protecting the Trade Secrets and other non-public elements of Company Products and such Intellectual Property and Intellectual Property Rights, and no such IP Developer has any obligation to any Person (other than the Acquired Companies) with respect to such Company Product, Intellectual Property or Intellectual Property Rights; 14

(iii) each Acquired Company has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all Trade Secrets and other proprietary or confidential information pertaining to the Acquired Companies, the Company IP, the Company Products, or the business of the Acquired Companies (including any confidential information owned by any Person to whom any Acquired Company has a confidentiality obligation); (iv) the Acquired Companies (A) own, license, or otherwise have all Intellectual Property and Intellectual Property Rights needed to conduct the business of the Acquired Companies as currently conducted and (B) own, license or otherwise can obtain on commercially reasonable terms all Intellectual Property and Intellectual Property Rights needed to conduct the business of the Acquired Companies as currently planned by the Acquired Companies to be conducted, and, after the Closing, each Acquired Company will continue to have all Intellectual Property and Intellectual Property Rights needed to conduct each of the businesses of the Acquired Companies as currently conducted and currently planned by the Acquired Companies to be conducted; (v) no funding, facilities, or personnel of any Governmental Entity or any university or educational institution or research center were used, directly or indirectly, to develop or create, in whole or in part, any Company IP, and no Governmental Entity, university, or other educational institution or research center has any ownership in or rights under, in or to any Company IP; (vi) no Acquired Company is or ever was a member or promoter of, or a contributor to, any industry standards body or similar organization that requires or obligates any Acquired Company to grant or offer to any other Person any license or right under, in or to any Company IP; and (vii) no director, officer, executive manager or IP Developer of any Acquired Company is (A) bound by or otherwise subject to any Contract restricting in any material respect that director, officer, executive manager or IP Developer from performing such director’s, officer’s, executive manager’s or IP Developer’s duties for any Acquired Company, (B) in breach of any Contract with any former employer or other Person concerning Intellectual Property Rights or confidentiality due to such director’s, officer’s, executive manager’s or IP Developer’s activities as a director, officer, executive manager or IP Developer of an Acquired Company, (C) to the Knowledge of the Company subject to any Contract with any other Person that requires such officer, executive manager or other IP Developer to assign any interest in inventions or other Intellectual Property or Intellectual Property Rights or (D) to the Knowledge of the Company, subject to any Contract with any other Person that requires such officer, executive manager or IP Developer to keep confidential any Trade Secrets, proprietary data, customer lists or other business or technical information that such officer, executive manager or IP Developer has disclosed to any Acquired Company or has used in such officer’s, executive manager’s or other IP Developer’s work for any Acquired Company (other than standard confidentiality and nondisclosure agreements entered into in the ordinary course of business as part of such Person’s work for an Acquired Company). (g) Valid and Enforceable. All Owned Company IP that is Registered IP is valid and subsisting and, except with respect to pending applications for Owned Company IP, enforceable. Without limiting the generality of the foregoing: 15

(i) no Trademark owned or for which registration has been applied for by an Acquired Company conflicts or interferes with any Trademark owned, used or for which registration has been applied for by any other Person in the applicable jurisdiction, and each Acquired Company has taken reasonable steps to police the use of its Trademarks in the jurisdictions where such Acquired Company has registered, or is currently registering such Trademark; (ii) no interference, opposition, cancellation, reissue, review, reexamination or other Legal Proceeding is or has been pending or, to the Knowledge of the Company, threatened, in which the ownership, scope, validity or enforceability of any Owned Company IP is being, has been, or would reasonably be expected to be contested or challenged, and, to the Knowledge of the Company, there is no basis for a claim that any Owned Company IP is invalid or unenforceable; (iii) all necessary registration, maintenance and renewal fees in respect of the Company IP owned by any Acquired Company that is Registered IP have been paid and all necessary documents and certificates have been filed with the relevant Governmental Entity for the purpose of maintaining such Company IP; and (iv) no act has been done, or omitted to be done, by any of the Acquired Companies, as a result of which (A) any Owned Company IP has been or would reasonably be expected to be, impaired in any material respect or placed in the public domain or (B) any Person has been or would reasonably be expected to be entitled to cancel, forfeit, modify or consider abandoned, any Company IP. (h) No Third Party Infringement of Company IP. To the Knowledge of the Company, as of the Agreement Date, (i) no Person has infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Company IP, nor has any Acquired Company acquiesced in the unauthorized use by any Person of any Company IP and (ii) there are no circumstances likely to give rise to any of the foregoing. The Company has Made Available to Purchaser a complete and accurate copy of each letter or other written or electronic communication or correspondence that has been sent by or to any Acquired Company regarding any actual, alleged or suspected infringement, misappropriation or other violation of any Company IP as of the Agreement Date. Part 2.10(h) of the Disclosure Schedule accurately provides a brief description of the current status of the matter referred to in each such letter, communication or correspondence Made Available or required to be Made Available under this Section 2.10(h). (i) Effects of This Transaction. Neither the execution, delivery or performance of this Agreement or any other Transaction Document nor the consummation of any of the Contemplated Transactions will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare: (i) a loss of, or Encumbrance on, any Company IP; (ii) a breach of or default under any Company IP Contract; (iii) the release, disclosure or delivery of any Company IP or Company Product by or to any escrow agent or other Person; (iv) the grant, assignment or transfer to any other Person of any license or other right or interest under, in or to any of the Company IP; or (v) by the terms of any Company Contract, a reduction of any royalties, revenue sharing, or other payments any of the Acquired Companies would otherwise be entitled to with respect to any Company IP. (j) No Infringement of Third Party IP Rights. No Acquired Company has ever infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated or made unlawful use of any Intellectual Property or Intellectual Property Right of any other Person. No Company Software or Company Product infringes, violates or makes unlawful use of any 16

Intellectual Property Right of, or contains any Intellectual Property misappropriated from, any other Person. Without limiting the generality of the foregoing: (i) no infringement, misappropriation or similar claim or Legal Proceeding is pending or, to the Knowledge of the Company, threatened against any Acquired Company or against any other Person who is or may be entitled to be indemnified, defended, held harmless or reimbursed by any Acquired Company with respect to any such claim or Legal Proceeding, and no Acquired Company has ever received any written or, to the Knowledge of the Company, notice or other written communication requesting, claiming, or demanding any of the foregoing with respect to any such claim or Legal Proceeding and, to the Knowledge of the Company, there are no circumstances likely to give rise to any of the foregoing; and (ii) no Acquired Company has ever received any written or, to the Knowledge of the Company, notice or other written communication relating to any actual, alleged or suspected infringement, misappropriation, violation or unlawful use by any Company Product or Company Software, or by any Acquired Company, of any Intellectual Property or Intellectual Property Rights of another Person, including any letter or other written communication suggesting or offering that any Acquired Company obtain a license to any Intellectual Property Rights of another Person. Section 2.10(j)(ii) specifically excludes notices received and handled by Acquired Companies under the policy described below. The Acquired Companies have established and maintained a policy for (x) receipt of notices of potential infringements, misappropriations or violations of the rights of third parties (including Intellectual Property Rights) due to information included in listings on the Company Websites or Company Software or due to merchandise, goods, or other items included in such listings or sold through such Company Websites or Company Software (whether by or through any Acquired Company or any third party) and (y) take-down from the Company Websites and Company Software of listings and merchandise, goods, or other items complained about in such notices. The Acquired Companies use commercially reasonable efforts to comply with such policy in a prompt and timely manner. Except as set forth in Part 2.10(j) of the Disclosure Schedule, no claim or Legal Proceeding is pending, or to the Knowledge of the Company, has been threatened, against any Acquired Company arising from or related to any listing on any Company Website or Company Software, any merchandise, good or other item included in any such listing or sold through any Company Website or Company Software, or any failure by any Acquired Company to comply with such policy. (k) No Harmful Code. None of the Computer Software (including websites, smart phone or tablet applications, HTML code and firmware) owned, developed (or currently being developed), used, marketed, distributed, licensed, made available or sold by an Acquired Company (excluding any “off-the-shelf” third party Computer Software that is licensed to an Acquired Company on generally available, standard commercial terms (including Open Source Code), is not distributed by an Acquired Company, is not incorporated into or made a part of any product or service of any Acquired Company and is not otherwise material to the business of the Acquired Companies) (collectively, “Company Software”) contains any “back door,” “drop dead device,” “malware,” “ransomware,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any material respect the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging, destroying, encrypting or denying access to any data or file without the user’s consent. 17

(l) Bugs. None of the Company Software: (i) contains any bug, defect, or error that adversely affects, in any material respect, the use, functionality, security, or performance of such Company Software or any product or system containing or used in conjunction with such Company Software; or (ii) fails to comply in any material respect with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such Company Software or any product or system containing or used in conjunction with such Company Software. (m) Source Code. The source code for all Company Software contains clear and accurate annotations and programmer’s comments, and otherwise has been documented in a professional manner that is both: (i) consistent with customary code annotation conventions and best practices in the software industry; and (ii) sufficient to independently enable a programmer of reasonable skill and competence in a similar industry to understand, analyze, and interpret program logic, correct errors and improve, enhance, modify and support the Company Software. No source code for any Company Software has been delivered, licensed or made available to any escrow agent or other Person who is not, as of the Agreement Date, an employee or contractor of an Acquired Company. No Acquired Company has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Company Software to any escrow agent or other Person. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the delivery, license or disclosure of the source code for any Company Software to any other Person. (n) Use of Open Source Code. (i) The Company has Made Available to Purchaser a schedule that identifies and describes, as of the Agreement Date: (A) the licenses for Open Source Code that are approved for use by IP Developers, which constitute the only licenses for Open Source Code used by the Acquired Companies (including in any mobile applications not covered by clause “(B)” below); and (B) (1) each item of Open Source Code that is contained in, distributed or made available with any Company mobile application; (2) the version or versions of each such items of Open Source Code identified or required to be identified under Section 2.10(n)(i)(B); (3) the applicable license terms for each such item of Open Source Code; and (4) the Company mobile application to which each such item of Open Source Code relates. (ii) Each Acquired Company’s use, marketing, distribution, licensing, and sale of Company Software does not violate any license terms applicable to any item of Open Source Code, and each Acquired Company has all rights in each item of Open Source Code identified in the schedule Made Available to Purchaser pursuant to Section 2.10(n)(i) as needed for the Acquired Companies to conduct the business of the Acquired Companies as currently conducted and currently planned by the Acquired Companies to be conducted, without violation of any license terms pertaining to such Open Source Code. (iii) No Company Software contains, is distributed or made available with or is derived from Open Source Code that is licensed under any terms that: (A) impose or purport to impose a requirement or condition that any Acquired Company grant a license under or refrain from asserting or enforcing any of its Intellectual Property Rights, or that any Company Software or part thereof be (1) disclosed or distributed in source code form, (2) licensed for making modifications or derivative works, or (3) redistributable at no charge; or (B) impose or purport to impose any other material limitation, restriction, or condition on the right or ability of any Acquired Company to use or distribute any Company Software. 18

(o) Privacy Policies. Each Company Privacy Policy: (i) is incorporated into the applicable Acquired Company’s EULA; (ii) states that User Data may be transferred in a merger, acquisition, reorganization, or sale of assets; and (iii) states that sensitive Personal Data is not collected automatically by any Company Website or any Company Software. Each Acquired Company requires, and has required, each user of any Company Website or Company Software to agree and consent to all applicable Company Privacy Policies. Each Acquired Company and the Company Software has complied at all times with all applicable Company Privacy Policies and with all applicable Privacy Laws pertaining to the Processing of data, User Data, Personal Data, data security, and spyware. Without limiting the foregoing, each Acquired Company has Processed all User Data pursuant to, and in accordance with the terms of, valid and enforceable Company Privacy Policies and applicable Legal Requirements. No Acquired Company has received notice from, nor been subject to, enquiries by any Governmental Entity regarding non-compliance or alleged non-compliance by such Acquired Company with any Privacy Laws. No individual has alleged that an Acquired Company has failed to comply with any Privacy Laws, or claimed compensation from an Acquired Company for alleged failure to comply with any Privacy Laws (including for unauthorized disclosure of Personal Data). No Acquired Company has obtained, collected or used any User Data or Personal Data, or possessed any data that is not publicly available, in violation or breach of any Company Privacy Policy, Company Contract, or applicable Legal Requirement. Neither the execution, delivery or performance of this Agreement or any of the other Transaction Documents nor the consummation of any of the Contemplated Transactions will result in any violation of any Company Privacy Policy, Company Contract, or any Privacy Law. (p) Ownership and Use of Data. All Company Data is owned by the Acquired Companies, free and clear of any Encumbrances (other than Permitted Encumbrances). The Acquired Companies have all necessary and required rights to use, reproduce, modify, create derivative works of, license, sublicense, distribute and otherwise exploit the data contained in the Company Data, including in connection with the operation of the business of each Acquired Company. The Acquired Companies have complied with all applicable Legal Requirements, Contracts, and Company Privacy Policies in the Processing and other exploitation of Company Data. (q) Information Technology. All Company IT Systems have been properly maintained by technically competent personnel, in accordance with standards set by the manufacturers or otherwise in accordance with standards prudent in the industry, to ensure proper operation, monitoring and use. The Company IT Systems are in good working condition to effectively perform all information technology operations necessary to conduct the business of the Acquired Companies. No Acquired Company has experienced since March 31, 2015 any material disruption to, or material interruption in, the conduct of business attributable to a defect, bug, breakdown or other failure or deficiency of the Company IT Systems. Each of the Acquired Companies have taken commercially reasonable measures to provide for the back-up and recovery of the data and information necessary to the conduct of the business of such Acquired Company (including such data and information that is stored on magnetic or optical media in the ordinary course) without material disruption to, or material interruption in, the conduct of the business of such Acquired Company. No Acquired Company is in material breach of any Contract related to any Company IT System, nor has any notice been served alleging any such breach or seeking to terminate the foregoing nor is any Acquired Company aware of any event that, with the passage of time or the giving of notice, or both, would constitute a breach of any Company Contract related to any Company IT System. (r) Information Security. Each of the Acquired Companies have implemented and is in compliance with a written information security program that: (i) includes administrative, technical and physical safeguards designed to safeguard the security, confidentiality, and integrity of transactions and Company Data; (ii) is designed to protect against unauthorized access to the Company IT Systems 19 and Company Data and the systems of any third party service providers that have access to Company Data or Company IT Systems; and (iii) complies with applicable Legal Requirements and meets generally-accepted standards in the industry of such Acquired Company. Since March 31, 2015, no Acquired Company has suffered a security breach with respect to any of the Company Data or Company IT Systems. No breach or violation of any security program described above has occurred or, to the Knowledge of the Company, is threatened, and there has been no unauthorized or illegal use of or access to any Company Data. No Acquired Company has notified or has been required to notify any Person of any information security breach involving Personal Data. Each of the Acquired Companies is in full compliance with all information security control and audit requirements as provided by credit or payment card companies for all payment card collection and processing activities. With respect to transactions processed in any way (including any processing, storing or communication of transaction data or payment card data) by any Acquired Company for or on behalf of any Person, the Company is and at all times has been in compliance in all material respects with Level 3 of the Payment Card Industry Data Security Standard, to the extent required, as it may be amended from time to time (the “PCI-DSS”). Any software application or online service that is intended to be used to process financial or credit card transactions (including any processing, storing or communication of transaction data or credit card data) and is provided by any Acquired Company to any Person, is in compliance with the PCI-DSS. (s) Personal Data. Each Company Database that is required to be registered under any applicable Legal Requirement has been duly registered and maintained. No breach or violation of any such security policy has occurred or, to the Knowledge of the Company, is threatened, and there has been no unauthorized or illegal use of or access to any of the data or information in any of the Company Databases. Each Acquired Company has acquired, Processed, and exploited all Personal Data pursuant to, and in accordance with the terms of, valid and enforceable Contracts. No Acquired Company has obtained or Processed any Personal Data, or possessed any data that is not publicly available, in violation or breach of any Company Contract or applicable Legal Requirement. (t) Use of Name; Trademark Rights. The Acquired Companies (i) are the exclusive owner of all Trademark rights in the Flipkart name, Flipkart stylized marks and Flipkart logos (collectively, “Flipkart Marks”) and (ii) have the exclusive right to use the Flipkart Marks (including the www.Flipkart.com domain name and other domain names used by any Acquired Company that include Flipkart) for the operation of the Acquired Companies’ businesses and any similar or related businesses. No Flipkart Mark conflicts or interferes with any Trademark owned, used or for which registration has been applied for by any other Person in each jurisdiction where an Acquired Company uses, has registered or is currently registering a Flipkart Mark, and each Acquired Company has taken reasonable steps to police the use of the Flipkart Marks. Each Flipkart Mark that is Registered IP is and at all times has been in compliance with all Legal Requirements and all filings, payments and other actions required to be made or taken to maintain such Flipkart Mark in full force and effect have been made and taken by the applicable deadline, in each case, in the jurisdictions where such Acquired Company uses, has registered, or is currently registering such Flipkart Mark. 2.11 Contracts. (a) List of Contracts. Part 2.11(a) of the Disclosure Schedule sets forth as of the Agreement Date an accurate and complete list (grouped according to the categories described in the subsections below) of all Company Contracts of the following nature or that contain provisions of the following nature: (i) each Company Contract (A) relating to the voting or any other right or obligation of a shareholder of any Acquired Company or (B) affecting or dealing with any 20 security or membership interest of any Acquired Company, including any restricted share agreement or escrow agreement (but excluding any stock option agreement on any Acquired Company’s standard form Made Available to Purchaser); (ii) each Company Contract (A) relating to any merger, consolidation, reorganization, amalgamation, scheme or plan of arrangement, share purchase or any similar transaction involving any Acquired Company, (B) relating to the acquisition, sale, spin-off or outsourcing of any Subsidiary or business unit of any Acquired Company or (C) involving the acquisition, issuance or transfer of any security or membership interest of any Entity, other than an Acquired Company; (iii) each Company Contract for the sale of any of the material assets of any Acquired Company, other than in the ordinary course of business, or for the grant to any Person of any preferential right to purchase any of the material assets of any Acquired Company; (iv) each Company Contract relating to the hosting of any Company Website or the operation of any platform of any Acquired Company; (v) each Company Contract creating, providing for, requiring, governing or otherwise relating to any partnership, joint venture, strategic alliance or any sharing of revenues, profits, losses, costs or liabilities or any similar arrangement; (vi) each Company Contract imposing any restriction on any Acquired Company’s ability to: (A) compete with any other Person; (B) acquire any product or other asset or any service from any other Person, to sell any product or other asset to or perform any service for any other Person or to transact business or deal in any other manner with any other Person; (C) develop or distribute any Owned Company IP; (D) use or otherwise exploit any Owned Company IP; or (E) manufacture any product; (vii) each Company Contract: (A) granting any exclusive or preferential right to license, market, sell or deliver any of the Company Products or Company IP; (B) containing any “most favored nation” or “most favored customer” or similar provision in favor of any other Person; or (C) otherwise contemplating an exclusive or preferential relationship between any Acquired Company and any other Person, including with respect to placement of content or advertising on any Company Website or Company Software; (viii) each Company Contract, excluding purchase orders for goods and services issued in the ordinary course of business, that contemplates or involves: (A) the payment or delivery of cash or other consideration by any Acquired Company in an amount in excess of $10,000,000 in the aggregate when taken together with all other Company Contracts involving such Person or such Person’s Affiliates between April 1, 2017 and March 31, 2018; or (B) the performance of services involving the payment or delivery of cash or other consideration in excess of $10,000,000 in the aggregate when taken together with all other Company Contracts involving such Person or such Person’s Affiliates between April 1, 2017 and March 31, 2018; and (ix) any other Company Contract, the termination of which will or would reasonably be expected to have a material adverse effect on the business, condition, assets, liabilities, operations or results of operations of the Acquired Companies, taken as a whole. (b) Delivery of Contracts; Etc. The Company has Made Available to Purchaser accurate and complete copies of all written Contracts identified, or required to be identified, in 21

Part 2.11(a) of the Disclosure Schedule, including all amendments thereto. All Material Contracts are in full force and effect, and are valid and enforceable by the applicable Acquired Company in accordance with their terms, subject only to the Enforceability Exception. (c) No Breach. No Acquired Company, and, to the Knowledge of the Company, no other party, is in default under or in breach of any Material Contract. No undisputed payment or other obligation of any Acquired Company is more than 30 days past due under any Material Contract. No event has occurred, and no circumstance or condition exists, that, with notice, the passage of time or both, could reasonably be expected to: (i) constitute a default under or result in a violation or breach of any of the provisions of any Material Contract; (ii) give any Person the right to declare a default or exercise any remedy under any Material Contract; (iii) give any Person the right to accelerate the maturity or performance of any Material Contract; or (iv) give any Person the right to cancel, terminate or modify any Material Contract. No party to any Material Contract has validly exercised (or, as of the Agreement Date, purported or threatened to exercise) any termination right with respect to any Material Contract other than an exercise of a termination right at the end of the term of such Material Contract that did not arise out of, or relate to, any breach of or default under such Material Contract by any Acquired Company. No Acquired Company has received any notice of a default, an alleged failure to perform or an offset or counterclaim with respect to any Material Contract (which allegations, in the case of notices received after the Agreement Date, are valid) that has not been fully remedied and withdrawn. Each Material Contract that is required to be stamped and registered under any applicable Legal Requirement has been duly stamped and registered in compliance with such Legal Requirement. (d) No Renegotiation. No Person has a contractual right pursuant to the terms of any Material Contract to renegotiate any amount paid or payable to any Acquired Company under any Material Contract or any other material term or provision of any Material Contract and the consummation of the Contemplated Transactions will not affect the enforceability against any Person of any Material Contract. (e) Standard Form Customer Contracts. The Company has Made Available to Purchaser a complete and accurate copy of each standard form of customer Contract used by any Acquired Company. (f) Outstanding Indemnities. No Acquired Company has, or will have, any indemnification obligation under, or arising out of, the UBS SPA. 2.12 Compliance with Legal Requirements. (a) Compliance. Each Acquired Company is, and has at all times been, in compliance in all material respects with each Legal Requirement that is applicable to it or to the conduct of its businesses or the ownership of its assets. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that will (with or without notice or lapse of time) constitute or result in a violation by any Acquired Company of, or a failure on the part of any Acquired Company to comply with, any Legal Requirement in any material respect. No Acquired Company has received, on or prior to the Agreement Date, any written notice or other communication or, to the Knowledge of the Company, any non-written notice or other communication, from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Legal Requirement in any material respect. (b) FDI. Without limiting the generality of Section 2.12(a), the Acquired Companies are qualified to, and the businesses of the Acquired Companies in India are eligible to, receive foreign investment under the “automatic route,” as that term is used under the (Indian) Foreign Exchange 22

Management Act, 1999 and the rules made thereunder, as amended from time to time. The foreign investment in each of the Acquired Companies has been received in compliance with all applicable Legal Requirements. Each of the Acquired Companies (i) is and has at all times been in compliance with all applicable Indian Legal Requirements relating to foreign exchange and investment in or outside India and (ii) has made all filings with the applicable Governmental Entity required under such Legal Requirements. No Acquired Company has received any notice or other communication from any Person regarding any actual or possible violation of, or failure to comply with, any Indian Legal Requirement relating to foreign exchange or investment in or outside India. Each Acquired Company is and has always been in compliance with all conditions and requirements that it is required to comply with under the Foreign Exchange Management (Transfer or Issue of Security by a person resident outside India) Regulations, 2000 or Foreign Exchange Management (Transfer or Issue of Security by a person resident outside India) Regulations, 2017 (including sector specific conditions prescribed therein for carrying out of ‘Cash and Carry Wholesale Trading/ Wholesale Trading’ activities and ‘e-commerce’ activities) as applicable to them. Without limiting the generality of the foregoing, none of the Acquired Companies: (A) has or at any time had any inventory; (B) has at any time failed to comply with the 25% Rule; (C) directly sells or at any time has sold any goods or services to consumers; or (D) has at any time directly or indirectly influenced the sale prices of goods, in the case of each of clauses “(A),” “(B),” “(C)” and “(D),” in a manner that has resulted in, or that will or would reasonably be expected to result in, a breach or violation of, or a failure to comply with, any provision of the (Indian) Foreign Exchange Management Act, 1999 or any rule, regulation or circular promulgated thereunder or any similar Legal Requirement applicable to such Acquired Company. (c) Export Controls. Without limiting the generality of Section 2.12(a), none of the Acquired Companies has violated any applicable Legal Requirement regulating exports, imports or re- exports to or from any country, including the export or re-export of goods, services or technical data from such country, or imposing trade embargoes or economic sanctions against other countries or Persons (such Legal Requirements being collectively referred to as “Export Controls”). (d) Anti-Money Laundering. Each Acquired Company is and has at all times been in material compliance with all applicable anti-money laundering Legal Requirements and anti-money laundering-related government guidance (such Legal Requirements and government guidance being collectively referred to as “AML Laws”), including any AML Law of the Republic of India or any other jurisdiction where the nature of such Acquired Company’s business or operations or the ownership of its assets requires such compliance. There is no pending investigation, inquiry or enforcement action against any Acquired Company or any of its officers, directors or employees relating to any violation or potential violation of any AML Law related to the business of any Acquired Company, and there is no pending investigation, prosecution or forfeiture action against any Acquired Company or any of its officers, directors or employees for any violation of any applicable criminal provision of any AML Law related to the business of any Acquired Company. (e) Anti-Corruption and Anti-Bribery. No Acquired Company or officer, director, executive manager or employee of any Acquired Company, and no agent, Representative or consultant of any Acquired Company acting on behalf of such Acquired Company, has, directly or indirectly, in connection with the conduct of any business of any Acquired Company: (i) made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind, to or for the benefit of any Person for the purpose of corruptly: (A) influencing any act or decision of such Person; (B) inducing such Person to do or omit to do any act in violation of a lawful duty; (C) obtaining or retaining business for or with any Person; or (D) otherwise securing any improper advantage; 23

(ii) paid, offered or promised to pay or offer any bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature; (iii) made, offered or promised to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures; (iv) taken any action in furtherance of a payment, offer, promise to pay, or authorization or ratification of a payment of any gift, money or anything of value to any Person or Entity while knowing, or having reasonable grounds to believe, that all or a portion of that payment will be passed on to a Person to obtain or retain business or to secure an improper advantage in violation of any Anti-Corruption Law; (v) been party to the use of the assets of any Acquired Company for the establishment of any unlawful or off-book fund or monies or other assets or making of any unlawful or unauthorized payment; (vi) made or caused to be made false or misleading statements to, or has attempted to coerce or fraudulently influence, an accountant in connection with any audit, review or examination of the financial statements of any Acquired Company; (vii) obtained any Governmental Authorizations or land use rights through conduct amounting to a violation of any Anti-Corruption Law; or (viii) taken any act or engaged in any omission that will or would reasonably be expected to cause any Acquired Company to be in violation of any Anti-Corruption Law. (f) Government Anti-Corruption Enforcement. None of the Acquired Companies or any of their officers, directors, executive managers or employees, and no agent, Representative or consultant of any Acquired Company acting on behalf of any of the Acquired Companies: (i) has been convicted by a Governmental Entity of violating any Anti- Corruption Law; (ii) has Knowledge, as of the Agreement Date, of any investigation (or threatened investigation) of, or request for information from, any Acquired Company by any Governmental Entity regarding a violation or potential violation of any Anti-Corruption Law; (iii) has received any allegation related to any violation or potential violation of any Anti-Corruption Law by any Acquired Company or has any information that any Person has made any payment in violation of any Anti-Corruption Law on behalf of or for the benefit of any Acquired Company; or (iv) has conducted any internal investigation based on any violation, or suspected violation, of any Anti-Corruption Law. (g) Former Government Officials. None of the officers, directors, employees, shareholders, promoters or agents of any Acquired Company is, or since March 31, 2013 has been, a Government Official. (h) Beneficial Interest. To the Knowledge of the Company, no Government Official owns or will receive an interest, whether direct or indirect, legal or beneficial, in any Acquired 24

Company, or has or will receive any legal or beneficial interest not mandated by applicable Legal Requirements in any payment made pursuant to this Agreement or the Share Purchase Agreement. (i) Anti-Corruption and Anti-Bribery Policies. Each Acquired Company has: (i) implemented adequate procedures (required to be followed by it and by each of its agents, consultants and other Representatives) to ensure compliance with all applicable Anti-Corruption Laws; and (ii) instituted and maintain policies and procedures designed to ensure, and that are reasonably expected to continue to ensure, continued compliance (by it and by each of its agents, consultants and other Representatives) therewith. (j) Singapore Takeover Code. None of the Acquired Companies (i) is subject to the Singapore Takeover Code or (ii) is a “public company” within the meaning of the Singapore Takeover Code. The execution and delivery of this Agreement and each other Transaction Document do not, and the consummation of the Share Issuance, the Secondary Share Purchase and the other Contemplated Transactions and the performance of this Agreement, the Share Purchase Agreement and each other Transaction Document will not, conflict with or violate any provision or requirement of the Singapore Takeover Code. 2.13 Governmental Authorizations; No Subsidies. (a) Governmental Authorizations. Each Acquired Company holds, to the extent required by applicable Legal Requirements, all Governmental Authorizations from, and has made all declarations and filings with, all Governmental Entities for the operation of its business as currently conducted and as it is currently planned by such Acquired Company to be conducted, including the sale, transport, export, import or shipment of any items or materials (whether in tangible form or otherwise) to any jurisdiction. As of the Agreement Date, no suspension or cancellation of any such Governmental Authorization is pending or, to the Knowledge of the Company, has been threatened. Each such Governmental Authorization is valid and in full force and effect, and each Acquired Company is and always has been in compliance with the terms, conditions and requirements of each such Governmental Authorization. Part 2.13(a) of the Disclosure Schedule provides, as of the Agreement Date, an accurate and complete list of all Governmental Authorizations held by each Acquired Company, and the Company has Made Available to Purchaser accurate and complete copies of all such Governmental Authorizations. No Acquired Company has on or prior to the Agreement Date received any written notice or other communication or, to the Knowledge of the Company, any non-written notice or other communication, from any Governmental Entity regarding: (i) any actual or possible violation of or failure to comply with any term, condition or requirement of any Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization. (b) No Subsidies. No Acquired Company has ever received, applied for or used any public grant, allowance, aid or other subsidy in any form. 2.14 Tax Matters. (a) Tax Returns and Payments. All Tax Returns required to be filed by or on behalf of the Acquired Companies with any Governmental Entity have been timely and properly filed (within any applicable extension periods) and are accurate and complete in all material respects. No Acquired Company has requested an extension of time within which to file any Tax Return that has not been filed. All Taxes of the Acquired Companies that are due and payable have been timely and properly paid. The Company has Made Available to Purchaser accurate and complete copies of all Tax Returns filed by the Acquired Companies remaining open under the applicable statute of limitations as of the 25

Agreement Date. Part 2.14(a) of the Disclosure Schedule lists, as of the Agreement Date, each jurisdiction in which any Acquired Company is required to file a Tax Return. No valid claim has ever been made by a Governmental Entity responsible for the imposition or administration of taxes in a jurisdiction where the Acquired Companies do not file Tax Returns that any Acquired Company is or may be subject to taxation by that jurisdiction. The Company Financial Statements properly and adequately accrue or reserve for Tax liabilities in accordance with IFRS. No Acquired Company has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. (b) Withholding Taxes. All material Taxes required to be deducted or withheld by any Acquired Company (including sales and use Taxes, Taxes required to be withheld from employee wages or consulting compensation) have been properly and timely deducted or withheld, and remitted to applicable Governmental Entities, in compliance with all applicable Legal Requirements. Each Acquired Company has timely filed all withholding Tax Returns for all periods. (c) Disputes; Audits. No Acquired Company is involved in a dispute relating to Taxes with a Governmental Entity. Other than routine field audits of any Acquired Company which have not resulted in any Liability to any Acquired Company relating to Taxes, no Governmental Entity has audited or investigated or indicated that it intends to audit or investigate the Tax affairs of any Acquired Company, and, to the Knowledge of the Company, there are no facts which might cause such an audit or investigation to be instituted. No event has occurred, and no condition or circumstance exists that (with or without notice or lapse of time) will or would reasonably be expected to result in any Encumbrance or other third party right arising over an asset of any Acquired Company in respect of unpaid Tax. (d) Available Documentation. The Acquired Companies have readily available all documents necessary to comply with all Legal Requirements relating to Taxes. Without limiting the generality of the foregoing, the Acquired Companies have readily available any and all transfer pricing documentations necessary under applicable Legal Requirements relating to Taxes, which fully comply with all Legal Requirements imposed on the Acquired Companies. (e) Tax Rulings. No Acquired Company has ever applied with any relevant Governmental Entity: (i) for any binding ruling with respect to Taxes; (ii) for any deferral of an obligation to pay a Tax; or (iii) for any other discretionary decision with respect to Taxes. (f) Special Arrangements. Part 2.14(f) of the Disclosure Schedule contains a summary of all arrangements that are not based on a strict application of relevant Tax legislation, published extra-statutory concessions or published statements of practice with respect to the Tax affairs of the Acquired Companies. (g) CFCs, etc. No Acquired Company is or has ever been required to include any amount into income under Section 951 of the Code for taxable years ending prior to Closing. No Acquired Company is or has been a specified foreign corporation within the meaning of Section 965(e) of the Code. No Acquired Company is a “passive foreign investment company” within the meaning of Section 1297 of the Code. No Acquired Company has outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Acquired Company which could affect Purchaser’s ability to meet requirements under section 1504(a)(2) of the Code. (h) No Encumbrances. There is no Encumbrance upon any of the properties or assets of any Acquired Company arising from any failure or alleged failure to pay any Tax. 26

(i) Arms’ Length Transactions. No Acquired Company is (or has ever been) a party to or otherwise involved in any transaction, Contract or arrangement (including any transaction, Contract or arrangement with a Related Party or any other Acquired Company): (i) that is or was not on an arms’ length basis; (ii) under which it has been or is or may be required to make any payment for any good, service or facility provided to it which is in excess of the market value of such good, service or facility; (iii) under which it has been, is or may be required to provide any good, service or facility for consideration which is less than the market value of such good, service or facility, including any gift or other transfer for zero consideration between any Acquired Companies; (iv) as a result of which it is or might be assumed for Tax purposes to have received or paid for any good, service or facility an amount which differs from that actually received or paid; (v) which fails to comply with, or could be challenged by any relevant Governmental Entity from the perspective of, any applicable transfer pricing rule; or (vi) that is not in compliance with applicable Legal Requirements, including applicable competition, fair trade and Tax Legal Requirements. None of the Acquired Company has received any written notice or other communication or, to the Knowledge of the Company, any non-written notice or other communication, from any Governmental Entity in connection with any transaction, Contract or arrangement described in clauses “(i)” through “(vi)” of the preceding sentence. (j) Tax Indemnification. No Acquired Company is bound by or party to any Tax indemnity, Tax sharing or Tax allocation agreement in respect of which any claim against any Acquired Company would not be time barred (other than any such agreement (i) solely between or among the Acquired Companies or (ii) customary gross-up and indemnification provisions in credit agreements, derivatives, leases and supply agreements entered into in the ordinary course of business with respect to which taxation is an incidental matter, in the case of each of clauses “(i)” and “(ii)” that has been Made Available to Purchaser). No Acquired Company has any Liability for any Tax of any Person (other than Taxes of the Acquired Companies): (A) under any provision of any state, local or foreign Legal Requirement; (B) as a transferee or successor; (C) by Contract; or (D) otherwise. No Acquired Company is a party to any special Tax regime granted specifically to such Acquired Company. (k) No Permanent Establishment. No Acquired Company has any liability for any Tax in any jurisdiction, other than the jurisdiction in which it is organized. No Acquired Company has ever had a permanent establishment in a jurisdiction other than the jurisdiction of its organization. No Acquired Company is an agent or permanent establishment of another Person or Entity for the purpose of assessing the Person or Entity to Tax in the country of residence of such Acquired Company. Part 2.14(k) of the Disclosure Schedule identifies the jurisdiction in which each Acquired Company is resident for Tax purposes as of the Agreement Date. (l) Place of Effective Management. With respect to each Acquired Company incorporated in a jurisdiction outside of India, such Acquired Company’s place of effective management, as defined under Section 6 of the (Indian) Income-tax Act, 1961, is and has always been located outside India, exclusively in the jurisdiction of its incorporation. (m) Foreign Receipts. Each Acquired Company has in its possession official foreign government receipts for any Taxes paid by it to any foreign Governmental Entity. (n) Allocation of Tax Items. No Acquired Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in the method of accounting for any taxable period ending on or prior to the Closing Date; 27

(ii) use of an improper method of accounting for any taxable period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Legal Requirement) executed on or prior to the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date. (o) Stamp Duties. Any stamp duty, other duty or transfer Tax that any Acquired Company is required by any Legal Requirement to pay in respect of any instrument executed by such Acquired Company has been duly paid to the proper Governmental Entity, or to the extent not yet due and payable, is held in a separate bank account for such purpose. Any relief obtained from such duty or Tax has been properly obtained, and no event has occurred which has resulted in, or will or would reasonably be expected to result in, such duty or Tax for which relief was obtained becoming payable. (p) No Tax Avoidance. No Acquired Company has entered into or been engaged in or been a party to any transaction (or series of transactions), scheme or arrangement of which the main purpose or one of the main purposes was the avoidance or deferral of Tax or a reduction in any Tax liability. (q) Disclaimer of Tax Attributes. Notwithstanding anything to the contrary contained in this Agreement, the Company is not making, and shall not be construed to have made, any representation or warranty as to the amount or availability of any net operating losses, unabsorbed depreciation, Tax credits, Tax basis, Tax refunds, credit of Tax deducted at source or other Tax attributes. 2.15 Employee and Labor Matters; Benefit Plans. (a) Employees. Part 2.15(a) of the Disclosure Schedule contains a list of all current Company Employees whose annual compensation exceeds $350,000 as of the Agreement Date, and correctly states: (i) their dates of commencement of engagement or employment; (ii) their job titles and positions; (iii) their fees, rates of pay or annual salaries; (iv) their vacation day entitlements; (v) any other compensation payable to them (including overtime entitlement, commuting or transportation allowance, housing or residence allowances, mobile allowance, airfare allowance, compensation payable pursuant to bonus, deferred compensation or commission arrangements or other compensation), in each case separately identified, and whether such compensation is paid directly to the Company Employees or paid to a third party on behalf of or for the benefit of the Company Employees; (vi) their visa status; (vii) each Company Benefit Plan in which they participate or are eligible to participate; (viii) any promises made to them with respect to changes or additions to their compensation or benefits; and (ix) the location of their principal place of employment. There are no written or unwritten policies or customs that, by extension, could entitle any Company Employee to any benefit in addition to those to which he or she is entitled pursuant to applicable Legal Requirements, other than those included in the Company Benefit Plans or the Company Employee Agreements. No Acquired Company is obligated to increase the total annual compensation (including salary or any contractual or discretionary incentive award) payable to any director, officer, executive manager or other employee of any Acquired Company in the future except as required by any applicable Legal Requirement. (b) Classification. Each Person providing services to an Acquired Company that has been characterized as a consultant or independent contractor has been properly characterized as such in the records of such Acquired Company. No Acquired Company has or will or would reasonably be 28 expected to have any Liability to any individual who is not currently on such Acquired Company’s payroll for any claim, demand or entitlement based upon employment status. No independent contractor is eligible to participate in any Company Benefit Plan, other than a Company Option Plan. No Acquired Company has ever had any temporary or leased employee that was not treated and accounted for in all respects as an employee of such Acquired Company, other than contract laborers disclosed in Part 2.15(b) of the Disclosure Schedule. No employee of any Acquired Company is incorrectly classified as to such employee’s status as exempt from overtime wages other than as would not result in liability to any Acquired Company under the Legal Requirements of the applicable jurisdiction in which the Acquired Company maintains such employment relationship. Each Acquired Company maintains accurate and complete records of all overtime hours worked by each employee eligible for overtime compensation and compensates all employees in all material respects in accordance with the Legal Requirements of all jurisdictions in which the Acquired Companies maintain employees. (c) Employment Termination. Subject to applicable Legal Requirements, each Acquired Company can terminate the employment of each employee by giving to such employee the applicable statutory minimum notice without giving rise to a claim for damages or compensation (except statutory compensation). To the Knowledge of the Company, no executive officer of any Acquired Company intends to resign as a result of this Agreement or any other Transaction Document or any of the Contemplated Transactions. The Company has Made Available to Purchaser accurate and complete copies of all employee manuals, handbooks and policy statements relating to the employment of the Company Employees. (d) Outstanding Sums and Liabilities. The Company: (i) does not owe any sum to any Company Employee except for base salary accrued since the last normal pay date or for the reimbursement of properly incurred and approved expenses; and (ii) has no outstanding Liability for: (A) breach of a Contract relating to employment; (B) redundancy payments; (C) compensation for wrongful or unfair dismissal; or (D) failure to comply with any Legal Requirement in respect of any Company Employee. (e) Termination and Suspension Payments. Since March 31, 2017, no payment has been made or promised by an Acquired Company to any Company Employee in connection with the termination (whether actual or proposed) or suspension (whether actual or proposed) of such Company Employee’s employment, except a payment: (i) that was due under a Company Employee Agreement; or (ii) that was the minimum required by any applicable Legal Requirement. (f) Redundancies or Transfers of Employees. Since March 31, 2017, no Acquired Company has given notice of a redundancy to the relevant Governmental Entity or trade union, works council or employee representative body, or started consulting about making any employee redundant with an independent trade union, works council or employee representative body under any applicable statutory provision (the “Transfer Regulations”) or failed to comply with a duty to inform and consult an independent trade union, works council, employee representative body or individual employee under the Transfer Regulations. There are no reconciliation of interest or social plans or individual or collective arrangements, whether in the form of general commitments, standard terms of employment, works agreements, collective bargaining agreements or in any other legal form, including such agreements which would restrict any Acquired Company’s freedom to dismiss any employee or to change the terms of employment (including restrictions in the form of an obligation to make any payment in the event of any dismissal or change), to which any Acquired Company is bound or which are in preparation, discussion or negotiation with respect to any Acquired Company. (g) No Breach of Employee-Related Obligations. Each Acquired Company has complied in all material respects with each obligation imposed on it by all applicable Legal 29

Requirements, codes of conduct, collective agreements, customs or practices in connection with all Company Employees and any relationship with a labor organization or other employee representative body. Each amount owed under a Company Benefit Plan or a Company Employee Agreement has been paid as and when due under the terms of such Company Benefit Plan or such Company Employee Agreement. (h) Trade Unions. No Acquired Company is a party to any collective bargaining agreement or similar Contract or has an agreement or arrangement to recognize a trade union or has agreed or arranged to negotiate or consult with a works council, staff association or other employee representative body. No Acquired Company is or has ever been involved in a dispute with a trade union, works council or employee representative body and, to the Knowledge of the Company, no event has occurred, and no claim or other condition or circumstance exists, that will or could reasonably be expected to, give rise to or serve as a basis for the commencement of such a dispute. There is not, and since March 31, 2015 there has not been, any pending or threatened labor strike, walkout, work stoppage, slow-down or lockout involving any Acquired Company. (i) Company Employment Agreements and Company Benefit Plans. Neither the execution and delivery of this Agreement or any other Transaction Document nor the consummation of any of the Contemplated Transactions will: (A) result in any payment becoming due from any Acquired Company to any Company Employee; (B) increase any benefit for any Company Employee under any Company Employee Agreement or any Company Benefit Plan; or (C) result in the acceleration of the time of payment, vesting or funding of any such benefit under any Company Employee Agreement or any Company Benefit Plan. The Company has Made Available to Purchaser a copy of each Company Benefit Plan, each standard form of employment contract used for any Company Employee and each Company Employee Agreement (other than employment agreements on substantially the same form as a standard form of employment contract Made Available to Purchaser). No Acquired Company intends or has committed to establish or enter into any new Company Benefit Plan or Company Employee Agreement, or to modify any Company Benefit Plan or Company Employee Agreement (except (1) to conform any such Company Benefit Plan or Company Employee Agreement to the requirements of any applicable Legal Requirement and (2) for the entry into new Company Employee Agreements on substantially the same form as a standard form of employment contract Made Available to Purchaser pursuant to this Section 2.15(i) for new hires, in the case of each of clauses “(1)” and “(2),” in compliance with Section 4.2). (j) No Proceedings. There is no claim or Legal Proceeding (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened against: (i) the trustees or administrators of any Company Benefit Plan or Company Employee Agreement; or (ii) any Acquired Company, in connection with any Company Benefit Plan or Company Employee Agreement. To the Knowledge of the Company, no event has occurred, and no claim or other condition or circumstance exists, that will or could reasonably be expected to, give rise to or serve as a basis for the commencement of such a claim or Legal Proceeding. (k) Operation. Each Acquired Company is in compliance in all material respects with all applicable Legal Requirements, Contracts and orders, rulings, decrees, judgments or arbitration awards of any arbitrator or any court or other Governmental Entity respecting employment, employment practices, terms and conditions of employment, wages, hours or other labor-related matters, including Legal Requirements, orders, rulings, decrees, judgments and awards relating to discrimination, wages and hours, labor relations, leave of absence requirements, occupational health and safety, retirement benefit provision, privacy, harassment, retaliation, immigration, wrongful discharge or violation of the personal rights of Company Employees or prospective employees. No Acquired Company has any Liability for (A) any arrears of wages or any Taxes or any penalty for 30 failure to comply with any of the matters described in the immediately preceding sentence or (B) any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for any Company Employee. Each Company Benefit Plan and each Company Employee Agreement has always been operated in all material respects in accordance with its governing documentation and with all applicable Legal Requirements. None of the Company Benefit Plans or the Company Employee Agreements is subject to winding up or has been wound up and no event has occurred, and no claim or other condition or circumstance exists, that will or would reasonably be expected to, give rise to or serve as a basis for such plan or agreement being wound up. All investment business relating to Company Benefit Plans and Company Employee Agreements has been conducted by Persons who are appropriately authorized under applicable Legal Requirements. 2.16 Environmental Matters. Each of the Acquired Companies is and has at all times been in compliance with all Environmental Laws and no Legal Proceeding, complaint, demand or notice has been made, given, filed or commenced (or, to the Knowledge of the Company, has been threatened) by any Person against any Acquired Company alleging any failure to comply with any Environmental Law. Each Acquired Company has obtained, and is and has at all times been in compliance with all of the terms and conditions of, all Environmental Licenses that are required under any Environmental Law and has at all times complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables that are contained in any applicable Environmental Law. To the Knowledge of the Company, as of the Agreement Date, no current or former owner of any property leased or controlled by any of the Acquired Companies has received any notice or other communication, whether from a Governmental Entity, citizens group, Company Employee or otherwise, that alleges that such current or former owner or such Acquired Company is not in compliance with any Environmental Law. None of the Acquired Companies has caused or contributed to any Environmental Release and no circumstance or physical condition exists on or under any property that may have been caused by or impacted by the operations or activities of any Acquired Company that will or could give rise to any Environmental Release by any of the Acquired Companies. No Contaminants are stored or contained on or under any of the Leased Real Property, whether in storage tanks, landfills, pits, ponds, lagoons or otherwise. The Company has Made Available to Purchaser accurate and complete copies of all internal and external environmental audits and studies in its possession or control, if any, relating to any Acquired Company or its operations and all correspondence on substantial environmental matters relating to any Acquired Company or its operations. 2.17 Insurance. The Company has Made Available to Purchaser accurate and complete copies of each insurance policy maintained by, at the expense of or for the benefit of any Acquired Company as of the Agreement Date (each such policy, a “Company Insurance Policy”) and a schedule that identifies any material claim made thereunder (whether or not pending) as of the Agreement Date. Each of the Company Insurance Policies is in full force and effect. None of the Acquired Companies has received, on or prior to the Agreement Date, any notice or other communication regarding any actual or possible: (a) cancellation or invalidation of any Company Insurance Policy; (b) refusal of any coverage or rejection of any claim under any such Company Insurance Policy; or (c) material adjustment in the amount of the premiums payable with respect to any such Company Insurance Policy. Neither the execution, delivery or performance of this Agreement or any of the other Transaction Documents nor the consummation of any of the Contemplated Transactions, will (with or without notice or lapse of time): (i) result in the cancellation, invalidation or termination, or give any Person the right to cancel, invalidate or terminate, any of the Company Insurance Policies; (ii) result in the reduction of coverage, or give any Person the right to reduce the coverage, under any Company Insurance Policy; or (iii) have any impact on any Acquired Company’s right or ability to make a claim under any Company Insurance Policy in respect of or relating to any event or circumstance that has occurred prior to the Closing. 31

2.18 Related Party Transactions. No Related Party has, or has had, any interest in any material asset used in, necessary for or otherwise related to the business of any Acquired Company. No Related Party is, or has been, indebted to any of the Acquired Companies (other than for ordinary travel advances) or has entered into, or has had any financial interest in, any Material Contract involving any of the Acquired Companies. To the Knowledge of the Company, no Related Party is competing, or has at any time competed, with the business of any Acquired Company. No Related Party has any claim or right against any of the Acquired Companies (other than rights under Company Options, Company Warrants and rights to receive compensation for services performed as an employee of an Acquired Company or other rights arising in the ordinary course of employment and rights under the Charter Documents, the Existing Shareholders’ Agreement and the Series Deeds). No member of the board of directors (or similar body) or executive manager (as the case may be) of any of the Acquired Companies has ever had a conflict of interest with respect to the Acquired Companies, and each such member has provided confirmation of the foregoing to the Acquired Companies in accordance with applicable Legal Requirements. 2.19 Legal Proceedings; Orders. (a) Legal Proceedings. As of the Agreement Date, except as set forth on Part 2.19(a)-1 of the Disclosure Schedule, there is no Legal Proceeding pending or, to the Knowledge of the Company, that has been threatened: (i) that involves any of the Acquired Companies or any of the assets owned by any of the Acquired Companies; (ii) that involves any Liability (of any director, executive manager, officer or other employee or service provider or any other Person) that has been retained or assumed, indemnified against or guaranteed (either contractually or by operation of any Legal Requirement) by any Acquired Company; (iii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Share Issuance, the Secondary Share Purchase or any of the other Contemplated Transactions; (iv) that relates to the ownership or alleged ownership of any share capital, membership interests or other securities of any of the Acquired Companies, or any option, warrant or other right to acquire share capital, membership interests or other securities of any of the Acquired Companies; or (v) that relates to any right or alleged right to receive any consideration as a result of or in connection with this Agreement, any other Transaction Document, the Share Issuance, the Secondary Share Purchase or any other Contemplated Transaction. To the Knowledge of the Company, as of the Agreement Date, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will or could reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding. Part 2.19(a)-2 of the Disclosure Schedule lists: (A) each Legal Proceeding with an amount in controversy exceeding Rs1,000,000 that any Acquired Company has commenced against any other Person on or prior to the Agreement Date; (B) each Legal Proceeding with an amount in controversy exceeding Rs1,000,000 that any Acquired Company has threatened against any other Person during the period from March 31, 2015 through the Agreement Date; (C) each Legal Proceeding with an amount in controversy exceeding Rs1,000,000 that has been commenced against any of the Acquired Companies during the period from March 31, 2015 through the Agreement Date; (D) each Legal Proceeding seeking a non-monetary remedy (including a restraining order, an injunction or other equitable relief) that has been commenced against any of the Acquired Companies during the period from March 31, 2015 through the Agreement Date; and (E) each Legal Proceeding seeking to impose criminal sanctions or criminal liability on the Company or any Company Employee that has been commenced against or involved any of the Acquired Companies during the period from March 31, 2015 through the Agreement Date. (b) Orders. There is no Order binding upon any Acquired Company or to which any asset owned by any Acquired Company is subject. To the Knowledge of the Company, no Company Employee is subject to any Order that prohibits such Company Employee from engaging in or continuing any conduct, activity or practice relating to the respective Acquired Company’s business. 32

2.20 Authority; Binding Nature of Agreements. (a) Authority. The Company has all requisite corporate power and authority to enter into this Agreement and each other Transaction Document to which the Company is a party and to consummate the Contemplated Transactions. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party, and the consummation of the Contemplated Transactions, have been duly authorized by all necessary action on the part of the Company, its board of directors and its shareholders, and no other corporate, partnership or similar Entity governance proceedings on the part of any Acquired Company or any of the shareholders of any Acquired Company are necessary to authorize the execution, delivery or performance by the Company of this Agreement or any of the other Transaction Documents to which the Company is a party or to consummate any of the Contemplated Transactions. Each Consent of any shareholder of the Company required to be obtained in connection with any of the Contemplated Transactions, including the termination of the Existing Registration Rights Agreement, the termination of the Existing Shareholders’ Agreement, the termination of the Series Deeds and the termination of the Side Letter, has been executed, delivered and obtained prior to the Agreement Date and is in full force and effect. (b) Due Execution. This Agreement has been, and each other Transaction Document to which the Company is a party has been or will be, duly executed and delivered by the Company and, assuming due execution and delivery by the other parties hereto and thereto, constitutes or will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject only to the Enforceability Exception. (c) No Takeover Statute. No takeover statute or similar Legal Requirement applies or purports to apply to this Agreement, the Share Purchase Agreement, the Share Issuance, the Secondary Share Purchase or any of the Contemplated Transactions. 2.21 Non-Contravention; Consents. (a) Non-Contravention. The execution and delivery of this Agreement and each other Transaction Document do not, and the consummation of the Share Issuance, the Secondary Share Purchase and the other Contemplated Transactions and the performance of this Agreement, the Share Purchase Agreement and each other Transaction Document will not: (i) conflict with or violate any of the Charter Documents of any Acquired Company or any resolution adopted by the shareholders (or holders of other equity securities), the board of directors (or other similar body) or any committee of the board of directors (or other similar body) of any of the Acquired Companies; (ii) conflict with or violate in any material respect any applicable Legal Requirement to which any of the Acquired Companies is subject; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of any Acquired Company or materially alter the rights or obligations of any Person under, or give to any Person any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the assets of any Acquired Company pursuant to, any Material Contract; or (iv) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Companies or that otherwise relates to such Acquired Company’s business or to any of the assets owned or used by such Acquired Company. (b) Contractual Consents. No Consent under any Material Contract is required to be obtained, and no Acquired Company is or will be required pursuant to any Material Contract to give any notice to, any Person in connection with the execution, delivery or performance of this Agreement, 33 the Share Purchase Agreement or any other Transaction Document or the consummation of the Share Issuance, the Secondary Share Purchase or any of the other Contemplated Transactions. For purposes of this Section 2 and Sections 4.9, 5.1(a), 5.1(c), 6.3 and 7.4, a Consent or Governmental Authorization will be deemed “required” to be obtained, a notice will be deemed “required” to be given and a filing or declaration will be deemed “required” to be made if the failure to obtain such Consent or Governmental Authorization, give such notice or make such filing or declaration could result in any Acquired Company becoming subject to any Liability, being required to make any payment or losing or forgoing any right or benefit. (c) Governmental Consents. No Consent of any Governmental Entity is required to be obtained, and no filing is required to be made with any Governmental Entity, by any Acquired Company in connection with the execution, delivery or performance of this Agreement, the Share Purchase Agreement or any other Transaction Document, or the consummation of the Share Issuance, the Secondary Share Purchase or any of the other Contemplated Transactions, except for the filings set forth in Part 2.21(c) of the Disclosure Schedule. 2.22 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of any of the Acquired Companies, except for Goldman Sachs & Co. No Person other than Allen & Gledhill LLP, Dentons Rodyk, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Ernst & Young, Khaitan & Co., Fortis Advisors LLC, Cyril Amarchand Mangaldas and Goldman Sachs & Co. is or may become entitled to receive any fee or other amount from any of the Acquired Companies for professional services performed or to be performed for any Person in connection with the Contemplated Transactions. 2.23 Access to Information. The Company has made available to each Secondary Seller all information concerning the Acquired Companies and their businesses and prospects that is necessary to enable such Secondary Seller to make a fully informed decision concerning the sale of the Company Shares to be sold by such Secondary Seller to Purchaser pursuant to the Share Purchase Agreement (including any financial or other information requested by any Secondary Seller). The Company has given each Secondary Seller a reasonable opportunity to ask questions of, and receive answers and information from, the Company regarding the Acquired Companies and their businesses and prospects. The information in the Information Statement does not: (a) contain any statement that is inaccurate or misleading with respect to any material fact; or (b) omit to state any material fact necessary in order to make such information (in the light of circumstances under which it is provided) not false or misleading. The Information Statement complied with all applicable Legal Requirements. 2.24 Full Disclosure. The representations and warranties of, and information provided by, the Company in this Agreement (including the Disclosure Schedule), when considered as a whole, do not, and the certificates to be delivered by any Acquired Company in connection with the Closing will not: (a) contain any representation, warranty or information that is false or misleading with respect to any material fact; or (b) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading. 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser represents and warrants to the Company as follows: 3.1 Valid Existence. Purchaser is a corporation validly existing under the laws of Delaware. 34

3.2 Authority and Due Execution. (a) Authority. Purchaser has all requisite power and authority to enter into this Agreement and any other Transaction Document to which it is a party and to consummate the Contemplated Transactions to which it is a party. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which Purchaser is a party and the consummation by Purchaser of the Contemplated Transactions to which it is a party have been duly authorized by all necessary corporate action on the part of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution, delivery or performance of this Agreement and such other Transaction Documents by Purchaser or for Purchaser to consummate any of the Contemplated Transactions to which it is a party. (b) Due Execution. This Agreement has been, and, upon execution and delivery by all other parties thereto, each other Transaction Document to which Purchaser is a party will be, duly executed and delivered by Purchaser and constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject only to the Enforceability Exception. 3.3 Non-Contravention. The execution and delivery by Purchaser of this Agreement and each other Transaction Document to which Purchaser is a party does not, and the consummation by Purchaser of the Secondary Share Purchase or the other Contemplated Transactions to which it is a party will not: (a) conflict with or violate Purchaser’s Charter Documents; (b) conflict with or violate any Legal Requirement to which Purchaser is subject; or (c) conflict with or violate any Contract to which Purchaser is a party or by which it is bound. 3.4 Litigation. As of the Agreement Date, there is no Legal Proceeding pending or, to the Knowledge of Purchaser, threatened against Purchaser that challenges, or that will have the effect of preventing, delaying, making illegal or otherwise interfering with, Purchaser’s purchase of the Issued Shares. 3.5 Financing. At the Closing, Purchaser will have, or will have access to, sufficient funds to permit Purchaser to consummate the purchase of the Issued Shares, including the payment in full of the amounts payable by Purchaser pursuant to Section 1.1 at the Closing. 3.6 ***********************. In entering into this Agreement, Purchaser ************************************************************************************* ************************************************************************************. 4. CERTAIN COVENANTS OF THE COMPANY 4.1 Access and Investigation (a) During the period commencing on the Agreement Date and continuing until the earlier of the termination of this Agreement pursuant to Section 8 and the Closing (the “Pre-Closing Period”), the Company shall, and shall cause the other Acquired Companies and the Acquired Companies’ respective Affiliates and Representatives to: (i) promptly upon request, provide Purchaser and Purchaser’s Representatives with reasonable access during normal business hours to the Company’s Representatives, personnel and assets and to all books, records, Tax Returns, work papers and other documents and information relating to the Acquired Companies; and (ii) promptly upon request, provide Purchaser and Purchaser’s Representatives with copies of such books, records, Tax Returns, Confidential Information has been omitted from this page and replaced by the asterisks appearing on this page. Such Confidential Information has been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information under Rule 406 under the Securities Act of 1933, as amended, and Rule 24b-2 under the Securities Exchange Act of 1934, as amended. 35 work papers and other documents and information relating to the Acquired Companies, and with such additional financial, operating and other data and other information regarding the Acquired Companies, as Purchaser may reasonably request. Notwithstanding anything to the contrary contained in this Agreement: (A) nothing in this Section 0 shall require any Acquired Company or its Representatives to disclose any information to Purchaser or Purchaser’s Representatives if such disclosure would violate any applicable Legal Requirement (including the rules and regulations of the CCI); and (B) if any Acquired Company fails to provide or to cause its Representatives to provide such access or such information in reliance on clause “(A)” above, the Company shall (1) promptly (and in any event within two Business Days) provide a written notice to Parent stating that it is withholding such access or such information and stating the justification therefor and (2) use commercially reasonable efforts to provide such access or information in a way that would not violate such Legal Requirement. (a) During the Pre-Closing Period, Purchaser and its Representatives may make reasonable inquiries of Persons having significant business relationships with any of the Acquired Companies (including suppliers and customers), and the Company shall ensure that each Acquired Company and its Representatives reasonably facilitate (and reasonably cooperate with Purchaser in connection with) such inquiries, subject in each case to Purchaser or Purchaser’s Representative (i) providing reasonable advance notice to the Company of its intention to do so, and (ii) permitting a Representative of the Company designated by the Company to participate in any oral or in-person inquiries and to be copied on any written inquiries and correspondence related thereto. (b) The Company shall deliver to Purchaser, as soon as practicable and in any event within 45 days after the end of each monthly accounting period that ends during the Pre-Closing Period, unaudited consolidated financial statements of the Acquired Companies (consisting of a consolidated statement of financial position, a consolidated income statement, a consolidated statement of other comprehensive income, a consolidated statement of changes in equity and a consolidated statement of cash flows) as of the end of and for such monthly accounting period, prepared in accordance with IFRS consistently applied throughout the periods covered and in accordance with the Company’s historic past practice (the “Pre-Closing Financial Statements”). (c) The Confidentiality Agreement shall remain in full force and effect in accordance with its terms until the Closing, except that the obligations of Purchaser and its Affiliates and their respective Representatives under the first sentence of Section 2 thereof shall terminate upon the execution and delivery of this Agreement. (d) During the Pre-Closing Period, the Company shall: (i) provide reasonable advance notice to Purchaser of any meeting or proceeding of the Company’s board of directors or any committee thereof, including any action to be taken by written consent; (ii) provide Purchaser with a copy of the agenda for each such meeting and any resolutions proposed to be adopted by written consent of the Company’s board of directors or any committee thereof concurrently with the distribution of such agenda or resolutions to the Company’s board of directors or such committee; (iii) promptly (and in any event no later than 24 hours) after each such meeting, notify Purchaser of all decisions and determinations made, and all actions taken, at such meeting by the Company’s board of directors or any committee thereof; and (iv) provide Purchaser with a copy of the minutes of each meeting of the Company’s board of directors or any committee thereof promptly after such minutes are approved. 36

4.2 Operation of the Business of the Acquired Companies. During the Pre-Closing Period, the Company shall ensure that, except (x) as specifically disclosed in Part 4.2 of the Disclosure Schedule or (y) as required by applicable Legal Requirements (including competition laws in India): (a) each Acquired Company (i) conducts its business and operations solely in the ordinary course in all material respects and substantially in the same manner as such business and operations have been conducted before the Agreement Date and (ii) uses its reasonable best efforts to operate in compliance with all applicable Legal Requirements, including Legal Requirements relating to privacy, data security, AML Laws, Anti-Corruption Laws, banking, Export Controls, foreign investment and employment matters; (b) each Acquired Company uses commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees (other than employees who are terminated for cause) and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with any of the Acquired Companies; (c) each Acquired Company prepares and files or causes to be prepared and filed any Tax Returns that are required to be filed on or before the Closing Date and pays all Taxes due with respect to such Tax Returns and all previously filed Tax Returns within the time and in the manner required by applicable Legal Requirements; (d) no Acquired Company makes any political or charitable contribution; (e) no Acquired Company declares, accrues, sets aside or pays any dividend or makes any other distribution in respect of any share capital, membership interest or other security, or repurchases, redeems or otherwise reacquires any shares of capital stock or other securities, except repurchases of shares or forfeitures of options in connection with the termination of the service relationship with any employee or other service provider; provided, however, that the Company may undertake the Convertible Security Liquidity Transactions; (f) no Acquired Company sells, issues, grants or authorizes the issuance or grant of: (i) any share, membership interest or other security; (ii) any option, warrant or right to acquire any share or membership interest (or cash based on the value of any share or membership interest) or other security (except that the Company shall be permitted to issue Company Shares upon the exercise of Company Options and Company Warrants outstanding as of the Agreement Date, and issue Company Ordinary Shares upon the conversion of Company Preference Shares outstanding as of the Agreement Date, in each case in accordance with their terms as in effect on the Agreement Date); or (iii) any instrument convertible into or exchangeable for any share or membership interest (or cash based on the value of any share or membership interest) or other security (for clarity, excluding such actions taken by the Company to adequately capitalize its direct and indirect Subsidiaries through transactions between or among two or more Acquired Companies and no other Person); (g) no Acquired Company permits the early exercise of any Acquired Company Option or Acquired Company Warrant or amends or waives any of its rights under, or permits the acceleration of vesting under: (i) any provision of any Contract evidencing or governing the terms of any Acquired Company Option; (ii) any provision of any Contract evidencing any outstanding Acquired Company Warrant; or (iii) any other Contract or arrangement relating to compensation, benefits or the provision of services to or for the benefit of an Acquired Company, in each case, except as required by the terms of such Contract as in effect on the Agreement Date; provided, however, that the Company may undertake the Convertible Security Liquidity Transactions; 37

(h) no Acquired Company amends or permits the adoption of any amendment to any of its Charter Documents, or effects or becomes a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction; (i) no Acquired Company forms any Subsidiary or acquires any equity interest or other interest in any other Entity (other than acquisitions of equity interests having a fair market value of no more than $5,000,000 in the aggregate for all such Entities); provided, however, that the Company may undertake the Convertible Security Liquidity Transactions; (j) no Acquired Company (i) makes any capital expenditures in any fiscal quarter that, in the aggregate, exceed 110% of the budgeted amount for such fiscal quarter in the Company’s current capital expenditure budget Made Available to Purchaser or (ii) makes unbudgeted capital expenditures during the Pre-Closing Period that, when added to all other unbudgeted capital expenditures made by or on behalf of the Acquired Companies during the Pre-Closing Period, exceed $10,000,000 in the aggregate; (k) no Acquired Company: (i) acquires, leases or licenses any material right or other material asset from any other Person, (ii) sells or otherwise disposes of, or leases or licenses, any material right or other material asset to any other Person; or (iii) waives or relinquishes any material right, in each case, except in the ordinary course of business consistent with past practice; (l) no Acquired Company: (i) lends money to any Person (except that the Acquired Companies may make routine travel advances or other routine advances to current employees of the Acquired Companies in the ordinary course of business consistent with past practices); (ii) incurs, or makes any payments (other than regularly scheduled interest payments) or repayments in respect of, any Indebtedness, other than the incurrence of Indebtedness under working capital facilities in the ordinary course of business consistent with past practice; or (iii) guarantees any Indebtedness of any Person; (m) no Acquired Company: (i) enters into any collective bargaining agreement, works council agreement or other Contract with any employee representative body; (ii) establishes, adopts, amends or terminates any Company Benefit Plan; (iii) makes any new commitment to pay any bonus or profit-sharing payment, cash incentive payment or similar payment, other than in the ordinary course of business and consistent with past practice or pursuant to the Convertible Security Liquidity Transactions; (iv) increases, or makes any commitment to increase, the amount of the wages, salary, commissions, fringe benefits, employee benefits or other compensation (including equity-based compensation, whether payable in cash or otherwise) or remuneration payable to any Company Employee, other than in the ordinary course of business and consistent with past practice or pursuant to the Convertible Security Liquidity Transactions; (v) funds, or makes any commitment to fund, any compensation plan (whether by grantor trust or otherwise), other than as required by applicable Legal Requirements or under the terms of Contracts Made Available to Purchaser as in effect on the Agreement Date or pursuant to the Convertible Security Liquidity Transactions; (vi) promotes or changes the title of any of its current executive officers (retroactively or otherwise), other than promotions or changes of title approved by the Company’s board of directors; (vii) hires or makes an offer to hire any new executive officer, other than hires or offers that are approved by the Company’s board of directors; or (viii) grants any new right to severance or termination pay to any executive officer, other than grants of severance or termination pay that are approved by the Company’s board of directors (it being understood that, for purposes of clauses “(vi),” “(vii)” and “(viii)” above, the “executive officers” of an Acquired Company shall be deemed to include the chief executive officer, secretary, chief financial officer, chief operating officer, chief merchandizing officer and any member of the board of directors of such Acquired Company); 38

(n) no Acquired Company changes any of its methods of accounting or accounting practices in any material respect, except as required by IFRS; (o) no Acquired Company: (i) makes, changes or rescinds any election relating to Taxes; (ii) settles or compromises any claim, controversy or Legal Proceeding relating to Taxes with an amount in controversy exceeding $5,000,000; (iii) except as required by applicable Legal Requirements, makes any change to (or makes a request to any Taxing Authority to change) any of its methods, policies or practices of Tax accounting or methods of reporting income or deductions for Tax purposes; (iv) amends, refiles or otherwise revises any previously filed Tax Return, or forgoes the right to any amount of refund or rebate of a previously paid Tax; (v) enters into or terminates any agreements with a Taxing Authority; (vi) prepares any Tax Return in a manner inconsistent with past practices; (vii) consents to an extension or waiver of the statutory limitation period applicable to a claim or assessment in respect of Taxes; (viii) enters into a Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement; or (ix) requests a ruling with respect to Taxes; (p) no Acquired Company authorizes, approves, agrees, commits or offers to take any of the actions described in clauses “(d)” through “(o)” above. Notwithstanding the foregoing, an Acquired Company may take (A) any action prohibited by clauses “(d)” through “(f),” “(h),” “(i),” “(l)” and “(m)” above if Purchaser gives its prior written consent to the taking of such action by such Acquired Company, (B) any action prohibited by clause “(p)” above (to the extent relating to clause “(d)” through “(f),” “(h),” “(i),” “(l)” or “(m)” above) if Purchaser gives its prior written consent to the taking of such action by such Acquired Company, (C) any action prohibited by clauses “(g),” “(j),” “(k),” “(n)” and “(o)” if Purchaser gives its prior written consent to the taking of such action by such Acquired Company, which consent shall not be unreasonably withheld, delayed or conditioned and (D) any action prohibited by clause “(p)” above (to the extent relating to clause “(g),” “(j),” “(k),” “(n)” or “(o)” above) if Purchaser gives its prior written consent to the taking of such action by such Acquired Company, which consent shall not be unreasonably withheld, delayed or conditioned. Purchaser further acknowledges and agrees that nothing contained in this Agreement shall give Purchaser the right to impermissibly control or direct the operations of any Acquired Company prior to the Closing within the meaning of applicable competition laws. If the Company expects to rely on clause “(y)” of this Section 4.2 or the exception in clause “(m)(v),” “(n)” or “(o)(iii)” of this Section 4.2 to take, or permit any other Acquired Company to take, any action that would otherwise be prohibited by this Section 4.2, then at least three Business Days before such action is taken, the Company shall deliver a written notice to Purchaser stating that the Company intends to take or permit the taking of such action and specifying the Legal Requirement or the IFRS requirement requiring the taking of such action. 4.3 Notification; Updates to Disclosure Schedule. (a) Notification by the Company. During the Pre-Closing Period, the Company shall promptly notify Purchaser in writing of: (i) the discovery by any Acquired Company of any event, condition, fact or circumstance that occurred or existed on or before the Agreement Date and that caused or constitutes a breach of or an inaccuracy in any representation or warranty made by the Company in this Agreement such that the condition in Section 6.1 would not be satisfied; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the Agreement Date and that would cause or constitute a material breach of or an inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or before the Agreement Date such 39 that the condition in Section 6.1 would not be satisfied; (iii) the commencement of or, to the Knowledge of the Company, any threat to commence, any Legal Proceeding that challenges or that, if adversely determined, would reasonably be expected to have the effect of preventing, materially delaying, making illegal or otherwise interfering with the Share Issuance, the Secondary Share Purchase or any of the other Contemplated Transactions involving the Company; (iv) any material breach of any covenant or obligation of the Company such that the condition in Section 6.2 would not be satisfied; and (v) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 impossible or unlikely. No such notification shall be deemed to supplement or amend the Disclosure Schedule for the purpose of: (1) determining the accuracy of any of the Company Representations; or (2) determining whether any of the conditions set forth in Section 6 has been satisfied. Any innocent and unintentional failure by the Company to give notice under clause “(i)” or “(ii)” of this Section 4.3(a) shall not be deemed to be a breach of the covenant contained in clause “(i)” or “(ii)” of this Section 4.3(a) but instead shall constitute only a breach of the underlying representation or warranty made by the Company in this Agreement. (b) Notification by Purchaser. During the Pre-Closing Period, Purchaser shall promptly notify the Company in writing of: (i) the discovery by Purchaser of any event, condition, fact or circumstance that occurred or existed on or before the Agreement Date and that caused or constitutes a breach of or an inaccuracy in any representation or warranty made by Purchaser in this Agreement such that the condition in Section 7.1 would not be satisfied; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the Agreement Date and that would cause or constitute a material breach of or an inaccuracy in any representation or warranty made by Purchaser in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or before the Agreement Date such that the condition in Section 7.1 would not be satisfied; (iii) the commencement of or, to the Knowledge of Purchaser, any threat to commence, any Legal Proceeding that challenges or that, if adversely determined, would reasonably be expected to have the effect of preventing, materially delaying, making illegal or otherwise interfering with the Share Issuance, the Secondary Share Purchase or any of the other Contemplated Transactions involving Purchaser; (iv) any material breach of any covenant or obligation of Purchaser such that the condition in Section 7.2 would not be satisfied; and (v) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 impossible or unlikely. Any innocent and unintentional failure by Purchaser to give notice under clause “(i)” or “(ii)” of this Section 4.3(b) shall not be deemed to be a breach of the covenant contained in clause “(i)” or “(ii)” of this Section 4.3(b) but instead shall constitute only a breach of the underlying representation or warranty made by Purchaser in this Agreement. (c) Updates. If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Purchaser an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of: (A) determining the accuracy of any representation or warranty made by the Company in this Agreement; or (B) determining whether any condition set forth in Section 6 has been satisfied. Any innocent and unintentional failure by the Company to update the Disclosure Schedule pursuant to this Section 4.3(c) shall not be deemed to be a breach of the covenant contained in this Section 4.3(c), but instead shall constitute only a breach of the underlying representation or warranty made by the Company in this Agreement. 40

4.4 No Negotiation. During the Pre-Closing Period, the Company shall not, and shall ensure that none of the Acquired Companies and none of their respective Representatives shall: (a) solicit, knowingly encourage or facilitate the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than Purchaser) relating to a possible Acquisition Transaction; (b) participate in any discussions or negotiations or enter into any agreement, understanding or arrangement with, or provide any non-public information to, any Person (other than Purchaser or its Representatives) relating to or in connection with a possible Acquisition Transaction; or (c) entertain or accept any proposal or offer from any Person (other than Purchaser) relating to a possible Acquisition Transaction. The Company shall promptly (and in any event within 24 hours after receipt thereof) give Purchaser notice orally and in writing of any inquiry, indication of interest, proposal, offer or request for non-public information relating to a possible Acquisition Transaction that is received by any Acquired Company or any Representative of any Acquired Company during the Pre-Closing Period. Such notice shall include (i) the identity of the Person making or submitting such inquiry, indication of interest, proposal, offer or request, and the terms and conditions thereof and (ii) an accurate and complete copy of (A) all written materials provided in connection with such inquiry, indication of interest, proposal, offer or request and (B) a summary of all oral communications provided in connection with such inquiry, indication of interest, proposal, offer or request (except, in the case of clause (ii), to the extent any of such information is prohibited from being disclosed to Purchaser under the terms of a confidentiality or non- disclosure agreement with such Person that is then in effect and binding on the Company and was already in place as of the Agreement Date, in which case such notice will disclose the existence of such expression of interest, inquiry, proposal or offer and any of such information with respect thereto that is not expressly prohibited from being disclosed by the terms of such agreement). 4.5 Termination/Amendment of Agreements. The Company shall, or shall cause the appropriate Acquired Company to use commercially reasonable efforts to: (a) terminate the agreements identified in Part 1 of Schedule 4.5 effective as of the Closing in a manner satisfactory to Purchaser; and (b) amend the agreements identified in Part 2 of Schedule 4.5 effective as of the Closing, in the manner set forth in Part 2 of Schedule 4.5, pursuant to an amendment satisfactory to Purchaser. 4.6 Repayment of Insider Receivables. Before the Closing, the Company shall use commercially reasonable efforts to cause each holder of any security of any Acquired Company and each of such holder’s Affiliates to pay in full all outstanding Insider Receivables. 4.7 Resignation of Officers and Directors. The Company shall use commercially reasonable efforts to obtain and deliver to Purchaser, at the Closing, the written resignation, in the form of Exhibit C (which, for the avoidance of doubt, provides that such resignation shall not be deemed a resignation from such Person’s employment or consulting arrangement with any Acquired Company, if any), of each officer and each director of an Acquired Company specified by Purchaser no later than three Business Days before the Closing Date by providing the Company with a written notice that identifies each such resigning officer or director. 4.8 Company Consideration Spreadsheet. At least three Business Days before the Closing Date, the Company shall deliver or cause to be delivered to Purchaser an estimated Company Consideration Spreadsheet setting forth the information required by Section 6.6(d). Nothing in this Section 4.8 shall limit any rights of any Indemnitee set forth in Section 9. 4.9 Notification and Consultation. During the Pre-Closing Period, the Company shall (and shall cause the Acquired Companies to) provide any notice required to be provided to, make any filing or registration required to be made with, and use commercially reasonable efforts to obtain any Consent required to be obtained from, any labor organization, works council or similar entity, council, 41 organization or Governmental Entity in connection with this Agreement, any other Transaction Document or the consummation of any of the Contemplated Transactions. 4.10 Third Party Consents. The Company shall, and shall cause each Acquired Company to, use commercially reasonable efforts to obtain all Consents identified in Schedule 4.10 before the Closing. 4.11 Compliance Programs. (a) During the Pre-Closing Period, the Company shall use its reasonable best efforts to (i) finalize its implementation of the Code of Conduct, the Anti-Bribery & Corruption Policy and the Corporate Gift Policy for each Acquired Company and (ii) complete its code of conduct training for all current Company Employees. (b) During the Pre-Closing Period, the Company shall use its reasonable best efforts to develop a system whereby third party Representatives that interact with Government Officials on any Acquired Company’s behalf are subject to pre-engagement due diligence, written agreements with compliance provisions and post-engagement monitoring to ensure compliance with applicable Legal Requirements, including Anti-Corruption Laws, AML Laws and Export Controls. (c) During the Pre-Closing Period, the Company shall use its reasonable best efforts to develop a transaction pre-screening mechanism to ensure that none of the Acquired Companies transacts with any Person with whom dealings are restricted or prohibited by any Export Control, including: (i) any Person identified in any sanctions list maintained by (A) the United States Department of Treasury, Office of Foreign Assets Control, the United States Department of Commerce, Bureau of Industry and Security, or the United States Department of State, (B) the United Nations Security Council, (C) the European Union or (D) HM Treasury of the United Kingdom; (ii) any Person located, organized or resident in, or a Government Official of, any country or territory with which dealings are restricted or prohibited by Export Controls; and (iii) any Person that is a Subsidiary of, controlled by, or acting for the benefit or on behalf of, a Person described in clause “(i)” or “(ii)” above. 4.12 Specified Warrant Cancelation. Before the Closing, the Company shall cancel the BCCL Warrant and, in exchange for the cancelation of the BCCL Warrant, shall make a cash payment to BCCL in an amount equal to the product of: (a) the number of Total Parent Swap Shares (as such term is defined in the BCCL Warrant) issuable pursuant to the BCCL Warrant, multiplied by (b) the Price Per Secondary Share (as such term is defined in the Share Purchase Agreement) (the cancelation of the BCCL Warrant being referred to as the “Specified Warrant Cancelation” and such payment being referred to as the “Specified Warrant Cancelation Payment”). 4.13 Intellectual Property Assignments. The Company shall use its reasonable best efforts to obtain as of the Closing: (a) executed assignments of Intellectual Property and Intellectual Property Rights, and related releases, waivers and licenses, each in form and substance reasonably satisfactory to Purchaser, from (i) each current or former contractor or consultant of any Acquired Company that is or was involved in the creation or development of any Intellectual Property or Intellectual Property Rights related to Company Products (including mobile applications) or related to artificial intelligence or search, in the course of his, her or its activities with or for or otherwise for the benefit of any Acquired Company, in each case that Purchaser determines in its sole discretion has not previously completely and irrevocably assigned to the applicable Acquired Company, or, as the case may be, waived in favor of the applicable Acquired Company, all of his, her or its rights in such Intellectual Property and Intellectual Property Rights, and (ii) each Person identified in Schedule 4.13; and (b) evidence reasonably satisfactory to Purchaser that each Domain Name used by any Acquired Company has been registered in the name of such Acquired Company. 42

4.14 Certain Compounding Filings and Other Actions. The Company shall cause each of the Acquired Companies identified in Schedule 4.14 to make the filings, and take the actions, described in Schedule 4.14 before the Closing in a manner satisfactory to Purchaser. 5. CERTAIN COVENANTS OF THE PARTIES 5.1 Filings and Consents. (a) Filings. Each party shall use its reasonable best efforts to file, as soon as practicable after the Agreement Date, all notices, reports and other documents required to be filed by such party with any Governmental Entity with respect to the Share Issuance, the Secondary Share Purchase and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Entity. Without limiting the generality of the foregoing, Purchaser and the Company shall, promptly after the Agreement Date, prepare and file any notification or other document required to be filed under any applicable antitrust or competition-related Legal Requirement in connection with the Share Issuance, the Secondary Share Purchase and the other Contemplated Transactions (it being understood and agreed that any filing with CCI will be made solely by Purchaser). Purchaser and the Company shall respond as promptly as practicable to any inquiries or requests received from the CCI, any attorney general, foreign antitrust or competition authority or other Governmental Entity in connection with antitrust or other regulatory matters. At the request of Purchaser, the Company shall divest, sell, dispose of, hold separate or take any other action with respect to any of the businesses, product lines or assets of the Acquired Companies, provided that any such action is conditioned upon the consummation of the Share Issuance and the Secondary Share Purchase. Subject to the confidentiality provisions of the Confidentiality Agreement, Purchaser and the Company shall promptly supply the other with any information which may be required in order to effectuate any filings (including applications) pursuant to (and to otherwise comply with its obligations set forth in) this Section 5.1(a). Except where prohibited by applicable Legal Requirements or any Governmental Entity, and subject to the confidentiality provisions of the Confidentiality Agreement: (i) the Company shall: (A) not take any position with respect to any filing (including any application) or submission made pursuant to this Section 5.1(a) without Purchaser’s prior written consent; (B) permit Purchaser to review and discuss in advance, and consider in good faith the views of Purchaser in connection with, any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Entity in connection with any Legal Proceeding related to this Agreement or any of the Contemplated Transactions (including any such Legal Proceeding relating to any antitrust, competition or fair trade Legal Requirement); (C) coordinate with Purchaser in preparing and exchanging such information; and (D) promptly provide Purchaser (and its counsel) with copies of all filings, notices, analyses, presentations, memoranda, briefs, white papers, opinions, proposals and other submissions (and a summary of any oral presentations) made or submitted by the Company with or to any Governmental Entity related to this Agreement or any of the Contemplated Transactions; and (ii) Purchaser shall, if requested by the Company, consult with the Company (A) prior to taking a position before a Governmental Entity with respect to any filing or submission required pursuant to this Section 5.1(a) and (B) in connection with any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Entity in connection with any Legal Proceeding related to this Agreement or any of the Contemplated Transactions (including any such Legal Proceeding relating to any antitrust, competition or fair trade Legal Requirement). (b) Notification. Each of the Company and Purchaser shall promptly notify the other party upon the receipt of: (i) any communication from any official of any Governmental Entity relating to any filing made in connection with any of the Contemplated Transactions; (ii) knowledge of the 43 commencement or threat of commencement of any Legal Proceeding by or before any Governmental Entity with respect to any of the Contemplated Transactions (and shall keep the other party informed as to the status of any such Legal Proceeding or threat); and (iii) any request by any Governmental Entity for any amendment or supplement to any filing made in connection with any of the Contemplated Transactions or any information required to comply with any Legal Requirement applicable to any of the Contemplated Transactions. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.1(a), each of the Company and Purchaser shall (promptly upon such party becoming aware of the occurrence of such event) inform the other party of the occurrence of such event and cooperate with the other party in filing with the applicable Governmental Entity such amendment or supplement. (c) Efforts. Subject to Section 5.1(d), Purchaser and the Company shall (and the Company shall cause the other Acquired Companies to) use their respective reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Share Issuance and make effective the other Contemplated Transactions on a timely basis. Without limiting the generality of the foregoing, but subject to Section 5.1(d), each party to this Agreement shall (and the Company shall cause the other Acquired Companies to): (i) make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Share Issuance, the Secondary Share Purchase and the other Contemplated Transactions; (ii) use its reasonable best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Share Issuance, the Secondary Share Purchase or any of the other Contemplated Transactions; provided, however, that, under no circumstances may any Acquired Company pay a fee to any third party in order to obtain any Consent pursuant to this Section 5.1(c) without Purchaser’s prior written consent; and (iii) use its reasonable best efforts to lift any restraint, injunction or other legal bar to the Share Issuance or any of the other Contemplated Transactions. (d) Limitations. Notwithstanding anything to the contrary contained in Section 5.1(c) or elsewhere in this Agreement, neither Purchaser nor any Affiliate of Purchaser shall have any obligation under this Agreement: (i) to hold separate, divest, sell, license, discontinue or otherwise dispose of or agree to hold separate, divest, sell, license, discontinue or otherwise dispose of (or cause any of its Subsidiaries or any Acquired Company to hold separate, divest, sell, license, discontinue or otherwise dispose of or agree to hold separate, divest, sell, license, discontinue or otherwise dispose of) any of its businesses, product lines or assets, or to take or agree to take (or cause any of its Subsidiaries or any Acquired Company to take or agree to take) any other action or to agree (or cause any of its Subsidiaries or any Acquired Company to agree) to any behavioral remedy with respect to, or any limitation or restriction on, any of its businesses, product lines or assets, other than actions referred to in this clause “(i)”: (A) that are necessary to satisfy the conditions set forth in Sections 6.3(a) and 7.4; and (B) that, individually or in the aggregate, would reasonably be expected to have only an immaterial impact on the anticipated benefits of the Contemplated Transactions to Purchaser; (ii) to amend or modify any of Purchaser’s or any of its Affiliates’ rights under any Transaction Document or to prohibit or limit the exercise by Purchaser of any right with respect to any of the Issued Shares or any other Company Shares; or (iii) to commence or contest any Legal Proceeding relating to the Share Issuance, the Secondary Share Purchase or any of the other Contemplated Transactions. For clarity, the Company shall not be required to commence any Legal Proceeding relating to the approval by any Governmental Entity of the Share Issuance, the Secondary Share Purchase or any of the other Contemplated Transactions unless Purchaser shall have first committed to support the Company in its commencement of such Legal Proceeding or to commence a similar Legal Proceeding. For clarity, the Company shall not be required to contest any Legal Proceeding against the Company relating to the approval by any Governmental Entity of the Share Issuance, the Secondary Share Purchase or any of the other Contemplated Transactions unless Purchaser shall have first committed to oppose or contest such Legal Proceeding. 44

5.2 Public Announcements. During the Pre-Closing Period: (a) the Company shall not (and the Company shall ensure that no other Acquired Company and no Representative of any Acquired Company shall) issue or make any press release or public statement regarding (or otherwise disclose to any Person the existence or terms of) this Agreement, the Share Purchase Agreement, the Secondary Share Purchase, the Share Issuance or any of the other Contemplated Transactions, without Purchaser’s prior written consent (other than public statements made by the Company in response to any public statement made by Purchaser in any public action, suit or other legal proceeding arising out of this Agreement prior to the Closing); and (b) the Company shall consult (and the Company shall ensure that each Acquired Company consults) with Purchaser before issuing or making, and shall consider in good faith the views of Purchaser with respect to, any other press release or public statement. Except as required by applicable Legal Requirements, each of the Company and Purchaser agree to refrain from issuing or making any press release or public statement (other than any statement in any public action, public suit or other public legal proceeding arising out of this Agreement prior to the Closing) with respect to any dispute under or relating to this Agreement, the Share Issuance, the Secondary Share Purchase or any of the other Contemplated Transactions. 5.3 Reasonable Best Efforts. Before the Closing: (a) subject to Section 5.1(d), the Company shall use its reasonable best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis; and (b) subject to Section 5.1(d), Purchaser shall use its reasonable best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis. 5.4 Directors and Officers of Acquired Companies. (a) For a period of six years following the Closing, the Company will, and will cause the other Acquired Companies to, honor and fulfill their obligations existing as of the Agreement Date in favor of all current or former officers or directors of the Company or any other Acquired Company (the “D&O Indemnified Parties”) whether pursuant to the Charter Documents of the Acquired Companies, under individual indemnification agreements, under applicable Legal Requirements or otherwise, for acts or omissions of the D&O Indemnified Parties which occurred prior to the Closing (the “D&O Indemnification Obligations”) (regardless of whether any proceeding relating to any D&O Indemnified Party’s rights to indemnification, exculpation, or expense advancement with respect to any such matters, acts, or omissions is commenced before the Closing); provided, however, that (i) no D&O Indemnified Party will be entitled to exculpation from, or to be indemnified, reimbursed or advanced expenses by, any Acquired Company or any Affiliate of any Acquired Company for any amount such D&O Indemnified Party has paid, owes or may owe to an Indemnitee in such D&O Indemnified Party’s capacity as a Secondary Seller under the provisions set forth in Section 9 of the Share Purchase Agreement and (ii) no D&O Indemnified Party shall be entitled to exculpation from, or to be indemnified, reimbursed or advanced expenses by, any Acquired Company or any Affiliate of any Acquired Company to the extent such exculpation, or the payment or receipt of any such amount, would violate or contravene any applicable Legal Requirement. Under no circumstances shall any D&O Indemnified Party be entitled to exculpation, indemnification, reimbursement or advancement of expenses directly from Purchaser or any Affiliate of Purchaser that is not an Acquired Company. Any claim for indemnification made under this Section 5.4 on or prior to the sixth anniversary of the Closing Date shall survive until the final resolution thereof. (b) For a period of six years following the Closing, the Company will maintain in effect all director and officer insurance policies maintained by the Acquired Companies as of the Agreement Date with respect to any actions or omissions by the D&O Indemnified Parties occurring prior to the Closing, with coverage in amount and scope at least as favorable as the Acquired Companies’ existing coverage as of the Agreement Date. Purchaser will not take any action intended to 45 cause the Acquired Companies to cancel or reduce the coverage of such insurance policies in any material respect prior to the sixth anniversary of the Closing Date. (c) The obligations of the Acquired Companies under this Section 5.4 shall not be terminated, amended, or otherwise modified in such a manner as to adversely affect any D&O Indemnified Party (or his or her heirs, personal representatives, successors, or assigns) without the prior written consent of such D&O Indemnified Party (or his or her heirs, personal representatives, successors, or assigns, as applicable). If any Acquired Company consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity in such consolidation or merger, or transfers all or substantially all of its assets to any Person, then proper provision shall be made so that the successor or assign of such Acquired Company shall assume the remaining obligations of such Acquired Company under this Section 5.4. Each D&O Indemnified Party (or his or her heirs, personal representatives, successors, or assigns, as applicable) is an intended third party beneficiary of the provisions of this Section 5.4 and entitled to enforce such provisions. 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER The obligations of Purchaser to acquire the Issued Shares and otherwise cause the Contemplated Transactions to be consummated are subject to the satisfaction (or waiver by Purchaser), at or before the Closing, of each of the following conditions: 6.1 Accuracy of Representations. (a) The Designated Company Representations shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than representations and warranties which by their terms are made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of the Designated Company Representations as of the Closing Date or as of a specific earlier date, (A) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the Agreement Date shall be disregarded and (B) any inaccuracies in the Designated Company Representations that are, in the aggregate, de minimis in nature shall be disregarded. (b) The Company Representations (other than the Designated Company Representations) shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (other than representations and warranties which by their terms are made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date); provided, however, that: (i) for purposes of determining the accuracy of such representations and warranties as of the Closing Date or as of a specific earlier date, (A) all materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded and (B) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the Agreement Date shall be disregarded; and (ii) for purposes of this Section 6.1(b) only (for clarity, not for purposes of Section 9), the reference to “as of the Agreement Date” in the first sentence of Section 2.19(a) shall be disregarded with respect to (A) any Legal Proceeding commenced or threatened by a Governmental Entity and (B) any Legal Proceeding commenced by any current, former or alleged shareholder of any Acquired Company or Affiliate (other than any portfolio company of such shareholder where such shareholder does not own a majority of equity voting power and does not have the right to appoint a majority of the board of directors or other governing body in or of such portfolio company) of any current, former or alleged shareholder of any Acquired Company. 46

6.2 Performance of Covenants. The covenants and obligations that the Company is required to comply with or to perform at or before the Closing under this Agreement shall have been complied with and performed in all material respects. 6.3 Governmental and Other Consents; Expiration of Notice Periods. (a) Governmental Consents. All filings with the CCI required to be made in connection with the Share Issuance, the Secondary Share Purchase and the other Contemplated Transactions shall have been made and CCI Approval shall have been obtained and shall be in full force and effect without the imposition of any Burdensome Condition; and any other Legal Requirement preventing, prohibiting or otherwise restraining, in whole or in part, the Share Issuance, the Secondary Share Purchase or any of the other Contemplated Transactions shall have expired or been terminated without the imposition of any Burdensome Condition and any waiting period under any applicable antitrust or competition law, regulation or other Legal Requirement in India shall have expired or been terminated without the imposition of any Burdensome Condition. For purposes of this Section 6.3(a) and Section 7.4, “CCI Approval” means the receipt of an approval letter under sub-regulation (5) of Regulation 28 of the CCI Regulations with respect to the Share Issuance and the Secondary Share Purchase. (b) Other Consents and Notices. All Consents and notices identified in Schedule 6.3(b) shall have been obtained or given and shall be in full force and effect. (c) No Restraint on Business. No action shall have been taken by any Governmental Entity of competent jurisdiction, and no Legal Requirement or Order (whether temporary, preliminary or permanent) shall have been enacted, adopted or issued by any Governmental Entity of competent jurisdiction, in connection with any of the Contemplated Transactions that has the effect of limiting or restricting the conduct or operation of the business of the Company, any other Acquired Company or any their respective Affiliates following the Closing or that has the effect of limiting or restricting the conduct or operation of the business of Purchaser as owner of the Issued Shares or any other Company Shares following the Closing, other than limitations or restrictions that (i) individually or in the aggregate, would reasonably be expected to have only an immaterial impact on the anticipated benefits of the Contemplated Transactions to Purchaser or (ii) resulted from the failure of Purchaser to comply with or perform the covenants and obligations of Purchaser set forth in Section 5.1(c) (as qualified by Section 5.1(d)). 6.4 Shareholder Approval. The Share Issuance shall have been duly approved by the shareholders of the Company, and no shareholder of the Company shall have initiated a Legal Proceeding challenging or attempting to revoke the approval of the Share Issuance. 6.5 No Material Adverse Effect. There shall not have occurred any Material Adverse Effect since the Agreement Date that is continuing. 6.6 Agreements and Documents. Purchaser shall have received the following agreements and documents, each of which shall be in full force and effect: (a) original share certificates representing all Issued Shares; (b) the shareholder register (i) reflecting the conversion of all Company Preference Shares into Company Ordinary Shares upon the Closing pursuant to the Conversion Event and reflecting the Share Issuance and (ii) showing that Purchaser owns all of the Issued Shares and that there are no Encumbrances on such shares; 47

(c) a certificate duly executed by the chief executive officer and chief financial officer of the Company containing the representation and warranty of the Company that the conditions set forth in Sections 6.1 through 6.5 and Sections 6.7 through 6.13 have been duly satisfied (the “Company Closing Certificate”); (d) a spreadsheet containing the following information, together with a certificate duly executed on behalf of the Company by the chief executive officer and chief financial officer of the Company, containing the representation and warranty of the Company that all of such information is accurate and complete (and in the case of dollar amounts, properly calculated) as of the Closing (such spreadsheet and accompanying certificate, the “Company Consideration Spreadsheet”): (i) (A) the aggregate amount of all Company Transaction Expenses, together with a detailed breakdown thereof specifying for each such Company Transaction Expense the dollar amount thereof (determined using the Specified Exchange Rate, as applicable) and whether it has already been paid or remains to be paid, (B) the Closing Debt Amount, together with a detailed breakdown thereof identifying the creditor or creditors to which such Company Indebtedness is owed and the aggregate dollar amount of all principal, accrued interest, premiums, penalties, fees, Expenses, breakage costs and other payments required to be paid or offered in respect of such Company Indebtedness as of the Closing or in connection with or in contemplation of the consummation of any of the Contemplated Transactions, (C) the Specified Warrant Cancelation Payment Amount, (D) the aggregate amount of all Transaction Bonuses, together with a detailed breakdown thereof specifying for each such Transaction Bonus the dollar amount thereof (determined using the Specified Exchange Rate, as applicable) and whether it has already been paid or remains to be paid or payable, (E) the Primary Post-Issuance Ownership Percentage, (F) the Indemnification Gross-Up Factor, (G) the Adjusted Pre-Money Company Equity Value, (H) the Price Per Primary Share, (I) the Apportioned Litigation Reserve Amount, (J) the Aggregate Repurchase Price, (K) the Primary Specified Fraction, (L) the Primary Allocation Gross-Up Factor and (M) the Fully Diluted Share Number; (ii) a funds flow spreadsheet, in form and substance reasonably satisfactory to Purchaser, showing: (A) the aggregate consideration payable by Purchaser to the Company for the Issued Shares; (B) the amounts to be distributed by the Disbursing Agent to: (1) the names of legal counsel and other service providers that are owed or will be owed any Company Transaction Expense by any of the Acquired Companies, denominated in Singapore dollars, rupees and/or dollars, as applicable; and (2) the other anticipated recipients of payments in connection with the Contemplated Transactions and the amounts so owed (denominated in Singapore dollars, rupees and/or dollars, as applicable); and (C) wire transfer instructions for each payment to be made by the Disbursing Agent reflected therein; (e) reasonable documentation in support of the calculation of the amounts set forth in the Company Consideration Spreadsheet; (f) release agreements, in the form of Exhibit B, duly executed by each director and each officer of an Acquired Company who is identified by Purchaser in accordance with Section 4.7; (g) agreements, in form and substance reasonably satisfactory to Purchaser, terminating or amending the agreements identified in Schedule 4.5 in accordance with Section 4.5; (h) written resignations, in the form of Exhibit C, of each director and each officer of an Acquired Company who is identified by Purchaser in accordance with Section 4.7, effective as of the Closing Date, and the revocation of all signatory rights of such directors and officers; 48

(i) certified copies of: (i) the resolutions adopted by the Company’s board of directors (A) approving this Agreement, the Share Issuance, the Secondary Share Purchase and the other Contemplated Transactions, including resolutions instructing the Company’s secretary to enter the name of Purchaser in the electronic register of members of the Company maintained by the Accounting and Corporate Regulatory Authority of Singapore as the holder of the Issued Shares, (B) subject to receipt of a written consent to act as a director of the Company from the relevant individuals, approving the appointment as directors of the Company (effective as of the Closing) of five individuals designated by Purchaser prior to the Closing and (C) approving the resignation as directors of the Company (effective as of the Closing) of each of the directors who are identified on Schedule 4.7; and (ii) the resolutions adopted by the shareholders of the Company approving the Share Issuance, the Conversion Event, the Liquidation Event Waiver, the Preemptive Rights Waiver and the other Contemplated Transactions; (j) evidence reasonably satisfactory to Purchaser that all outstanding Insider Receivables owed by any holder of any security of any Acquired Company or any of such holder’s Affiliates have been paid in full; (k) the Shareholders’ Agreement, substantially in the form of Exhibit D (the “New Shareholders’ Agreement”), duly executed by the Company and each Person that will be a shareholder of the Company immediately after the Closing; (l) all documentation required by the Disbursing Agent with respect to any payments to be made by the Disbursing Agent; (m) the audited consolidated financial statements (consisting of a consolidated statement of financial position, a consolidated income statement, a consolidated statement of other comprehensive income, a consolidated statement of changes in equity and a consolidated statement of cash flows) of the Acquired Companies as of and for the fiscal year ended March 31, 2018, including the notes thereto and the unqualified report and opinion of Ernst & Young Associates LLP thereon; (n) (i) a properly executed Foreign Investment and Real Property Tax Act of 1980 notification letter which states that none of the Company Shares constitute “United States real property interests” under Section 897(c) of the Code, for purposes of satisfying Purchaser’s obligations under Treasury Regulation Section 1.1445-2(c)(3) and (ii) a form of notice to the IRS prepared in accordance with the requirements of Treasury Regulation section 1.897-2(h)(2); and (o) one or more DVDs or other digital media evidencing the documents that were Made Available to Purchaser, which shall indicate, for each document, the date that such document was first uploaded to the Virtual Data Room. 6.7 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing or otherwise impeding, in whole or in part, the consummation of the Share Issuance or the Secondary Share Purchase shall have been issued by any court of competent jurisdiction or other Governmental Entity of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Share Issuance or the Secondary Share Purchase by any Governmental Entity of competent jurisdiction that makes consummation of the Share Issuance or the Secondary Share Purchase illegal, in whole or in part. 6.8 No Legal Proceedings. No Governmental Entity shall have commenced any Legal Proceeding that remains pending, or shall have threatened to commence any Legal Proceeding, and no current, former or alleged shareholder of any Acquired Company or Affiliate (other than any portfolio 49 company of such shareholder where such shareholder does not own a majority of equity voting power and does not have the right to appoint a majority of the board of directors or other governing body in or of such portfolio company) of any current, former or alleged shareholder of any Acquired Company shall have commenced any Legal Proceeding that remains pending: (a) challenging, in whole or in part, the Share Issuance, the Secondary Share Purchase or any of the other Contemplated Transactions; (b) seeking recovery of a material amount of damages in connection with the Share Issuance, the Secondary Share Purchase or any of the other Contemplated Transactions; (c) seeking to prohibit or limit the exercise by Purchaser of any right with respect to any Issued Shares or any other Company Shares; (d) that may have the effect of preventing, delaying, making illegal or otherwise interfering with, in whole or in part, the Share Issuance, the Secondary Share Purchase or any of the other Contemplated Transactions; (e) seeking to compel any Acquired Company, Purchaser or any Affiliate of Purchaser to dispose of or hold separate any material assets as a result of the Share Issuance, the Secondary Share Purchase or any of the other Contemplated Transactions; or (f) that may result in the imposition of criminal liability on Purchaser, any Affiliate of Purchaser or any Acquired Company or any officer or director of Purchaser, any Affiliate of Purchaser or any Acquired Company in connection with the Share Issuance, the Secondary Share Purchase or any of the other Contemplated Transactions. 6.9 Conversion Event. The Conversion Event shall (subject only to the consummation of the Closing) become effective, and all issued and outstanding Company Preference Shares shall be converted into Company Ordinary Shares in compliance with the Constitution of the Company, immediately after the Closing. 6.10 Waivers. The Liquidation Event Waiver and the Preemptive Rights Waiver shall be in full force and effect and no shareholder of the Company shall have commenced a Legal Proceeding challenging or attempting to revoke the Liquidation Event Waiver or the Preemptive Rights Waiver. 6.11 Specified Warrant Cancelation. The Company shall have completed the Specified Warrant Cancelation and shall have made the Specified Warrant Cancelation Payment. 6.12 Certain India Actions. The Company shall have filed applications, including compounding applications, for the payment of stamp duty with respect to all of the Identified Premises. 6.13 Board Appointments. The Company shall have appointed five individuals designated by Purchaser to the board of directors of the Company, at least two of whom shall not be Affiliates of Purchaser, effective as of the Closing. 6.14 Secondary Share Purchase. Each of the conditions set forth in Section 6 and Section 7 of the Share Purchase Agreement shall have been satisfied or waived in writing and the Secondary Share Purchase shall be consummated contemporaneously with the Share Issuance at the Closing. 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY The obligation of the Company to effect the Share Issuance and otherwise consummate the Contemplated Transactions is subject to the satisfaction (or waiver), at or before the Closing, of the following conditions: 7.1 Accuracy of Representations. The representations and warranties made by Purchaser in this Agreement shall be accurate as of the Closing Date as if made on and as of the Closing Date, except where the failure of the representations and warranties of Purchaser to be accurate would not reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the acquisition of the Issued Shares. 50

7.2 Performance of Covenants. The covenants and obligations that Purchaser is required to comply with or to perform at or before the Closing under this Agreement shall have been complied with and performed in all material respects, except where the failure to comply with or to perform such covenants or obligations would not reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the acquisition of the Issued Shares. 7.3 Agreements and Documents. The Company shall have received: (a) a certificate duly executed on behalf of Purchaser by an officer of Purchaser and containing the representation and warranty of Purchaser that the conditions set forth in Sections 7.1 and 7.2 have been satisfied; and (b) the New Shareholders’ Agreement, duly executed by Purchaser. 7.4 Governmental Approvals. All filings with the CCI required to be made by Purchaser in connection with the Share Issuance shall have been made and CCI Approval shall have been obtained and shall be in full force and effect, and any waiting period (and extensions thereof) applicable to the Share Issuance under any applicable antitrust or competition law, regulation or other Legal Requirement in India shall have expired or been terminated. 7.5 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order binding on the Company and preventing the consummation of the Share Issuance by the Company shall have been issued by any court of competent jurisdiction or other Governmental Entity in India, Singapore or the United States and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Share Issuance by any Governmental Entity in India, Singapore or the United States, that makes consummation of the Share Issuance by the Company illegal and remains in effect. 8. TERMINATION 8.1 Termination Events. This Agreement may be terminated before the Closing: (a) by the mutual written consent of Purchaser and the Company; (b) by Purchaser if the Closing has not taken place on or before 5:00 p.m. (Central time) on the date that is 10 months after the Agreement Date (the “End Date”) and any condition set forth in Section 6 has not been satisfied or waived as of the time of termination (other than as a result of any failure on the part of Purchaser to comply with or perform any covenant or obligation of Purchaser set forth in this Agreement or in the Share Purchase Agreement); (c) by the Company if the Closing has not taken place on or before 5:00 p.m. (Central time) on the End Date and any condition set forth in Section 7 has not been satisfied or waived as of the time of termination (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or any other Transaction Document); (d) by Purchaser if: (i) a court of competent jurisdiction or other Governmental Entity in India, Singapore or the United States shall have issued a final and nonappealable Order or shall have taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Share Issuance or the Secondary Share Purchase, in whole or in part; or (ii) there shall be any applicable Legal Requirement enacted, promulgated, issued or deemed applicable to the Share Issuance or the Secondary Share Purchase by any Governmental Entity in India, Singapore or the United States that would make consummation of the Share Issuance or the Secondary Share Purchase illegal, in whole or in part; 51

(e) by the Company if: (i) (A) a court of competent jurisdiction or other Governmental Entity in India, Singapore or the United States shall have issued a final and nonappealable Order binding on the Company or shall have taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Share Issuance or the Secondary Share Purchase or (B) there shall be any applicable Legal Requirement binding on the Company enacted, promulgated, issued or deemed applicable to the Share Issuance or the Secondary Share Purchase by any Governmental Entity in India, Singapore or the United States that would make consummation of the Share Issuance or the Secondary Share Purchase illegal; and (ii) the failure to comply with such Order or Legal Requirement, or the effect of such other action, would reasonably be expected to give rise to the imposition of criminal sanctions or criminal liability on the Company or any of the Company’s officers or directors; (f) by Purchaser if: (i) any representation and warranty of the Company contained in this Agreement shall be inaccurate as of the Agreement Date, or shall have become inaccurate as of a date subsequent to the Agreement Date, such that any of the conditions set forth in Section 6.1 would not be satisfied; or (ii) any covenant of the Company contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; provided, however, that if an inaccuracy in any of the representations and warranties of the Company as of a date subsequent to the Agreement Date or a breach of a covenant by the Company is curable by the Company through the use of reasonable efforts within 30 days after Purchaser notifies the Company in writing of the existence of such inaccuracy or breach (the “Company Cure Period”), then Purchaser may not terminate this Agreement under this Section 8.1(f) as a result of such inaccuracy or breach before the expiration of the Company Cure Period, provided the Company continues to exercise reasonable efforts to cure such inaccuracy or breach during the Company Cure Period (it being understood that Purchaser may not terminate this Agreement pursuant to this Section 8.1(f) with respect to such inaccuracy or breach if such inaccuracy or breach is cured before the expiration of the Company Cure Period); (g) by the Company if: (i) any of Purchaser’s representations and warranties contained in this Agreement shall be inaccurate as of the Agreement Date, or shall have become inaccurate as of a date subsequent to the Agreement Date, such that any of the conditions set forth in Section 7.1 would not be satisfied; or (ii) if any of Purchaser’s covenants contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in any of Purchaser’s representations and warranties as of a date subsequent to the Agreement Date or a breach of a covenant by Purchaser is curable by Purchaser through the use of reasonable efforts within 30 days after the Company notifies Purchaser in writing of the existence of such inaccuracy or breach (the “Purchaser Cure Period”), then the Company may not terminate this Agreement under this Section 8.1(g) as a result of such inaccuracy or breach before the expiration of the Purchaser Cure Period, provided Purchaser continues to exercise reasonable efforts to cure such inaccuracy or breach during the Purchaser Cure Period (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(g) with respect to such inaccuracy or breach if such inaccuracy or breach is cured before the expiration of the Purchaser Cure Period); and (h) by Purchaser if the Share Purchase Agreement has been terminated. Notwithstanding the foregoing, prior to invoking the condition in Section 6.7 or terminating this Agreement pursuant to Section 8.1(d) on the grounds that the Secondary Share Purchase has been made illegal, permanently restrained, enjoined or otherwise prohibited “in part” as described therein, if such adverse effect would be avoided by the exercise of the Exclusion Option with respect to a particular Secondary Seller, then Purchaser shall be required to exercise the Exclusion Option with respect to such Secondary Seller and exclude from the Purchased Shares the Company Shares referred to opposite the name of such Secondary Seller in Column D of Schedule I of the Share Purchase Agreement; provided, 52 however, that in no event shall Purchaser be required to exercise the Exclusion Option with respect to such Secondary Seller if, after giving effect to all exercises of the Exclusion Option by Purchaser, the aggregate number of Purchased Shares (determined on an as-converted-to-Company Ordinary Shares basis), together with the Issued Shares, would represent less than 51% of the total number of Company Shares outstanding immediately after the Closing (after giving effect to the Conversion Event and the Share Issuance). 8.2 Termination Procedures. If Purchaser wishes to terminate this Agreement pursuant to Section 8.1, Purchaser shall deliver to the Company a written notice stating that Purchaser is terminating this Agreement and setting forth a brief description of the basis or bases on which Purchaser is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1, the Company shall deliver to Purchaser a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis or bases on which the Company is terminating this Agreement. 8.3 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Purchaser shall be relieved of any obligation or liability arising from any prior knowing (with scienter under Delaware law) or willful inaccuracy in or breach of any representation and warranty of such party, or any prior willful breach by such party of any covenant or obligation, contained in this Agreement; (b) the Company shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 5.2; (c) the parties shall, in all events, remain bound by and continue to be subject to the terms set forth in Section 10 and (d) the parties shall, in all events, remain bound by and continue to be subject to the Confidentiality Agreement (as amended pursuant to Section 4.1(c)). 9. INDEMNIFICATION 9.1 Survival of Representations, Warranties and Covenants. (a) General Survival. Subject to Section 9.1(j), the General Company Representations shall survive the Closing until 11:59 p.m. Central time on the date that is 18 months after the Closing Date (the “General Representation Expiration Time”); provided, however, that if, at any time on or before the General Representation Expiration Time, any Indemnitee delivers to the Company a Notice of Claim asserting a breach of or an inaccuracy in any of the General Company Representations, then the claim asserted in such notice shall survive the General Representation Expiration Time until such time as such claim is fully and finally resolved. (b) Company Compliance Representations. Subject to Section 9.1(j), the Company Compliance Representations shall survive the Closing until 11:59 p.m. Central time on the third anniversary of the Closing Date; provided, however, that if, at any time on or before such third anniversary, any Indemnitee delivers to the Company a Notice of Claim asserting a breach of or an inaccuracy in any of the Company Compliance Representations, then the claim asserted in such notice shall survive such third anniversary until such time as such claim is fully and finally resolved. (c) Company Tax Representations. Subject to Section 9.1(j), the Company Tax Representations shall survive the Closing until 11:59 p.m. Central time on the date that is 60 days after the expiration of the applicable Tax-related statute of limitations (as it may be extended, it being understood that any extension that is voluntarily granted by Purchaser and was not requested by a Governmental Entity shall be disregarded) applicable to the subject matter of the Company Tax Representation in question; provided, however, that if, at any time on or before the applicable expiration date referred to in this sentence, any Indemnitee delivers to the Company a Notice of Claim asserting a 53 breach of or an inaccuracy in any of the Company Tax Representations, then the claim asserted in such notice shall survive such expiration date until such time as such claim is fully and finally resolved. (d) Fundamental Company Representations. Subject to Section 9.1(j), the Fundamental Company Representations shall survive the Closing until 11:59 p.m. Central time on the sixth anniversary of the Closing Date; provided, however, that if, at any time on or before such sixth anniversary, any Indemnitee delivers to the Company a Notice of Claim asserting a breach of or an inaccuracy in any of the Fundamental Company Representations, then the claim asserted in such notice shall survive such sixth anniversary until such time as such claim is fully and finally resolved. (e) Covenants and Agreements. (i) Subject to Section 9.1(e)(ii), the rights of the Indemnitees to be indemnified, compensated and reimbursed with respect to any breach of any covenant or agreement of the Company contained in this Agreement that by its terms is to be performed at or prior to the Closing shall survive the Closing until 11:59 p.m. Central time on the date that is 18 months after the Closing Date; provided, however, that if, at any time on or before the date that is 18 months after the Closing Date, any Indemnitee delivers to the Company a Notice of Claim asserting a breach of any such covenant or agreement by the Company, then the claim asserted in such notice shall survive until such time as such claim is fully and finally resolved. (ii) Except as otherwise provided in Sections 9.1(f), 9.1(h) and 9.1(i), the rights of the Indemnitees to be indemnified, compensated and reimbursed with respect to any breach of any covenant or agreement of the Company that by its terms is to be performed in whole or in part after the Closing, shall survive the Closing until 11:59 p.m. Central time on the date that is the later of (A) 60 days after the expiration of the applicable statute of limitations (as it may be extended, it being understood that any extension that is voluntarily granted by Purchaser and was not requested by a Governmental Entity shall be disregarded) applicable to the subject matter of the particular covenant or agreement in question and (B) the date on which such covenant or agreement is fully performed (such latest date, the “Covenant Expiration Date”); provided, however, that if, at any time on or before the Covenant Expiration Date, any Indemnitee delivers to the Company a Notice of Claim asserting a breach of any such covenant or agreement by the Company, then the claim asserted in such notice shall survive the Covenant Expiration Date until such time as such claim is fully and finally resolved. (f) Disclosed Pending Legal Proceedings. The rights of the Indemnitees to be indemnified, compensated and reimbursed with respect to any of the matters described in Section 9.2(a)(vii) shall survive the Closing until 11:59 p.m. Central time on the third anniversary of the Closing Date; provided, however, that if, at any time on or before such third anniversary, any Indemnitee delivers to the Company a Notice of Claim seeking indemnification, compensation or reimbursement with respect to any of such matters, then the claim asserted in such notice shall survive such third anniversary until such time as such claim is fully and finally resolved. (g) Purchaser Representations. All representations and warranties made by Purchaser in this Agreement (other than the representation and warranty in Section 3.�, which shall expire on the later of the sixth anniversary of the Closing Date and the expiration of the applicable statute of limitations) and all covenants of Purchaser in this Agreement shall terminate and expire as of the Closing, and any liability of Purchaser with respect to such representations, warranties and covenants shall thereupon cease; provided, however, that all covenants of Purchaser to be performed after the Closing shall remain in full force and effect until performed in accordance with their terms. 54

(h) Securityholder Claims. The rights of the Indemnitees to be indemnified, compensated and reimbursed with respect to any of the matters described in Section 9.2(a)(v) shall survive the Closing until 11:59 p.m. Central time on the sixth anniversary of the Closing Date; provided, however, that if, at any time on or before such sixth anniversary, any Indemnitee delivers to the Company a Notice of Claim seeking indemnification, compensation or reimbursement with respect to any of such matters, then the claim asserted in such notice shall survive such sixth anniversary until such time as such claim is fully and finally resolved. (i) Non-Meritorious Claims. The rights of the Indemnitees to be indemnified, compensated and reimbursed with respect to any non-meritorious claim pursuant to Section 9.2(a)(vi) shall survive the Closing until the expiration date of the claim period under this Section 9.1 that would apply if such claim were meritorious; provided, however, that if, at any time on or before such expiration date, any Indemnitee delivers to the Company a Notice of Claim seeking indemnification, compensation or reimbursement with respect to any such matter, then the claim asserted in such notice shall survive such expiration date until such time as such claim is fully and finally resolved. (j) Fraud. Notwithstanding anything to the contrary contained in this Section 9.1, the limitations set forth in Sections 9.1(a), 9.1(b), 9.1(c) and 9.1(d) shall not apply in the event of fraud committed by or on behalf of the Company relating to any of the Company Representations (it being understood that any claim for fraud may be asserted until the expiration of the applicable statute of limitations). (k) Representations Not Limited. The Company hereby agrees that: (i) the Indemnitees’ rights to indemnification, compensation and reimbursement contained in this Section 9 relating to the representations, warranties and covenants of the Company are part of the basis of the bargain contemplated by this Agreement; and (ii) such representations, warranties and covenants, and the rights and remedies that may be exercised by the Indemnitees with respect thereto, shall not be waived, limited or otherwise affected by or as a result of (and the Indemnitees shall be deemed to have relied upon such representations, warranties and covenants notwithstanding) any knowledge on the part of any of the Indemnitees or any of their respective Representatives, regardless of whether such knowledge was obtained through any investigation by any Indemnitee or any Representative of any Indemnitee or through disclosure by any Acquired Company or any other Person, and regardless of whether such knowledge was obtained before or after the execution and delivery of this Agreement (it being understood that the representations and warranties made by the Company in Section 2 are qualified by the Disclosure Schedule). (l) Disclosure Schedule. For purposes of this Agreement, each statement or other item of information set forth in a particular part or subpart of the Disclosure Schedule shall (when read together with the representation or warranty of the Company in the corresponding section or subsection of this Agreement) be deemed to be a representation and warranty made by the Company in the corresponding section or subsection of this Agreement. 9.2 Indemnification. (a) Indemnification. From and after the Closing, subject to the limitations set forth in this Section 9 (but without limiting the rights of the Indemnitees under the indemnification provisions of the Share Purchase Agreement), the Company shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are suffered or incurred at any time by any of the Indemnitees or to which any of the Indemnitees may otherwise directly or indirectly become subject at any time (regardless of whether 55 such Damages relate to any third party claim) and which arise directly or indirectly from or are a direct or indirect result of, or directly or indirectly relate to: (i) any breach of or inaccuracy in any representation or warranty made by the Company in this Agreement as of the Agreement Date (without giving effect to (A) any materiality or similar qualification limiting the scope of such representation or warranty (for clarity, “Knowledge” qualifiers, dollar thresholds, the word “Material” in the terms “Material Contract” and “Material Adverse Effect” and any materiality qualification used to define what constitutes a Material Contract will not be disregarded) or (B) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the Agreement Date); (ii) any breach of or inaccuracy in (A) any representation or warranty made by the Company in this Agreement as if such representation or warranty were made at and as of the Closing (other than representations and warranties which by their terms are made only as of the Agreement Date or another specific earlier date) or (B) the Company Closing Certificate (in each case, without giving effect to (1) any materiality or similar qualification limiting the scope of such representation or warranty (for clarity, “Knowledge” qualifiers, dollar thresholds, the word “Material” in the terms “Material Contract” and “Material Adverse Effect” and any materiality qualification used to define what constitutes a Material Contract will not be disregarded) or (2) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the Agreement Date); (iii) regardless of the disclosure of any matter set forth in the Disclosure Schedule, any inaccuracy in any information set forth in the Company Consideration Spreadsheet, including any inaccuracy or failure to calculate properly any amount set forth in the Company Consideration Spreadsheet; (iv) any breach of any covenant or agreement of the Company in this Agreement; (v) regardless of the disclosure of any matter set forth in the Disclosure Schedule, any claim asserted or held by any current, former or alleged securityholder of any Acquired Company (A) relating to this Agreement, any other Transaction Document or any of the Contemplated Transactions or any failure or alleged failure to comply with any provision of the Charter Documents of any Acquired Company or the Existing Shareholders’ Agreement, (B) alleging any ownership of, interest in or right to acquire any shares or other securities of any Acquired Company or (C) that is in any way inconsistent with, or that involves an allegation of facts inconsistent with, any of the information set forth in Section 2.3, in Part 2.3 of the Disclosure Schedule or in the Company Consideration Spreadsheet; (vi) subject to Section 9.3(c)(ii), 50% of all fees (including attorneys’ fees), charges, costs (including costs of investigation) and expenses relating to the defense of any non- meritorious claim asserted or held by any Person that, if meritorious, would otherwise entitle an Indemnitee to indemnification, compensation or reimbursement under this Section 9.2(a) (except that 100% of all fees (including attorneys’ fees), charges, costs (including costs of investigation) and expenses relating to the defense of any claim (whether meritorious or non-meritorious) of the type referred to in Section 9.2(a)(v) will be indemnified, compensated and reimbursed); (vii) any Legal Proceeding referred to in Part 2.14(c) or Part 2.19(a)-1 of the Disclosure Schedule; or 56

(viii) regardless of the disclosure of any matter set forth in the Disclosure Schedule, any fraud committed by or on behalf of the Company relating to any Company Representation. (b) Damage to Purchaser. (i) The parties acknowledge and agree that if an Acquired Company suffers, incurs or otherwise becomes subject to any Damages as a result of, or in connection with, any breach of or inaccuracy in any representation, warranty, covenant or obligation set forth in this Agreement or in connection with any matter referred to in Section 9.2(a), then, without limiting the amount of any other Damages that Purchaser or any other Indemnitee may suffer, incur or otherwise become subject to (other than Purchaser Derivative Damages), Purchaser and Parent shall be deemed, by virtue of Purchaser’s purchase of the Issued Shares, to have incurred Damages in an amount equal to (i) the aggregate dollar amount of the Damages suffered or incurred by such Acquired Company or to which such Acquired Company has otherwise become subject, multiplied by (ii) the Primary Post-Issuance Ownership Percentage. (ii) The parties acknowledge and agree that if an Indemnitee suffers, incurs or otherwise becomes subject to any Damages (other than Purchaser Derivative Damages) as a result of any matter referred to in Section 9.2(a), then: (A) the Company shall hold harmless and indemnify such Indemnitee from and against, and shall compensate and reimburse such Indemnitee for, the dollar amount of such Damages multiplied by the Primary Specified Fraction (it being understood and agreed that the Secondary Sellers shall hold harmless and indemnify such Indemnitee from and against, and shall compensate and reimburse such Indemnitee for, the remaining portion of such Damages); and (B) for purposes of determining whether the Threshold Amount specified in Section 9.3(a) is satisfied only, such Indemnitee will be deemed to have incurred Damages in an amount equal to the dollar amount of such Damages multiplied by the Primary Allocation Gross-Up Factor. (iii) For purposes of determining the amount of the indemnification payment to be made by the Company to an Indemnitee pursuant to Section 9.2(a), the amount of any Damages incurred by such Indemnitee (including any Purchaser Derivative Damages and any Damages described in Section 9.2(b)(ii) (calculated after giving effect to clause “(A)” of Section 9.2(b)(ii))) shall be “grossed up” by multiplying the aggregate amount of such Damages by the Indemnification Gross-Up Factor. 9.3 Limitations. (a) Threshold. Subject to Section 9.3(b), the Company shall not be required to make any indemnification payment pursuant to Section 9.2(a)(i) or Section 9.2(a)(ii) for any breach of or inaccuracy in any General Company Representation or any Company Compliance Representation or pursuant to Section 9.2(a)(vi) (with respect to breaches of or inaccuracies in representations and warranties to which the Threshold Amount is applicable) or Section 9.2(a)(vii) (with respect to Legal Proceedings identified on Part 2.14(c) or Part 2.19(a)-1 of the Disclosure Schedule that are not Specified Tax Proceedings) until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise directly or indirectly become subject, in connection with any breach of or inaccuracy in any of the General Company Representations or the Company Compliance Representations or in connection with the matters referred to in Section 9.2(a)(vi) (with respect to breaches of or inaccuracies in representations and warranties to which the Threshold Amount is applicable) or Section 9.2(a)(vii) (with respect to Legal Proceedings identified on Part 2.14(c) or Part 57

2.19(a)-1 of the Disclosure Schedule that are not Specified Tax Proceedings) exceeds $7,500,000 in the aggregate for all such Damages (the “Threshold Amount”). If the total amount of such Damages exceeds the Threshold Amount, then: (i) with respect to the first $7,500,000 of such aggregate Damages, the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for $3,750,000 of such Damages; and (ii) with respect to the portion of such aggregate Damages exceeding the Threshold Amount, the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the entire amount of such Damages. (b) Applicability of Threshold. For the avoidance of doubt, the limitation set forth in Section 9.3(a) shall not apply to (and shall not limit the indemnification or other obligations of the Company for or with respect to): (i) breaches of or inaccuracies in any of the Company Tax Representations or any of the Fundamental Company Representations; (ii) the matters referred to in Sections 9.2(a)(iii), 9.2(a)(iv), 9.2(a)(v), 9.2(a)(vi) (with respect to breaches of or inaccuracies in representations and warranties to which the Threshold Amount is not applicable), 9.2(a)(vii) (with respect to Specified Tax Proceedings) and 9.2(a)(viii). (c) Certain Other Limitations. (i) The Company shall not be required to make any indemnification payment pursuant to Section 9.2(a)(vii) with respect to any Specified Tax Proceeding until such time as the total amount of all Damages (calculated after giving effect to Section 9.2(b)(i)) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise directly or indirectly become subject, in connection with Specified Tax Proceedings exceeds an amount equal to $53,000,000 multiplied by the Primary Post-Issuance Ownership Percentage (the “Apportioned Litigation Reserve Amount”). If the total amount of such Damages with respect to Specified Tax Proceedings exceeds the Apportioned Litigation Reserve Amount, then (subject to the limitations set forth in Section 9.3(a)), the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the portion of such aggregate Damages that exceeds the Apportioned Litigation Reserve Amount. (ii) Notwithstanding anything to the contrary contained in this Agreement: (A) any indemnification, compensation or reimbursement sought under Section 9.2(a)(vi) for a non-meritorious claim will be subject to the same limits under this Section 9.3 that would apply if such claim were meritorious; (B) in the event of the assertion or commencement by any Person of any claim or Legal Proceeding against an Acquired Company with respect to which the Company is obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to Section 9.2(a)(vi), the aggregate amount of Damages that Purchaser and Parent will be deemed to have suffered, incurred or otherwise become subject to for purposes of Section 9.2(a)(vi) will be calculated after giving effect to Section 9.2(b)(i); and (C) in the event of the assertion or commencement by any Person of any claim or Legal Proceeding against Purchaser with respect to which the Company is obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to Section 9.2(a)(vi), the aggregate amount of Damages that Purchaser will be deemed to have suffered, incurred or otherwise become subject to for purposes of Section 9.2(a)(vi) will be calculated after giving effect to clause “(A)” of Section 9.2(b)(ii). (d) Liability Cap. Subject to Section 10.2, the total dollar amount of indemnification payments that the Company shall be required to make to the Indemnitees pursuant to Section 9.2(a) (other than Section 9.2(a)(viii)( shall be limited to an amount equal to the Aggregate Investment Amount. For the avoidance of doubt, the limitation set forth in the immediately preceding sentence 58 shall not apply to (and shall not limit the indemnification or other obligations of the Company for or with respect to) any matter referred to in Section 9.2(a)(viii). 9.4 Defense of Third Party Claims. (a) In the event of the assertion or commencement by any Person of any claim or Legal Proceeding against Purchaser or any other Indemnitee with respect to which the Company may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9, Purchaser shall proceed with the defense of such claim or Legal Proceeding on its own. In connection with the defense of any such claim or Legal Proceeding: (i) the Company shall make available to Purchaser any documents and materials in any Acquired Company’s possession or control or in the control of any Acquired Company’s Representatives that may be necessary to the defense of such claim or Legal Proceeding; (ii) the Company shall be entitled, at its own expense (A) to consult with Purchaser with respect to, but not to determine or conduct, the defense of such claim and (B) to receive copies of complaints, pleadings, notices and material written communications with respect to such claim; provided, however, that Purchaser shall not be required to disclose any information to the Company if such disclosure would reasonably be expected to jeopardize the protection of the attorney-client privilege, work product or similar protection or other applicable legal privilege; and (iii) Purchaser shall have the right to settle, adjust or compromise such claim or Legal Proceeding; provided, however, that if Purchaser settles, adjusts or compromises any such claim or Legal Proceeding without the consent of the Company, such settlement, adjustment or compromise shall not be determinative of the amount of Damages incurred by the Indemnitee in connection with such claim or Legal Proceeding. Purchaser shall give the Company prompt notice of the commencement of any Legal Proceeding against Purchaser with respect to which Purchaser intends to demand indemnification from the Company; provided, however, that any failure on the part of Purchaser to so notify the Company of such Legal Proceeding shall not limit any of the obligations of the Company under this Section 9.4 (except to the extent such failure materially prejudices the defense of such Legal Proceeding). (b) In the event of the assertion or commencement by any Person of any claim or Legal Proceeding against an Acquired Company with respect to which the Company may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9, (x) the Company shall defend such claim or Legal Proceeding with counsel selected by Purchaser, (y) Purchaser shall have the sole and absolute right and authority to determine and conduct the defense of such claim or Legal Proceeding, including with respect to any decision to settle, adjust or compromise such claim or Legal Proceeding, and no Consent or approval of the Company, the board of directors of the Company (or any committee thereof) or any shareholder of the Company will be required for any action taken by Purchaser pursuant to this clause “(y)” and (z) all fees (including attorneys’ fees), charges, costs (including costs of investigation) and expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Company. In connection with the defense of any such claim or Legal Proceeding: (i) the Company shall make available to Purchaser any documents and materials in any Acquired Company’s possession or control or in the control of any Acquired 59

Company’s Representatives that may be necessary to the defense of such claim or Legal Proceeding; and (ii) Purchaser shall have the right to settle, adjust or compromise such claim or Legal Proceeding on behalf of the applicable Acquired Company; provided, however, that if Purchaser settles, adjusts or compromises any such claim or Legal Proceeding without the consent of the Company, such settlement, adjustment or compromise shall not be determinative of the amount of Damages incurred by the Indemnitee in connection with such claim or Legal Proceeding. The Company shall give Purchaser prompt notice of the assertion of any claim or the commencement of any Legal Proceeding against any Acquired Company with respect to which the Company may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9. 9.5 Indemnification Claim Procedure. Any claim for indemnification, compensation or reimbursement pursuant to Section 9 shall be brought and resolved exclusively as follows (and, at the option of any Indemnitee, any claim based upon fraud may be brought and resolved as follows): (a) Notice of Claim. If any Indemnitee has or claims to have incurred, paid, accrued, reserved or suffered, or believes in good faith that it may incur, pay, accrue, reserve or suffer, Damages for which it is or may be entitled to be held harmless, indemnified, compensated or reimbursed under Section 9.2 (or for which it is or may be entitled to a monetary remedy in the case of fraud), such Indemnitee may deliver a notice of claim (a “Notice of Claim”) to the Company. Each Notice of Claim shall: (i) contain a brief description of the facts and circumstances supporting such Indemnitee’s claim; and (ii) if practicable, contain a good faith, non-binding, preliminary estimate of the amount to which the Indemnitee might be entitled (the aggregate amount of such estimate, as it may be modified by such Indemnitee in good faith from time to time, being referred to as the “Claimed Amount”). The Company hereby waives, and agrees not to assert, any right or defense it might otherwise have in connection with any delay by Purchaser or any other Indemnitee in delivering a Notice of Claim, including the defense of laches and any similar defense, notwithstanding any prejudice such delay may cause to the interests of the Company. (b) Dispute Procedure. During the 30-day period commencing upon delivery by an Indemnitee to the Company of a Notice of Claim (the “Dispute Period”), the Company may deliver to the Indemnitee who delivered the Notice of Claim a written response (the “Response Notice”) in which the Company: (i) agrees that the full Claimed Amount is owed to the Indemnitee; (ii) agrees that part, but not all, of the Claimed Amount is owed to the Indemnitee; or (iii) indicates that no part of the Claimed Amount is owed to the Indemnitee. If the Response Notice is delivered in accordance with clause “(ii)” or clause “(iii)” of the preceding sentence, the Response Notice shall also contain a brief description of the facts and circumstances supporting the Company’s claim that only a portion or no part of the Claimed Amount is owed to the Indemnitee, as the case may be. Any part of the Claimed Amount that is not agreed to be owed to the Indemnitee pursuant to the Response Notice (or the entire Claimed Amount, if the Company asserts in the Response Notice that no part of the Claimed Amount is owed to the Indemnitee) is referred to as the “Contested Amount” (it being understood that the Contested Amount shall be modified from time to time to reflect any good faith modifications by the Indemnitee to the Claimed Amount). If a Response Notice is not received by the Indemnitee before the expiration of the Dispute Period, then the Company shall be conclusively deemed to have agreed that the full Claimed Amount is owed to the Indemnitee. 60

(c) Payment of Claimed Amount. If: (i) the Company delivers a Response Notice to the Indemnitee agreeing that the full Claimed Amount is owed to the Indemnitee; or (ii) the Company does not deliver a Response Notice during the Dispute Period, then the Company shall, within 10 Business Days following the earlier of the delivery of such Response Notice and the expiration of the Dispute Period, pay the Claimed Amount to the Indemnitee. (d) Payment of Agreed Amount. If the Company delivers a Response Notice to the Indemnitee during the Dispute Period agreeing that less than the full Claimed Amount is owed to the Indemnitee (the “Agreed Amount”), then the Company shall, within 10 Business Days following the delivery of such Response Notice, pay the Agreed Amount to the Indemnitee. (e) Resolution Between the Parties. If the Company delivers a Response Notice to the Indemnitee during the Dispute Period indicating that there is a Contested Amount, the Company and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Indemnitee and the Company resolve such dispute, then their resolution of such dispute shall be binding on the Company and such Indemnitee, and a settlement agreement stipulating the amount owed to the Indemnitee (the “Stipulated Amount”) shall be signed by the Indemnitee and the Company. The Company shall, within 10 Business Days following the execution of such settlement agreement (or such shorter period of time as may be set forth in the settlement agreement), pay the Stipulated Amount to the Indemnitee. (f) Arbitration. If the Company and the Indemnitee are unable to resolve the dispute relating to any Contested Amount during the 30-day period commencing upon the delivery of the Response Notice to the Indemnitee, then the Company or the Indemnitee may refer such dispute (an “Arbitrable Indemnification Dispute”) to final and binding arbitration for resolution; provided, however, that (i) in no event shall there be more than one arbitration proceeding relating to any fact, event, circumstance or occurrence (or series of related facts, events, circumstances or occurrences) that is the subject of both a claim for indemnification, compensation or reimbursement under Section 9.2(a) and a §9.2(a) Claim (as such term is defined in the Share Purchase Agreement) and (ii) the existence of any settlement of, or payment with respect to, any indemnification claim under Section 9.2(a) of the Share Purchase Agreement shall not be used as evidence of the validity of any indemnification claim against the Company under this Agreement or of the amount of Damages associated with such claim against the Company under this Agreement. Notwithstanding the immediately preceding sentence, nothing in this Section 9.5(f) shall prevent the Indemnitee from seeking preliminary injunctive relief or other equitable relief from a court of competent jurisdiction pending settlement of any Arbitrable Indemnification Dispute. (i) Except as otherwise provided in this Agreement, any Arbitrable Indemnification Dispute shall be resolved by arbitration in San Francisco County, California, USA in accordance with JAMS Rules. However, in all events, the provisions contained in this Agreement shall govern over any conflicting rules which may now or hereafter be contained in the JAMS Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available if any judicial proceeding were instituted to resolve an Arbitrable Indemnification Dispute. The existence of such arbitration and all submissions, correspondence and evidence relating to the arbitration proceedings shall be kept confidential by the Company; provided, however, that the Company may discuss the arbitration with those of its advisors who agree in writing to keep the existence of such arbitration and the terms of such Arbitrable Indemnification Dispute confidential. 61

(ii) Any such arbitration will be conducted before a single arbitrator who satisfies the criteria set forth in Section 9.5(f)(iv). The arbitrator will be compensated for his or her services at a rate to be determined by the Indemnitee and the Company or by JAMS, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation. (iii) The arbitrator shall be mutually agreed upon by the Indemnitee and the Company. In the event the Indemnitee and the Company are unable to agree on the selection of an arbitrator within 20 days following submission of the dispute to JAMS by one of the parties, JAMS will have the authority to select an arbitrator from a list of arbitrators who satisfy the criteria set forth in Section 9.5(f)(iv). (iv) The arbitrator shall not have any past or current family, business or other relationship with the Indemnitee, any Acquired Company or any Affiliate, director or officer thereof, unless, following full disclosure of all such relationships, the Indemnitee and the Company agree in writing to waive such requirement. In addition, unless otherwise agreed to between the Indemnitee and the Company in writing, the arbitrator shall have at least 15 years’ experience in the negotiation of definitive merger and acquisition agreements governed by Delaware law involving privately held acquisition targets; provided, however, that if JAMS is not able to provide an arbitrator for such arbitration with the requisite experience set forth in this clause “(iv),” such arbitrator shall be a retired Article III U.S. Federal District Court judge. (v) The arbitrator shall be instructed to hold up to three days of eight-hour hearings regarding the disputed matter within 60 days of his or her appointment and to render an award no later than 30 days after the conclusion of such hearings, in each case unless otherwise mutually agreed in writing by the Indemnitee and the Company. The final decision of the arbitrator: (A) shall include the amount of the award to the Indemnitee (the “Award Amount”), if any; (B) shall be furnished to the Company and the Indemnitee in writing; and (C) shall constitute a final, non-appealable and conclusive determination of the issue(s) in question, shall be binding upon the Company and the Indemnitee and shall not be contested by any of them. (vi) No discovery other than an exchange of relevant documents may occur in any arbitration commenced under the provisions of this Section 9.5(f). The Indemnitee and the Company agree to act in good faith to promptly exchange relevant documents. (vii) The Indemnitee and the Company will each pay 50% of the arbitration fees and initial compensation to be paid to the arbitrator in any such arbitration and 50% of the costs of transcripts and other normal and regular expenses of the arbitration proceedings; provided, however, that: (A) the prevailing party in any arbitration will be entitled to an award of attorneys’ fees and costs; and (B) all costs of arbitration, other than those provided for above, will be paid by the losing party, and the arbitrator will be authorized to determine the identity of the prevailing party and the losing party. If an Indemnitee is found to be the prevailing party in any arbitration, the amount of the fees and expenses of such Indemnitee payable by the Company pursuant to this clause “(vii)” shall be added to the Award Amount. (viii) The arbitrator will be authorized to determine whether, and at what rate, interest should accrue on the Award Amount. The amount of such accrued interest, if any, shall be added to the Award Amount. 62

(ix) The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or any other provisions contained in this Section 9.5 or elsewhere in this Agreement. (g) Payment of Award Amount. Upon resolution of an Arbitrable Indemnification Dispute, the Company shall, within 10 Business Days following the delivery of the final decision of the arbitrator, or such shorter period of time as may be set forth in the final decision, pay the Award Amount to the Indemnitee. Any ruling or decision of the arbitrator may be enforced in any court of competent jurisdiction. (h) Default of Payment Obligations. If the Company fails to pay when due any amount finally determined to be payable to any Indemnitee pursuant to this Section 9.5 and such failure continues unremedied for a period of 30 days after Purchaser notifies the Company in writing of such default, then (without limiting any of the other remedies exercisable by the Indemnitee) in lieu of paying the amount payable in cash, the Company shall, if requested by Purchaser, issue to Purchaser a number of Company Ordinary Shares equal to the amount determined by dividing (i) the dollar amount of such overdue payment, by (ii) an amount equal to the lower of (A) the Price Per Primary Share and (B) the fair market value of a Company Ordinary Share on the date such overdue amount was originally required to be paid, as determined by Purchaser in good faith. (i) Conversion of Damages Amounts. For purposes of determining (i) whether the limitations set forth in Section 9.3 have been satisfied and (ii) the amount of Damages suffered or incurred in connection with any claim for indemnification, compensation or reimbursement pursuant to this Section 9, any amount of Damages that is denominated in a currency other than dollars shall be converted into dollars using the average of the applicable daily exchange rates over the period of five consecutive Business Days ending on the date that is two Business Days before the date that such amount is determined to be owed to the applicable Indemnitee in accordance with this Section 9.5, as such exchange rates are reported on the Financial Times website at FT.com. 9.6 Exclusive Remedy. Subject to Section 10.2, except for equitable remedies, from and after the Closing, the rights to indemnification, compensation and reimbursement set forth in this Section 9 and in Section 9 of the Share Purchase Agreement shall be the sole and exclusive post-Closing monetary remedy of the Indemnitees for any Damages resulting from or arising out of any breach of this Agreement by the Company. For clarity, this means that the survival periods and liability limits set forth in this Section 9 and in Section 9 of the Share Purchase Agreement shall control notwithstanding any statutory or common law provisions or principles to the contrary; provided, however, that nothing in this Section 9.6 shall limit the liability that any Person may have at law or in equity based on such Person’s commission of or participation in fraud. 9.7 Exercise of Remedies Other Than by Purchaser. No Indemnitee (other than Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such claim for indemnification, compensation or reimbursement or the exercise of such other remedy. 9.8 Recoveries. (a) Subject to the next sentence, the parties acknowledge the existence of a duty to mitigate damages under the common law of the State of Delaware. Notwithstanding anything to the contrary contained in this Section 9.8 or elsewhere in this Agreement, no Indemnitee shall have any 63 obligation to seek recovery under any insurance policy or against any third party or to obtain insurance coverage or other third party protection with respect to any matter. (b) In order to avoid a “windfall” double recovery on the part of the Indemnitees, the parties agree that: (i) the Indemnitees shall not be entitled to recover more than once for the same Damages under Section 9.2(a) (it being understood that multiple Indemnitees may each suffer or incur separate Damages in connection with the same event, facts or circumstances); and (ii) subject to Section 9.8(a), in determining the amount of any Damages for which an Indemnitee is entitled to assert a claim for indemnification, compensation or reimbursement pursuant to this Section 9, the amount of any such Damages shall be reduced by the net amount of any insurance proceeds or other third party indemnification or contribution payments actually received by such Indemnitee as a result of and with respect to such Damages under any insurance policy of the Company or under any third party indemnification or contribution arrangement in favor of the Company in existence as of the Closing (with the net amount of such Damages calculated after giving effect to any applicable deductible or retention and any costs of recovery, including premium increases (retroactive or otherwise), any reimbursement obligation and any other cost related to the applicable insurance claim or third party indemnification or contribution claim); provided, however, that if any Indemnitee is indemnified, compensated or reimbursed pursuant to this Section 9 by the Company with respect to any Damages and thereafter receives a payment from any insurance policy or third party indemnification or contribution arrangement referred to in this clause “(ii)” as a result of and with respect to such Damages, then the amount recovered from such insurance policy or third party (up to the amount recovered from the Company with respect to such Damages) shall be paid to the Company by Purchaser. 9.9 Company Actions. Except as otherwise provided in Section 9.4, all decisions and actions of the Company under Sections 9.4 and 9.5 will be taken at the direction of the Related Party Transactions Committee (as such term is defined in the New Shareholders’ Agreement). 10. MISCELLANEOUS PROVISIONS 10.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (at or after the Closing) for the purpose of carrying out or evidencing any of the Contemplated Transactions. 10.2 No Waiver Relating to Claims for Fraud. The liability of any Person under Section 9 will be in addition to, and not exclusive of, any other liability that such Person may have at law or in equity based on such Person’s commission of or participation in fraud. Notwithstanding anything to the contrary contained in this Agreement, none of the provisions set forth in this Agreement, including the provisions set forth in Section 9, shall be deemed a waiver by any Indemnitee of any tort right or remedy which such Indemnitee may have at law or in equity based on the commission of or participation by such Person or any of such Person’s directors, officers, employees or agents in fraud, nor will any such provision limit, or be deemed to limit: (a) the amounts of recovery sought or awarded in any such claim for fraud; (b) the time period during which a claim for fraud may be brought; or (c) the recourse which any Indemnitee may seek against such Person with respect to such a claim for fraud. 10.3 Fees and Expenses. Subject to Section 9, each party to this Agreement shall bear and pay all fees, costs and expenses that have been incurred or that are incurred in the future by such party in connection with the Contemplated Transactions, including all fees, costs and expenses incurred by such party in connection with or by virtue of: (a) the investigation and review conducted by Purchaser and its Representatives with respect to the Acquired Companies’ businesses (and the furnishing of information to 64

Purchaser and its Representatives in connection with such investigation and review); (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates and other instruments and documents delivered or to be delivered in connection with the Contemplated Transactions; (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the Contemplated Transactions, and the obtaining of any Consent required to be obtained in connection with any of such transactions; and (d) the consummation of the Contemplated Transactions. 10.4 Attorneys’ Fees. If any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement (other than with respect to a claim for indemnification, compensation or reimbursement pursuant to Section 9 that is brought and resolved in accordance with Section 9.5) is brought by any Indemnitee against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled). 10.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent on a Business Day by facsimile transmission before 5:00 p.m. (recipient’s time) on the day sent by facsimile transmission and receipt is confirmed, on the date on which receipt is confirmed; (c) if sent by facsimile transmission on a day other than a Business Day and receipt is confirmed, or if sent by facsimile transmission after 5:00 p.m. (recipient’s time) on the day sent by facsimile transmission and receipt is confirmed, on the Business Day following the date on which receipt is confirmed; and (d) if sent via an international courier service, three Business Days after being delivered to such courier, in each case to the address set forth beneath the name of such party below (or to such other address as such party shall have specified in a written notice given to the other parties hereto): If to Purchaser or Parent: Wal-Mart International Holdings, Inc. c/o Walmart Inc. 702 SW 8th Street, MS 0215 Bentonville, Arkansas 72716-0215 Attention: Senior Vice President – General Counsel, Walmart International Facsimile: (479) 277-5991 with copies (which shall not constitute notice) to: Walmart Inc. Unit 620, 6/F, 100 QRC, 100 Queen’s Road Central, Hong Kong Attention: Senior Vice President – General Counsel, Walmart Asia Facsimile: +852 25768900 Walmart Inc. 702 SW 8th Street, MS 0215 Bentonville, Arkansas 72716-0215 Attention: Vice President – General Counsel, Corporate Facsimile: (479) 277-5991 65

Hogan Lovells US LLP 4085 Campbell Avenue, Suite 100 Menlo Park, CA 94025 United States Attention: Richard E. Climan Christopher R. Moore Facsimile: 650-463-4199 If to the Company before the Closing: Flipkart Private Limited 80 Raffles Place #32-02 UOB Plaza 1 Singapore 048624 Attention: Rajnish Baweja with copies (which shall not constitute notice) to: Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 220 West 42nd Street, 17th Floor New York, NY 10036 United States Attention: Steven L. Baglio, Andrew Y. Luh, Ferish P. Patel, Jonathan C. Pentzien and John H. Olson Facsimile: 877-881-0530 If to the Company after the Closing: Flipkart Private Limited 80 Raffles Place #32-02 UOB Plaza 1 Singapore 048624 Attention: Rajnish Baweja 10.6 Headings. The bold-faced headings and the underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. 10.7 Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms of this Agreement. 10.8 Governing Law; Dispute Resolution. (a) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the state of Delaware irrespective of the choice of laws 66 principles of the state of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies and in respect of the statute of limitations or any other limitations period applicable to any claim, controversy or dispute. (b) Indemnification Claims. Any claim for indemnification, compensation or reimbursement pursuant to Section 9 shall be brought and resolved (and, at the option of any Indemnitee, any claim made after the Closing based upon fraud relating to this Agreement or any of the Contemplated Transactions may be brought and resolved) in accordance with Section 9.5 (it being understood that, for the avoidance of doubt and without limiting the effect of Section 10.8(c): (i) at the option of any Indemnitee, any claim based upon fraud against a Person who committed or participated in such fraud may be brought and resolved in accordance with Section 10.8(c) rather than in accordance with Section 9.5; and (ii) nothing in this Section 10.8(b) or elsewhere in this Agreement shall prevent any Indemnitee from seeking preliminary injunctive relief or any other equitable remedy from a court of competent jurisdiction). (c) Other Disputes. Except as otherwise provided in Section 10.8(b), any action, suit or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement (including an action, suit or other legal proceeding based upon fraud) may be brought or otherwise commenced in any state or federal court located in the state of Delaware. Each party to this Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the state of Delaware (and each appellate court located in the state of Delaware) in connection with any such action, suit or legal proceeding; (ii) agrees that each state and federal court located in the state of Delaware shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such action, suit or legal proceeding commenced in any state or federal court located in the state of Delaware, any claim that such party is not subject personally to the jurisdiction of such court, that such action, suit or legal proceeding has been brought in an inconvenient forum, that the venue of such action, suit or legal proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court. 10.9 Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective heirs, executors, personal representatives, successors and assigns, if any. This Agreement shall inure to the benefit of the Company, Purchaser, the other Indemnitees and the respective successors and assigns of the foregoing (if any). Purchaser may freely assign any or all of its rights under this Agreement (including its rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person. In connection with any such assignment by Purchaser, Purchaser may specify the extent to which references to Purchaser in this Agreement will be deemed to refer to the assignee. The Company shall not be permitted to assign any of its rights or delegate any of its obligations under this Agreement without Purchaser’s prior written consent. Any attempted assignment or delegation by the Company in violation of this Section 10.9 shall be null and void. 10.10 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Purchaser and the other Indemnitees under this Agreement are in addition to their respective rights and remedies under the Share Purchase Agreement. Nothing in this Agreement shall limit any of the rights or remedies of Purchaser or any of the other Indemnitees under the Share Purchase Agreement or any other Transaction Document (excluding the Company Closing Certificate, the documents delivered pursuant to Section 6.6 and the certificate contemplated by Section 6.6(d)); and nothing in the Share Purchase Agreement or any other agreement, certificate or document referred to in the Share Purchase Agreement or to be executed in connection with 67 any of the transactions contemplated by the Share Purchase Agreement shall limit any of the Company’s obligations, or any of the rights or remedies of Purchaser or any of the other Indemnitees, under this Agreement. No breach on the part of Purchaser or any other party of any covenant or obligation contained in the Share Purchase Agreement or any other agreement shall limit or otherwise affect any right or remedy of Purchaser or any of the other Indemnitees under this Agreement. The parties to this Agreement agree that, in the event of any breach or threatened breach by the Company of any covenant, obligation or other provision set forth in this Agreement: (a) Purchaser shall be entitled, without proof of actual damages (and in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (ii) an injunction restraining such breach or threatened breach; and (b) Purchaser shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or legal proceeding. Notwithstanding the foregoing, but subject to Section 10.2, for clarity, following the Closing, Section 9.6 shall control exclusively on the topic of monetary remedies against the Company for any breach of this Agreement by the Company. 10.11 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. 10.12 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or any of the Contemplated Transactions. 10.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Purchaser and the Company; provided, however, that if any amendment to this Agreement would have a direct and significant adverse economic effect on any Secondary Seller, then such amendment shall also require the consent of the Sellers’ Representative, which shall not be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary contained in the proviso to the previous sentence, no consent of the Sellers’ Representative or any other Person shall be required for any termination of this Agreement or for the wavier of any rights of the Company or Purchaser under this Agreement. 10.14 Severability. Any term or provision of this Agreement that is deemed or determined to be invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Company and Purchaser agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and that such modified term or provision of this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the immediately preceding sentence, the Company and Purchaser agree to replace such invalid or unenforceable term or provision with a valid and enforceable 68 term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term. 10.15 Parties in Interest. Except for (a) the provisions of Section 9, which may be enforced by the Indemnitees as set forth in Section 9, (b) the provisions of Section 10.13, which may be enforced by the Sellers’ Representative, acting on behalf of the Secondary Sellers and (c) the provisions of Section 5.4, which may be enforced by each D&O Indemnified Party (or his or her heirs, personal representatives, successors or assigns), none of the provisions of this Agreement are intended to provide any right or remedy to any employee, creditor or other Person other than Purchaser, the Company and their respective successors and assigns (if any). 10.16 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof. 10.17 Disclosure Schedule. The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections and subsections contained in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section or subsection of this Agreement, except to the extent that: (a) such information is cross-referenced in another part of the Disclosure Schedule; or (b) it is reasonably apparent on the face of the disclosure (without reference to any document referred to therein or any independent knowledge on the part of the reader regarding the matter disclosed) that such information qualifies another representation and warranty in this Agreement. The mere listing of a document or other item in, or attachment of a copy thereof to, the Disclosure Schedule will not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty pertains directly to the existence of the document or other item itself). 10.18 Certain Post-Closing Actions. (a) Indian Actions. No later than 15 days after the Closing Date, the Company shall, and shall cause the other Acquired Companies to: (a) notify the RBI of the change of control and management of PhonePe Private Limited; (b) ensure that each of Flipkart India Private Limited, Flipkart Internet Private Limited, Instakart Services Private Limited and Myntra Designs Private Limited responds to each notice from the Indian Legal Metrology Department under the Legal Metrology Act 2009; (c) ensure that each of Myntra Jabong India Private Limited, Flipkart Logistics Private Limited and Instakart Services Private Limited obtains registration under the Legal Metrology (Packaged Commodities) Rules, 2011; and (d) obtain registration under all applicable state shops and establishments Legal Requirements in India for all of its premises located in India. (b) Business Cooperation Agreements. Purchaser and the Company anticipate that, from time to time after the Agreement Date, at the request of Purchaser, the Company will negotiate with Purchaser in good faith the terms of business cooperation agreements between Purchaser and the Company, to become effective as of or after the Closing, with the Company’s interests in the negotiation of these business cooperation agreements to be represented by a committee of the Company’s board of directors consisting exclusively of directors who are not Affiliates of Purchaser. (c) Identified Premises. No later than December 31, 2018, the Company shall, and shall cause each of the other Acquired Companies to, complete the registration of all of the Identified Premises in accordance with the (Indian) Registration Act, 1908. 69

10.19 Performance of Obligations. (a) To induce the Company to enter into this Agreement, Parent, intending to be legally bound, hereby absolutely, irrevocably and unconditionally guarantees to the Company the due and punctual payment and performance of (i) Purchaser’s obligations under this Agreement and (ii) Purchaser’s payment obligations (including for breach) under this Agreement (collectively, the “Purchaser Guaranteed Obligations”), in each case, as and when due pursuant to the terms of this Agreement. This guarantee may not be revoked or terminated and shall remain in full force and effect without interruption and shall be binding on Parent and its successors and assigns until the Purchaser Guaranteed Obligations have been satisfied in full. All payments pursuant to this Section 10.19 shall be made in lawful money of the United States, in immediately available funds. Parent promises and undertakes to make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of Parent of any kind. (b) The guarantee set forth in Section 10.19(a) (the “Purchaser Guarantee”) is an absolute, unconditional and continuing guarantee of the full and punctual payment and performance by Purchaser of the Purchaser Guaranteed Obligations and not of collection. Should Purchaser default in the payment or performance of any of the Purchaser Guaranteed Obligations, Parent’s obligations hereunder shall become immediately due and payable to the Company. Claims hereunder may be made on one or more occasions. If any payment in respect of any Purchaser Guaranteed Obligation is rescinded or must otherwise be returned for any reason whatsoever, Parent shall remain liable hereunder with respect to such Purchaser Guaranteed Obligation as if such payment had not been made. (c) Parent agrees that the Purchaser Guaranteed Obligations shall not be released or discharged, in whole or in part, or otherwise affected by: (i) the failure or delay on the part of the Company to assert any claim or demand or to enforce any right or remedy against Purchaser; (ii) any change in the time, place or manner of payment of the Purchaser Guaranteed Obligations or amendment or modification of any of the terms or provisions of this Agreement made in accordance with the terms of this Agreement; (iii) the addition, substitution or release of any Person that becomes a party to any of the Contemplated Transactions; (iv) any change in the corporate existence, structure or ownership of Purchaser; (v) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Purchaser or its assets; (vi) the adequacy of any means the Company may have of obtaining payment related to the Purchaser Guaranteed Obligations; or (vii) the existence of any claim, set-off or other right which Purchaser may have at any time against the Company (other than rights of Purchaser pursuant to this Agreement), whether in connection with the Purchaser Guaranteed Obligations or otherwise. Parent waives promptness, diligence, notice of the acceptance of the Purchaser Guarantee and of the Purchaser Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the Purchaser Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Purchaser or any other Person that becomes a party to any of the Contemplated Transactions, all suretyship defenses generally, and all defenses available to Parent under the Purchaser Guarantee (other than defenses to the payment of the Purchaser Guaranteed Obligations that are available to Purchaser under this Agreement). Parent acknowledges that it has received and will receive substantial direct and indirect benefits from the Contemplated Transactions and that the waivers set forth in this Section 10.19 are knowingly made in contemplation of such benefits. (d) The Company shall not have any obligation to proceed at any time or in any manner against, exhaust any or all of the Company’s rights against Purchaser or any other person liable for any Purchaser Guaranteed Obligations prior to proceeding against Parent hereunder or resort to any security or other means of collecting payment. The Purchaser Guarantee may only be amended by a 70 writing signed and delivered by Parent and the Company. Parent hereby covenants and agrees that it shall not institute, and shall cause its respective Affiliates not to institute, any action asserting that the Purchaser Guarantee is illegal, invalid or unenforceable in accordance with its terms, subject to the Enforceability Exception. (e) Parent hereby represents and warrants to the Company that: (i) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and do not contravene any provision of Parent’s organizational documents or any Legal Requirement or contractual restriction binding on Parent or its assets; and (ii) this Agreement constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject to the Enforceability Exception. 10.20 Construction. (a) Gender; Etc. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders. (b) Currencies; Exchange Rate. All references in this Agreement to “dollars” or “$” shall mean United States Dollars. All references in this Agreement to “rupees” or “₨” shall mean Indian National Rupees. All references in this Agreement to “Singapore dollars” or “S$” shall mean Singapore Dollars. Except as otherwise provided in this Agreement, for the purpose of translating an amount denominated in a currency other than dollars into dollars as of a specified date, such amount shall be determined using the exchange rate between such currency and dollars on the Business Day immediately preceding such date, as such exchange rate is reported on the Financial Times website at FT.com (c) Ambiguities. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. (d) Including. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” (e) References. Except as otherwise indicated, all references in this Agreement to “Sections,” “Schedules” and “Exhibits” are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement. All “Schedules” and “Exhibits” annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any “Schedule” or “Exhibit” but not otherwise defined therein shall be defined as set forth in this Agreement. Any Contract, instrument or statute defined or referred to in this Agreement or in Exhibit A means such Contract, instrument or statute, in each case as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of statutes) by succession or comparable successor statutes. Any Contract or instrument defined or referred to in this Agreement or in Exhibit A shall include all exhibits, schedules and other documents or Contracts attached thereto. Any statute defined or referred to in this Agreement or in Exhibit A shall include all rules and regulations promulgated thereunder. 71

(f) Hereof. The terms “hereof,” “herein,” “hereunder,” “hereby” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. (g) Fraud. For purposes of this Agreement, the Company will be deemed to have committed fraud relating to an inaccurate or misleading Company Representation if the Company or any director, officer, employee advisor or agent of the Company, or any other Person acting on behalf of the Company, has or had the requisite scienter under Delaware law. 72

The parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

WAL-MART INTERNATIONAL HOLDINGS, INC.,
a Delaware corporation

By: /s/ Leigh Hopkins
Name: Leigh Hopkins
Title: Senior Vice President, International Strategy & Business Development

WALMART INC.,
a Delaware corporation, for purposes of Section 10.19 only

By: /s/ Emily McNeal
Name: Emily McNeal
Title: Vice President, Corporate Development

FLIPKART PRIVATE LIMITED,
a company incorporated in Singapore

By: /s/ Binny Bansal
Name: Binny Bansal
Title: Director

[SIGNATURE PAGE TO SHARE ISSUANCE AND ACQUISITION AGREEMENT]

FINAL FORM EXHIBIT A CERTAIN DEFINITIONS For purposes of the Agreement (including this Exhibit A): “25% Rule” means: (a) the restriction set forth in Clause 5.2.15.1.2(d) of the FDI Policy permitting wholesale trading of goods among companies of the same group provided such sales do not exceed 25% of the total turnover of the wholesale venture; and (b) the restriction set forth in Clause 5.2.15.2.4(v) of the FDI Policy that a company undertaking an e-commerce business will not permit more than 25% of the sales value on a Indian Tax Year basis affected through its marketplace from one vendor or their group companies. “Acquired Company” means: (a) the Company; (b) each Subsidiary of the Company; and (c) for purposes of the Company Representations, each corporation or other Entity that has been merged into, or that has been combined, amalgamated or consolidated with (including pursuant to a plan or scheme of arrangement) any of the Entities identified in clauses “(a)” and “(b)” above. “Acquired Company Option” means a Company Option or a Company Subsidiary Option. “Acquired Company Option Plan” means a Company Option Plan or a Company Subsidiary Option Plan. “Acquired Company Warrant” means a Company Warrant or a Company Subsidiary Warrant. “Acquisition Transaction” means any transaction or series of transactions involving: (a) the sale, license, sublicense or disposition of all or a material portion of any Acquired Company’s business or assets, including Intellectual Property; (b) the grant, issuance, disposition or acquisition of (i) any share in the capital of any Acquired Company or other equity security of any Acquired Company, other than Company Shares issued upon the exercise or conversion of any Acquired Company Option, Acquired Company Warrant or Company Preference Share that is outstanding on the Agreement Date and identified in Part 2.3(a), Part 2.3(b), Part 2.3(c)-1, Part 2.3(c)-2, Part 2.3(d)-1 or Part 2.3(d)-2 of the Disclosure Schedule, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any share in the capital of any Acquired Company or other equity security of any Acquired Company or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any share in the capital of any Acquired Company or other equity security of any Acquired Company; or (c) any merger, demerger, amalgamation, plan or scheme of arrangement, consolidation, business combination, reorganization, restructuring or similar transaction involving any Acquired Company. “Adjusted Pre-Money Company Equity Value” means an amount equal to $20,000,000,000, minus the sum of: (a) the Aggregate Repurchase Price; plus (b) the Closing Debt Amount; plus (c) the Specified Warrant Cancelation Payment Amount. “Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition and the Agreement, the term “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person. In addition, a natural person’s spouse and other members of such natural person’s immediate family shall be deemed “Affiliates” of such natural person. The term “Affiliate” shall be deemed to include current and future “Affiliates.” “Aggregate Investment Amount” has the meaning assigned to such term in Section 1.1(a). “Aggregate Repurchase Price” means the aggregate dollar amount paid or payable by or on behalf of the Company to Persons that are or were shareholders of the Company in connection with the Repurchase Transactions. “Agreed Amount” has the meaning assigned to such term in Section 9.5(d). “Agreement” has the meaning assigned to such term in the Preamble to the Agreement. “Agreement Date” has the meaning assigned to such term in the Preamble to the Agreement. “AML Laws” has the meaning assigned to such term in Section 2.12(d). “Anti-Bribery & Corruption Policy” means the Company internal policy titled “Anti-Bribery and Anti-Corruption Policy of Flipkart Private Limited,” implemented on February 1, 2018. “Anti-Corruption Law” means the United States Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act 2010, as amended, the Indian Prevention of Corruption Act, 1988, as amended, or any other law or regulation that prohibits the conferring of any gift, payment, thing of value, or other benefit on any person or any officer, employee, agent or advisor of such person, or which has as its objective the prevention of corruption and/or bribery. “API” means application program interface. “Apportioned Litigation Reserve Amount” has the meaning assigned to such term in Section 9.3(c)(i). “Arbitrable Indemnification Dispute” has the meaning assigned to such term in Section 9.5(f). “Award Amount” has the meaning assigned to such term in Section 9.5(f)(v). “Balance Sheet Date” has the meaning assigned to such term in Section 2.4(a). “BCCL” means Bennett, Coleman and Company Limited. “BCCL Warrant” means the Share Cum Warrant Subscription Agreement dated as of December 24, 2016, by and among the Company, Flipkart Internet Private Limited and BCCL. “Burdensome Condition” means any condition, remedy or action that Purchaser is not obligated to accept or take pursuant to Section 5.1(d). “Business Day” means any day other than a Saturday, Sunday or public holiday in India, Singapore or the state of Arkansas, USA. “CCI” means the Competition Commission of India. 2

“CCI Approval” has the meaning assigned to such term in Section 6.3(a). “CCI Regulations” means the Competition Act 2002 read with The Competition Commission of India (Procedure in regard to the transaction of business relating to combinations) Regulations, 2011. “Charter Documents” has the meaning assigned to such term in Section 2.2. “Claimed Amount” has the meaning assigned to such term in Section 9.5(a). “Closing” has the meaning assigned to such term in Section 1.2. “Closing Date” has the meaning assigned to such term in Section 1.2. “Closing Debt Amount” means the amount (denominated in dollars and determined using the Specified Exchange Rate, as applicable), if any, by which (a) the aggregate amount of Company Indebtedness (on a consolidated basis) as of the Closing, other than Company Indebtedness for borrowed money incurred for working capital purposes and secured by cash or inventory of the Acquired Companies, exceeds (b) $5,000,000. For clarity, if the aggregate amount of the Company Indebtedness referred to in clause “(a)” is less than or equal to $5,000,000, then the Closing Debt Amount shall be zero. “Code” means the U.S. Internal Revenue Code of 1986, as amended. All references to the Code, the Treasury Regulations or other governmental pronouncements shall be deemed to include references to any applicable successor regulations or amending pronouncement. “Code of Conduct” means the Company internal policy titled “Code of Conduct” dated July 2017. “Company” has the meaning assigned to such term in the Preamble to the Agreement. “Company Benefit Plan” means any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, bonus, commission, incentive, change in control or transaction-based, or retention payments, share or share-related awards, fringe benefits, vacation, sick leave, education or tuition benefits, relocation or moving benefits, retirement, supplemental retirement, pension, or profit sharing benefits, health, medical, dental, vision, life insurance, accidental death or dismemberment, disability or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, that is or has been maintained, contributed to, or required to be contributed to, by an Acquired Company for the benefit of any Company Employee, or with respect to which any Acquired Company has or may have any Liability, except such definition shall not include any Company Employee Agreement. “Company Closing Certificate” has the meaning assigned to such term in Section 6.6(c). “Company Compliance Representations” means: (a) the representations and warranties made by the Company in Section 2.4(c) (Internal Controls) and Section 2.12 (other than Sections 2.12(a) and 2.12(j)) (Compliance with Legal Requirements); and (b) the representations and warranties set forth in the Company Closing Certificate, to the extent such representations and warranties relate to any of the matters addressed in any of the representations and warranties specified in clause “(a)” above. 3

“Company Consideration Spreadsheet” has the meaning assigned to such term in Section 6.6(d). “Company Contract” means any Contract: (a) to which any Acquired Company is a party; (b) by which any Acquired Company or any of its assets is or may become bound or under which any Acquired Company has, or may become subject to, any obligation; or (c) under which any Acquired Company has or may acquire any right or interest. Each Company IP Contract shall constitute a “Company Contract.” “Company Cure Period” has the meaning assigned to such term in Section 8.1(f). “Company Data” means all data contained in any databases of any Acquired Company (including any and all Trade Secrets, User Data and listings and other content displayed, distributed or made available on or through any Company Website or Company Software) and all other information, data and compilations thereof used by, or useful or necessary to the business of, any Acquired Company. “Company Database” means any distinct electronic or other database containing (in whole or in part) Personal Data maintained by or for any Acquired Company at any time. “Company Employee” means any current or former director, officer, employee, secondee, agent, independent contractor or consultant of any Acquired Company. “Company Employee Agreement” means each management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between any Acquired Company and any Company Employee. “Company Financial Statements” has the meaning assigned to such term in Section 2.4(a). “Company Indebtedness” means any Indebtedness of any Acquired Company (including any Indebtedness with respect to which any Acquired Company is or may become subject to any obligation or other Liability). “Company Insurance Policy” has the meaning assigned to such term in Section 2.17. “Company IP” means: (a) all Intellectual Property and Intellectual Property Rights in or with respect to which any Acquired Company has (or purports to have) an ownership interest, exclusive license, exclusive covenant not to assert (benefitting any Acquired Company) or similar exclusive right in any field or territory; and (b) all Intellectual Property and Intellectual Property Rights embodied in or applicable to each Company Product. “Company IP Contract” means any Contract: (a) to which any Acquired Company is a party, or by which any Acquired Company or any Company IP is bound, that contains any assignment or license in, to or under any Company IP or any covenant not to assert any Company IP; or (b) under which any Acquired Company has any right, title or interest in or to any Intellectual Property or Intellectual Property Right. “Company IT System” means any information technology or computer system (including any Computer Software, information technology or telecommunication hardware, network or other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data or information or support, disaster recovery or online services (whether or not in electronic format), used in or necessary to the conduct of the business of any Acquired Company. 4

“Company Lease” means any lease agreement or other Contract pursuant to which any Acquired Company leases or licenses any real property. “Company Option” means an option to purchase Company Ordinary Shares from the Company, including, for the avoidance of doubt, any stock option unit issued under the Flipkart 2015 Stock Option Unit Sub-Plan, but excluding any Company Warrant. “Company Option Plan” means any equity or equity-based incentive plan or arrangement of the Company, including the Flipkart Stock Option Scheme 2012 and the Flipkart 2015 Stock Option Unit Sub-Plan, in each case, as amended, supplemented or modified from time to time in accordance with the Agreement. “Company Ordinary Shares” means, collectively, the ordinary shares in the capital of the Company. “Company Personal Property” means all of the machinery, equipment, fixtures, hardware, tools, motor vehicles, furniture, furnishings, leasehold improvements, office equipment, inventory, supplies, plant, spare parts and other tangible personal property owned, leased or used, or purported to be owned, leased or used, by any Acquired Company. “Company Preference Shares” means preference shares in the capital of the Company, including the Series A Shares, the Series B Shares, the Series C Shares, the Series D Shares, the Series E Shares, the Series F Shares, the Series G Shares, the Series H Shares and the Series I Shares. “Company Privacy Policy” means each external or internal, past or present privacy policy of any Acquired Company, including any policy relating to: (a) the privacy of users of any Company Website or Company Software; (b) the collection, storage, disclosure, and transfer of any User Data or Personal Data; or (c) any employee information. “Company Products” means: (a) each of the products, services, and Computer Software (including mobile phone and tablet applications) that have been or are currently being developed, marketed, distributed, made available, licensed, sold, offered or provided by any Acquired Company; (b) each Company Website, including the platforms and other Computer Software used for each Company Website; and (c) the Company Data. “Company Representations” means, collectively, the Company Compliance Representations, the Company Tax Representations, the General Company Representations and the Fundamental Company Representations. “Company Shares” means, collectively, the Company Ordinary Shares and the Company Preference Shares. “Company Software” has the meaning assigned to such term in Section 2.10(k). “Company Subsidiary Option” means an option to purchase capital shares, membership interests or other equity interests from an Acquired Company (other than the Company), but excluding any Company Subsidiary Warrant. 5

“Company Subsidiary Option Plan” means any equity or equity-based incentive plan or arrangement of any Acquired Company (other than the Company), including the Jeeves Employee Stock Option Scheme, as amended, supplemented or modified from time to time in accordance with the Agreement. “Company Subsidiary Warrant” means a warrant to purchase capital shares, membership interests or other equity interests from an Acquired Company (other than the Company). “Company Tax Representations” means: (a) the representations and warranties made by the Company in Section 2.14 (Tax Matters); and (b) the representations and warranties set forth in the Company Closing Certificate, to the extent such representations and warranties relate to any of the matters addressed in any of the representations and warranties specified in clause “(a)” above. “Company Transaction Expense” means each of the following Expenses (whether or not incurred on or before the Agreement Date, during the Pre-Closing Period or at or after the Closing, whether or not invoiced before the Closing and whether or not paid before the Closing) incurred by or on behalf of any Acquired Company, or to or for which any Acquired Company was, is or becomes subject or liable, in connection with or relating to the Agreement, the Share Purchase Agreement or any of the Contemplated Transactions or the process resulting in such transactions: (a) Expenses described in Section 10.3; (b) any Expense paid or payable to outside legal counsel or to any financial advisor, investment banker, consultant, broker, accountant or other Person who performed services for or on behalf of, or provided advice to, any Acquired Company or any Representative of any Acquired Company, or who is otherwise entitled to any compensation or payment from any Acquired Company, in connection with or relating to the Agreement, the Share Purchase Agreement or any of the Contemplated Transactions or the process resulting in such transactions; and (c) any Expense incurred by or on behalf of any securityholder or Representative of any Acquired Company in connection with or relating to the Agreement, the Share Purchase Agreement or any of the Contemplated Transactions or the process resulting in such transactions that any Acquired Company paid or pays, or reimbursed or reimburses, or was, is or will be obligated to pay or reimburse. For clarity, the term “Company Transaction Expense” shall not be deemed to include any payment required to be made to the counterparty to a Material Contract for the purpose of inducing such counterparty to grant to the Company a Consent required to be obtained in connection with the Contemplated Transactions or any payment required to be made to a Governmental Entity for the purpose of inducing such Governmental Entity to grant a Governmental Authorization required to be obtained in connection with the Contemplated Transactions. “Company Warrant” means a warrant to purchase Company Shares from the Company. “Company Website” means any public or private website owned, maintained, or operated at any time by or on behalf of any Acquired Company and any online service made available by any Acquired Company. “Computer Software” means computer software, software-as-a-service, data files, source and object codes, APIs, tools, user interfaces, manuals and other specifications and documentation and all know-how relating thereto. “Confidentiality Agreement” means that certain Letter Agreement dated as of September 27, 2017, between Walmart Inc. and the Company. 6

“Consent” means any approval, consent, ratification, permission, waiver, order or authorization (including any Governmental Authorization). “Contaminant” includes any material, substance, chemical, gas, liquid, waste, effluent, pollutant or contaminant which, whether on its own or admixed with another, is identified or defined in or regulated by or pursuant to any Environmental Law or which upon release into the environment presents a danger to the environment or to the health, safety or welfare of any Person (excluding office and janitorial supplies that are safely maintained and stored). “Contemplated Transactions” means all transactions and actions contemplated by the Agreement (including the Share Issuance and the Secondary Share Purchase) and all transactions and actions contemplated by the agreements, plans and other documents entered into or delivered in connection with, or referred to in, the Agreement. “Contested Amount” has the meaning assigned to such term in Section 9.5(b). “Contract” means any legally binding written, oral or other agreement, contract, license, sublicense, subcontract, settlement agreement, deed, lease, power of attorney, instrument, note, purchase order, warranty, insurance policy, benefit plan or other legally binding commitment, understanding, arrangement or undertaking of any nature. “Conversion Event” has the meaning assigned to such term in the Recitals to the Agreement. “Convertible Security Liquidity Transactions” means the buy back, repurchase, redemption or acquisition by other means by the Company, at or after the Closing, of Company Options to purchase up to 3,461,352 Company Ordinary Shares and Company Warrants to purchase up to 68,138 Company Shares, in each case at a price per share equal to the Price Per Secondary Share (as such term is defined in the Share Purchase Agreement), less any applicable withholding Taxes and exercise prices, in the manner described in Schedule 4.2(g), or as may otherwise be agreed in writing by the Company and Purchaser. “Corporate Gift Policy” means the Company internal policy titled “Corporate Gift Policy,” implemented on February 1, 2018. “Covenant Expiration Date” has the meaning assigned to such term in Section 9.1(e)(ii). “D&O Indemnification Obligations” has the meaning assigned to such term in Section 5.4(a). “D&O Indemnified Parties” has the meaning assigned to such term in Section 5.4(a). “Damages” means any loss, damage, injury, liability, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys’ fees), charge, cost (including costs of investigation) or expense of any nature; provided, however, that “Damages” shall not include any punitive damages or exemplary damages unless such damages are awarded to a third party by a Governmental Entity in connection with any Legal Proceeding. “Designated Company Representations” means: (a) the representations and warranties set forth in Sections 2.3 (Capitalization) and 2.20 (Authority; Binding Nature of Agreements); and (b) the representations and warranties set forth in the Company Closing Certificate, to the extent such 7 representations and warranties relate to any of the matters addressed in any of the representations and warranties specified in clause “(a)” above. “Disbursing Agent” means a bank or trust company selected by Purchaser to act as disbursing agent in connection with the Contemplated Transactions. “Disclosure Schedule” means the schedule (dated as of the Agreement Date) delivered to Purchaser on behalf of the Company and prepared in accordance with Section 10.17. “Dispute Period” has the meaning assigned to such term in Section 9.5(b). “Domain Name” means any domain name, web address, uniform resource locator, social media handle, user name or account identifier, and any goodwill associated with any of the foregoing. “Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, license, possessory interest, conditional sale or other title retention arrangement, intangible property right, claim, infringement, option, right of first refusal, preemptive right, community property interest or restriction of any similar nature (including any restriction on the voting of any security or the receipt of any income derived from any asset, or any restriction on the transfer, use, possession or ownership of any security or other asset). For clarity, the provisions of the Constitution of the Company shall not be deemed to be an Encumbrance with respect to any Issued Shares. “End Date” has the meaning assigned to such term in Section 8.1(b). “Enforceability Exception” means the effect, if any, of: (a) applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. “Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company, joint stock company, company limited by shares or company limited by guarantee, whether public or private), firm, body corporate or incorporate (whether or not having separate legal personality) or other enterprise, association, organization or entity. “Environment” includes: (a) any and all buildings, structures, fixtures, fittings, appurtenances, pipes, conduits, valves, tanks, vessels and containers whether above or below ground level; and (b) ambient air, land surface, sub-surface strata, soil, surface water, ground water, river sediment, marshes, wet lands, flora and fauna. “Environmental Law” means: all Legal Requirements, by-laws, orders, instruments, directives, decisions, injunctions and judgments of any government, local government, international, supranational, executive, administrative, judicial or regulatory authority or agency whether of India, Singapore, the United States or elsewhere and all approved codes of practice (whether voluntary or compulsory) relating to the protection of the Environment or of human health or safety or welfare or to the manufacture, formulation, processing, treatment, storage, containment, labeling, handling, transportation, distribution, recycling, reuse, release, disposal, removal, remediation, abatement or clean-up of any Contaminant and any amendment thereto and any and all regulations, orders and notices made or served thereunder or pursuant thereto. 8

“Environmental License” means any permit, licenses, approval, permission, consent or authorization required by or pursuant to any applicable Environmental Laws. “Environmental Release” means the spilling, leaking, pumping, pouring, emitting, releasing, emptying, discharging, injecting, escaping, leaching, dumping, leaving, discarding or disposing of any Contaminant into or upon the Environment. “EULA” has the meaning assigned to such term in Section 2.10(e). “Exclusion Option” has the meaning assigned to such term in the Share Purchase Agreement. “Existing Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement dated as of September 20, 2017, by and among the Company and the shareholders of the Company that are parties thereto. “Existing Shareholders’ Agreement” means the Amended and Restated Shareholders Agreement, dated as of September 20, 2017, by and among the Company and the shareholders of the Company that are parties thereto, disregarding any amendments made during the Pre-Closing Period. “Expense” means any fee, cost, expense, payment, expenditure or similar liability. “Export Controls” has the meaning assigned to such term in Section 2.12(c). “FDI Policy” means the consolidated foreign direct investment policy of the Government of India issued by the Department of Industrial Policy and Promotion of the Ministry of Commerce and Industry on 28 August 2017. “Flipkart Marks” has the meaning assigned to such term in Section 2.10(t). “fraud” means fraud within the meaning of Delaware law, with scienter, as defined in accordance with Delaware law. “Fully Diluted Share Number” means an amount equal to the sum of, without duplication: (a) the aggregate number of Company Ordinary Shares issued and outstanding immediately prior to the Closing; plus (b) the aggregate number of Company Ordinary Shares that would be issuable upon the conversion of the Company Preference Shares that are issued and outstanding immediately prior to the Closing; plus (c) the aggregate number of Company Ordinary Shares purchasable under or otherwise subject to Company Options or Company Warrants outstanding immediately prior to the Closing; plus (d) the aggregate number of Company Ordinary Shares issuable upon the conversion of Company Preference Shares purchasable under or otherwise subject to Company Warrants outstanding immediately prior to the Closing; plus (e) the aggregate number of Company Ordinary Shares purchasable under or otherwise subject to any right (other than a Company Option or a Company Warrant) to acquire Company Shares (whether or not immediately exercisable) outstanding immediately prior to the Closing (in each case, determined on an as-converted-to- Company Ordinary Shares basis); plus (f) the aggregate number of Company Ordinary Shares that would be issuable upon the conversion of any convertible securities of the Company (other than Company Preference Shares) outstanding immediately prior to the Closing. “Fundamental Company Representations” means: (a) the representations and warranties set forth in Sections 2.1(a) (Due Organization; Etc.), 2.3 (Capitalization), 2.10(t) (Use of Name; Trademark 9

Rights), 2.20 (Authority; Binding Nature of Agreements) and 2.22 (Brokers); (b) the representations and warranties set forth in the Company Closing Certificate, to the extent such representations and warranties relate to any of the matters addressed in any of the representations and warranties specified in clause “(a)” above; and (c) the representations, warranties, certifications and other statements and information set forth in the Company Consideration Spreadsheet. “General Company Representations” means: (a) the representations and warranties set forth in the Agreement, other than the Company Compliance Representations, the Company Tax Representations and the Fundamental Company Representations; and (b) the representations and warranties set forth in the Company Closing Certificate, to the extent such representations and warranties relate to any of the matters addressed in any of the representations and warranties specified in clause “(a)” above. “General Representation Expiration Time” has the meaning assigned to such term in Section 9.1(a). “Government Official” means any person qualifying as a public official under any Legal Requirement of any relevant jurisdiction, and also includes: (h) a person who holds a legislative, judicial or managerial position in or with a Governmental Entity; (i) a person holding an official position, such as an employee, officer or director, in or with any Governmental Entity or state-owned or controlled commercial or other enterprise that has supervisory or regulatory oversight over any of the Acquired Companies, or which is, or is likely to become, a customer of any Acquired Company; (j) other than in or with those Governmental Entities described in clause “(b)” above, a person holding an official position, such as an officer or director, in or with any Governmental Entity or state-owned or controlled commercial or other enterprise; (k) an individual “acting in an official capacity,” such as pursuant to a delegation of authority, from a Governmental Entity to carry out official responsibilities; (l) an official of a public international organization such as the United Nations, the World Bank, the International Monetary Fund or a regional development bank; (m) an official of a political party or a candidate for political office; (n) an immediate family member, such as a parent, spouse, sibling or child of a person referred to in any of clauses “(a)” through “(f)” above; and (o) an agent or intermediary of any person referred to in any of clauses “(a)” through “(g)” above. “Governmental Authorization” means any: (a) permit, license, approval, certificate, franchise, permission, clearance, Consent, registration, variance, sanction, exemption, order, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any applicable Legal Requirement; or (b) right under any Contract with any Governmental Entity. 10

“Governmental Entity” means any: (a) nation, multinational, supranational, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; (c) instrumentality, public sector undertaking, state-owned enterprise, subdivision, department, ministry, board, court, administrative agency or commission, or other governmental entity, authority or instrumentality or political subdivision thereof; or (d) quasi-governmental body exercising any executive, legislative, judicial, regulatory, taxing, importing or other governmental functions or any stock exchange or self-regulatory organization, including the Securities Industry Council of Singapore. “Identified Premises” means all Leased Real Property which: (a) is a mother hub of any Acquired Company that is identified in Part A of Schedule 6.12; (b) is an office of any Acquired Company that is identified in Part B of Schedule 6.12.; (c) is a fulfilment center, facility center or warehouse of any Acquired Company that is identified in Part C of Schedule 6.12; or (d) is in excess of 10,000 square feet and is identified in Part D of Schedule 6.12 (other than any Leased Real Property referred to in clause “(a),” “(b)” or “(c)” above). “IFRS” means the International Financial Reporting Standards. “Indebtedness” of a Person means, without duplication: (a) any obligation (including the principal amount thereof and, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of such Person, whether long-term or short-term, whether or not represented by a bond, debenture, note or other security or instrument and whether or not convertible into any other security or instrument, for the repayment of money borrowed, whether owing to a bank, to another financial institution, to a Governmental Entity, on an equipment lease or otherwise; (b) any deferred obligation of such Person for the payment of the purchase price of any property or other asset purchased (other than current accounts payable that were incurred in the ordinary course of business); (c) any obligation of such Person to pay rent or other amounts under a lease which is required to be classified as a capital lease or a capitalized liability on a balance sheet prepared in accordance with IFRS or Indian GAAP; (d) any outstanding reimbursement obligation of such Person with respect to any letter of credit, bankers’ acceptance or similar facility issued for the account of such Person that has been drawn upon; (e) any obligation of such Person under any agreement with respect to any swap, forward, future or derivative transaction or any option or similar agreement involving, or settled by reference to, any rate, currency, commodity, price of any equity or debt security or instrument or any economic, financial or pricing index or measure of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; (f) any obligation secured by any Encumbrance existing on any property or other asset owned by such Person, whether or not indebtedness secured thereby has been assumed; (g) any guaranty, endorsement, assumption or other similar contingent obligation of such Person in respect of, or to purchase or to otherwise acquire, any indebtedness of another Person; and (h) any premium, penalty, fee, expense, breakage cost or change of control payment required to be paid or offered in respect of any of the foregoing on prepayment, as a result of the consummation of any of the Contemplated Transactions or any transaction in connection with any lender Consent. For clarity, in no event shall Indebtedness include any intercompany indebtedness among the Acquired Companies. “Indemnification Gross-Up Factor” means the fraction having: (a) a numerator equal to the sum of (i) the Fully Diluted Share Number plus (ii) the aggregate number of Issued Shares; and (b) having a denominator equal to the Fully Diluted Share Number. “Indemnitees” means the following Persons: (a) Purchaser; (b) Purchaser’s Affiliates; (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the 11 respective successors and assigns of the Persons referred to in clauses “(a),” “(b)” and “(c)” above; provided, however, that none of the Acquired Companies shall be deemed to be “Indemnitees.” “Indian Companies Act” means the (Indian) Companies Act, 2013 and the rules made thereunder. “Indian GAAP” means generally accepted accounting principles and best practices in India. “Indian Tax Year” means the 12-month period commencing on April 1st of a particular calendar year and ending on March 31st of the following calendar year. “Information Statement” has the meaning assigned to such term in the Recitals to the Agreement. “Insider Receivables” has the meaning assigned to such term in Section 2.4(e). “Intellectual Property” means algorithms, APIs, apparatus, data, data collections and databases, diagrams, designs, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, domain names, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship (including presentations and all other written materials) and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries). “Intellectual Property Rights” means all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world, in each case whether registered or unregistered: (a) rights associated with works of authorship, including exclusive exploitation rights, design rights, and copyrights; (b) Trademark rights, rights in domain names, and similar rights; (c) Trade Secret rights and similar rights; (d) Patent and industrial property rights and similar rights; (e) other proprietary rights in Intellectual Property; (f) database rights and similar rights; and (g) rights in or relating to registrations, renewals, extensions, reversions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(f)” above. “IP Developer” has the meaning assigned to such term in Section 2.10(f)(ii). “Issued Shares” has the meaning assigned to such term in the Recitals to the Agreement. “JAMS Rules” means JAMS’ Comprehensive Arbitration Rules and Procedures. An individual shall be deemed to have “Knowledge” of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could reasonably be expected to have discovered or otherwise become aware of such fact or other matter after having conducted a reasonable inquiry under the circumstances with respect thereto. Further, the Company shall be deemed to have “Knowledge” of a particular fact or other matter if any officer or director of the Company, any individual serving in the role of chief executive officer or chief financial officer of any Acquired Company or any other Person identified on Annex 1 to this Exhibit A, has or had Knowledge of such fact or other matter. Purchaser shall be deemed to have “Knowledge” of a particular fact or other matter if any officer or director of Purchaser has or had Knowledge of such fact or other matter. 12

“Leased Real Property” means any real property leased or licensed to or by any Acquired Company. “Legal Proceeding” means any action, suit, litigation, arbitration, application, claim, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination, review or investigation commenced, brought, conducted or heard by or before any court or other Governmental Entity (including any Taxing Authority) or any arbitrator or arbitration panel. “Legal Requirement” means any national, federal, state, provincial, local, municipal, foreign, supranational or other law, statute, constitution, treaty, controlling principle of common law, directive, resolution, ordinance, code, edict, Order, rule, regulation or requirement issued, enacted, adopted, promulgated, entered, implemented or otherwise put into effect by or under the authority of any Governmental Entity. “Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with IFRS and regardless of whether such debt, obligation, duty or liability is immediately due and payable. “Liquidation Event Waiver” has the meaning assigned to such term in the Recitals to the Agreement. A document or other item of information shall be deemed to have been “Made Available” only if: (a) such document or other item of information was, at all times during the period from May 5, 2018 at 6:00 pm (India Standard Time) through the Agreement Date, included (in the appropriate location) in, and properly categorized and indexed in, the Virtual Data Room; and (b) Purchaser’s Representatives had full access to such document or other item throughout such period. “Material Adverse Effect” means any change, event, effect, claim, circumstance or matter (each, an “Effect”) that (considered together with all other Effects) is, or could reasonably be expected to be or to become, materially adverse to: (a) the business, condition, assets, liabilities, operations or results of operations of the Acquired Companies, taken as a whole; (b) Purchaser’s right to own, transfer or exercise voting rights with respect to, or to receive dividends or other distributions with respect to, any Company Shares following the Closing; or (c) the ability of the Company to perform any of its material covenants or obligations under the Agreement or under any other Transaction Document; provided, however, that, for purposes of clause “(a)” only, none of the following shall, either alone or in combination, be taken into account in determining whether a Material Adverse Effect has occurred (unless, in the case of each of clauses “(i),” “(ii),” “(iii),” “(iv)” and “(v)” below, it has a disproportionate effect on any Acquired Company as compared to the other companies in the industry in which such Acquired Company operates, in which case, only the extent of such disproportionate effect shall be taken into account when determining whether a Material Adverse Effect has occurred): (i) adverse changes in general economic conditions, adverse changes affecting the industry in which the Acquired Companies operate or adverse changes in global capital or global financial markets generally, in each case, occurring after the Agreement Date; (ii) acts of war, sabotage or terrorism or military actions (or any escalation or worsening thereof), in each case, occurring after the Agreement Date; (iii) earthquakes, hurricanes, tornadoes, floods or other natural disasters, in each case, occurring after the Agreement Date; (iv) changes after the Agreement Date in Legal Requirements (or the interpretation thereof), excluding (A) any change in the 13

(Indian) Foreign Exchange Management Act, 1999 or any rule, regulation or circular promulgated, made or issued thereunder or the interpretation of any of the foregoing and (B) any change in any Legal Requirement directly relating to the (Indian) Foreign Exchange Management Act, 1999 or any rule, regulation or circular promulgated, made or issued thereunder or the interpretation of any of the foregoing; (v) changes after the Agreement Date in IFRS (or the interpretation thereof); (vi) any loss of, or adverse change in the Acquired Companies’ relationships with, employees, customers, suppliers or business partners of the Acquired Companies after the Agreement Date that has arisen from the announcement or pendency of the Agreement; (vii) any failure to take a specifically identified action requested by the Company that is prohibited by the terms of Section 4.2 (other than Sections 4.2(a), 4.2(b) and 4.2(c)) of the Agreement for which such specifically identified action Purchaser has not provided its consent following receipt of a written request therefor from the Company; or (viii) any failure, in and of itself, of the Company to meet financial projections, estimates or forecasts after the Agreement Date (it being understood that any fact or circumstance giving rise to such failure may constitute a Material Adverse Effect and may be taken into account in determining whether a Material Adverse Effect has occurred). “Material Contract” means: (a) each Company Contract described in clauses “(i)” through “(ix)”of Section 2.11(a); (b) each Company Contract identified, or required to be identified, in Part 2.11(a) of the Disclosure Schedule; (c) each Company Contract identified, or required to be identified, in Part 2.10(b) of the Disclosure Schedule; (d) each Company Contract Made Available to Purchaser, or required to be Made Available to Purchaser, pursuant to Section 2.10(c); and (e) each Company Contract that contemplates or involves (i) the payment or delivery of cash or other consideration by any Acquired Company in an amount or having a value in excess of $500,000 individually, or $1,000,000 in the aggregate when taken together with all other Company Contracts involving such Person or such Person’s Affiliates between April 1, 2017 and March 31, 2018 or (ii) the performance of services having a value in excess of $500,000 individually, or $1,000,000 in the aggregate when taken together with all other Company Contracts involving such Person or such Person’s Affiliates between April 1, 2017 and March 31, 2018. “Most Recent Balance Sheet” has the meaning assigned to such term in Section 2.4(d). “New Shareholders’ Agreement” has the meaning assigned to such term in Section 6.6(k). “Notice of Claim” has the meaning assigned to such term in Section 9.5(a). “Open Source Code” means any Computer Software that is distributed under “open source” or “free software” terms, including any Computer Software distributed under the GPL, LGPL, AGPL, Mozilla License, Apache License, Common Public License, BSD license or similar terms and including any Computer Software distributed or made available with any license term or condition that imposes or could impose a requirement or condition that the licensee under such terms grant a license under or refrain from asserting or enforcing any of its Patent rights or that such Computer Software or any modification or derivative work of such Computer Software or part thereof be: (a) disclosed, distributed or made available in source code form; (b) licensed for the purpose of making modifications or derivative works; or (c) redistributable at no charge. “Option Grant Date” has the meaning assigned to such term in Section 2.3(c). “Order” means any order, writ, injunction, judgment, edict, decree, ruling or award of any arbitrator or any court or other Governmental Entity. 14

“Owned Company IP” has the meaning assigned to such term in Section 2.10(c). “Parent” has the meaning assigned to such term in the Preamble to the Agreement. “Patents” means patents (including utility, utility model, plant and design patents, and certificates of invention), patent applications (including additions, provisional, national, regional and international applications, as well as original, continuation, continuation-in-part, divisional, and continued prosecution applications, and all patents issuing thereon), reissues, reexaminations, substitutes, and extensions of any of the foregoing, patent or invention disclosures, registrations, applications for registrations and any term extension or other governmental action which provides rights beyond the original expiration date of any of the foregoing. “PCI-DSS” has the meaning assigned to such term in Section 2.10(r). “Permitted Encumbrances” means (a) statutory liens for current Taxes (other than payroll Taxes) not yet due and payable, (b) conditional sales or similar security interests granted in connection with the purchase of equipment or supplies in the ordinary course of business, (c) statutory liens to secure non- delinquent obligations to landlords, lessors or renters under leases or rental agreements, (d) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Legal Requirements, (e) statutory liens in favor of carriers, warehousemen, mechanics, and materialmen to secure claims for labor, materials, or supplies and other like liens incurred in the ordinary course of business, in each case for sums not yet due and payable, (f) with respect to Acquired Company securities, any restrictions on transfer imposed by applicable securities laws, and (g) such imperfections of title and encumbrances, if any, which are minor in character, amount and extent, and which do not, individually or in the aggregate, materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby. “Person” means any individual, Entity or Governmental Entity. “Personal Data” means: (a) a natural person’s name, age, gender, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, customer or account number, marital status, health, economic status, professional training, personal beliefs, opinions or any other piece of information that allows the identification of a natural person; and (b) any information defined as “personal information” or “personal data” or any similar term that is subject to the privacy laws or other Legal Requirements of any jurisdiction (including the Information Technology Act, 2000, the Information Technology (Reasonable Security Practices and Procedures and Sensitive Personal Data or Information) Rules, 2011, and the Aadhaar (Targeted Delivery of Financial and Other Subsidies, Benefits and Services) Act, 2016) as such Legal Requirements may be amended, modified, restated or replaced from time to time. “Pre-Closing Financial Statements” has the meaning assigned to such term in Section 4.1(b). “Pre-Closing Period” has the meaning assigned to such term in Section 0. “Preemptive Rights Waiver” has the meaning assigned to such term in the Recitals to the Agreement. “Price Per Primary Share” means an amount denominated in dollars equal to the Adjusted Pre- Money Company Equity Value divided by the Fully Diluted Share Number. 15

“Primary Allocation Gross-Up Factor” means the fraction having: (a) a numerator equal to the sum of (i) the aggregate number of Purchased Shares (determined on an as-converted-to-Company Ordinary Shares basis) plus (ii) the aggregate number of Issued Shares; and (b) having a denominator equal to the aggregate number of Issued Shares. “Primary Post-Issuance Ownership Percentage” means the percentage representing the fraction having: (a) a numerator equal to the aggregate number of Issued Shares; and (b) a denominator equal to the sum of (i) the Fully Diluted Share Number plus (ii) the aggregate number of Issued Shares. “Primary Specified Fraction” means a fraction having: (a) a numerator equal to the aggregate number of Issued Shares; and (b) a denominator equal to the sum of (i) the aggregate number of Purchased Shares (determined on an as-converted-to-Company Ordinary Shares basis), plus (ii) the aggregate number of Issued Shares. “Privacy Laws” means: (a) all Legal Requirements applicable to the privacy, security, protection or Processing (or both) or Personal Data, or the protection of consumers, the Payment Card Industry Data Security Standards, and direct marketing, e-mails, text messages or telemarketing; (b) guidance issued by a Governmental Entity that pertains to any Legal Requirement, rule or standard described in clause “(a)” above; and (c) industry self-regulatory principles applicable to the protection or Processing of Personal Data, direct marketing, e-mails, text messages or telemarketing. “Process,” “Processed” or “Processing” means, with respect to data, the use, collection, processing, storage, recording, organization, adaptation, alteration, transfer, retrieval, consultation, disclosure, dissemination, or combination of such data. “Purchased Shares” has the meaning assigned to such term in the Share Purchase Agreement. “Purchaser” has the meaning assigned to such term in the Preamble to the Agreement. “Purchaser Cure Period” has the meaning assigned to such term in Section 8.1(g). “Purchaser Derivative Damages” means Damages deemed to be incurred by Purchaser by operation of Section 9.2(b)(i) as a result of Damages that an Acquired Company has suffered, incurred or otherwise become subject to. “Purchaser Guarantee” has the meaning assigned to such term in Section 10.19(b). “Purchaser Guaranteed Obligations” has the meaning assigned to such term in Section 10.19(a). “RBI” means the Reserve Bank of India. “Registered IP” means all Intellectual Property Rights that are registered, filed, or issued under the authority of, with or by any Governmental Entity (or other registrar in the case of domain names), including all Patents, registered copyrights, registered Trademarks, registered designs, domain names, and all applications for any of the foregoing. “Related Party” means: (a) each shareholder of the Company as of the Agreement Date; (b) any Person who is or may be classified as a related party of any Acquired Company pursuant to the Indian Companies Act; (c) each member of the immediate family of each of the individuals referred to in clauses 16

“(a)” and “(b)” above; and (d) any trust or other Entity (other than the Company) in which any one of the Persons referred to in clauses “(a)”, “(b)” or “(c)” above holds (or in which more than one of such Persons collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest. For clarity: (i) in no event shall any portfolio company (whether privately held or publicly traded) of a venture capital, private equity, strategic or angel investor be considered a Related Party; and (ii) Microsoft Global Finance, Aceville Pte. Ltd., eBay Singapore Services Private Limited, UBS AG, London Branch and BCCL will be deemed to be strategic investors in the Company for purposes of this definition. “Representatives” means officers, directors, employees, secondees, agents, attorneys, accountants, advisors and representatives. The term “Representatives” shall be deemed to include current and future “Representatives.” “Repurchase Transactions” has the meaning assigned to such term in the Recitals to the Agreement. “Response Notice” has the meaning assigned to such term in Section 9.5(b). “Secondary Sellers” has the meaning assigned to such term in the Recitals to the Agreement. “Secondary Share Purchase” has the meaning assigned to such term in the Recitals to the Agreement. “Series A Shares” means, collectively, the compulsorily convertible preference shares in the capital of the Company issued pursuant to the terms of Regulation 6A of the Constitution of the Company. “Series B Shares” means, collectively, the preference shares in the capital of the Company issued pursuant to the terms of Regulation 6B of the Constitution of the Company. “Series C Shares” means, collectively, the preference shares in the capital of the Company issued pursuant to the terms of Regulation 6C of the Constitution of the Company. “Series D Shares” means, collectively, the preference shares in the capital of the Company issued pursuant to the terms of Regulation 6D of the Constitution of the Company. “Series Deeds” means, collectively, (a) the October 2011 Subscription Agreement (as such term is defined in the Existing Shareholders’ Agreement), (b) the November 2011 Subscription Agreement (as such term is defined in the Existing Shareholders’ Agreement), (c) the January 2012 Subscription Deed (as such term is defined in the Existing Shareholders’ Agreement), (d) the March 2012 Subscription Deed (as such term is defined in the Existing Shareholders’ Agreement), (e) the August 2012 Subscription Deed (as such term is defined in the Existing Shareholders’ Agreement), (f) the June 2013 Subscription Deed (as such term is defined in the Existing Shareholders’ Agreement), (g) the September 2013 Supplemental Agreement (as such term is defined in the Existing Shareholders’ Agreement), (h) the October 2013 Supplemental Agreement (as such term is defined in the Existing Shareholders’ Agreement), (i) the April 2014 Subscription Deed (as such term is defined in the Existing Shareholders’ Agreement), (j) the June 2014 Investment Deed (as such term is defined in the Existing Shareholders’ Agreement), (k) the July 2014 Investment Deed (as such term is defined in the Existing Shareholders’ Agreement), (l) the December 3, 2014 Subscription Deed (as such term is defined in the Existing Shareholders’ Agreement), (m) the Series G Supplemental Deed (as such term is defined in the Existing Shareholders’ Agreement), 17

(n) the Series H Subscription Deed (as such term is defined in the Existing Shareholders’ Agreement), (o) the Series H Supplemental Deed (as such term is defined in the Existing Shareholders’ Agreement), (p) the Series I Subscription Deed (as such term is defined in the Existing Shareholders’ Agreement), (q) the Supplemental Agreement, dated July 8, 2013, by and between Tiger Global International II Holdings, Intervision (Services) Holdings BV, Accel Growth FII (Mauritius) LTD and the Company and (r) the Investment Deed, dated October 15, 2014, by and among the Company, Next Generation Payments Private Limited and Mr. Sourabh Jain. “Series E Shares” means, collectively, the preference shares in the capital of the Company issued pursuant to the terms of Regulation 6E of the Constitution of the Company. “Series F Shares” means, collectively, the preference shares in the capital of the Company issued pursuant to the terms of Regulation 6F of the Constitution of the Company. “Series G Shares” means, collectively, the preference shares in the capital of the Company issued pursuant to the terms of Regulation 6G of the Constitution of the Company. “Series H Shares” means, collectively, the preference shares in the capital of the Company issued pursuant to the terms of Regulation 6H of the Constitution of the Company. “Series I Shares” means, collectively, the preference shares in the capital of the Company issued pursuant to the terms of Regulation 6I of the Constitution of the Company. “Share Issuance” has the meaning assigned to such term in the Recitals to the Agreement. “Share Purchase Agreement” has the meaning assigned to such term in the Recitals to the Agreement. “Side Letter” means that certain letter agreement dated as of September 20, 2017, among Aceville Pte. Ltd., Microsoft Global Finance, eBay Singapore Services Private Limited, SVF Holdings (Jersey) L.P. and the Company. “Singapore Takeover Code” means the Singapore Code on Takeovers and Mergers as issued by the Monetary Authority of Singapore pursuant to section 321 of the Securities and Futures Act. “Specified Exchange Rate” means, for the purpose of translating an amount denominated in a currency other than dollars into dollars, the average daily exchange rate between such currency and dollars for the five consecutive Business Days immediately preceding the Closing Date, as such exchange rates are reported on the Financial Times website at FT.com. “Specified Subsidiary” means Instakart Services Private Limited. “Specified Tax Proceeding” means any Legal Proceeding identified on Part 2.14(c) or Part 2.19(a)-1 of the Disclosure Schedule (including any appeal with respect to such Legal Proceeding): (a) that was commenced against an Acquired Company by a Taxing Authority and involves the assertion by such Taxing Authority of a failure by such Acquired Company to comply with any Tax Legal Requirement; and (b) for which a reserve has been established on the Most Recent Balance Sheet in accordance with IFRS. 18

“Specified Warrant Cancelation” has the meaning assigned to such term in Section 4.12. “Specified Warrant Cancelation Payment” has the meaning assigned to such term in Section 4.12. “Specified Warrant Cancelation Payment Amount” means the aggregate dollar amount (determined using the Specified Exchange Rate, as applicable) of the Specified Warrant Cancelation Payment. “Stipulated Amount” has the meaning assigned to such term in Section 9.5(e). An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting, beneficial or ownership interests in such Entity. “Tax” includes all forms of taxation and statutory, governmental, supra-governmental, supranational, state, principal, local government or municipal impositions, duties, contributions, charges and levies, whenever imposed, and all penalties, charges, surcharges, costs, expenses and interest relating thereto, including: (a) income, gross receipts, net proceeds, profits, corporation, turnover, excise, real property, personal property (tangible and intangible), stamp duty, sales, use, leasing, license, registration, transfer, franchise, payroll, social security, occupational, premium, employment, unemployment, severance, disability, transfer pricing, value added, escheat, ad valorem, environmental, capital stock, capital duty, estimated, gains, wealth, welfare, and any deductions or withholdings or other similar taxes (including any duty, fee, assessment, impost or other charge in the nature of or in lieu of any tax); (b) all penalties, charges, surcharges, costs, expenses and interest relating thereto; and (c) any liability for the payment of amounts described in clauses “(a)” and “(b)” above as a result of any Tax sharing, Tax indemnity or Tax allocation agreement or any other express or implied agreement to pay or indemnify any other Person whether by contract or otherwise, regardless of whether any such taxes, impositions, duties, contributions, charges and levies are chargeable directly or primarily against or attributable directly or primarily to any Acquired Company (including taxes imposed on the Company as a transferee or successor, or by reason of Contract, assumption, operation of Legal Requirement or otherwise) or any other Person and regardless of whether any amount in respect of any of them is recoverable from any other Person. “Tax Return” means any return (including any information return), report, statement, declaration, self-assessment, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any applicable Legal Requirement relating to any Tax. “Taxing Authority” means, with respect to any Tax, any Governmental Entity or political subdivision thereof that is competent to impose, administer, levy or assess such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity or subdivision, including any governmental or quasi-Governmental Entity or agency that is competent to impose, administer, levy or assess, or is charged with collecting, social security or similar charges or premiums. “Threshold Amount” has the meaning assigned to such term in Section 9.3(a). 19

“Trade Secrets” means trade secrets (as defined by applicable law) and confidential information, including all source code, documentation, know how, processes, technology, formulae, customer lists, business and marketing plans, inventions (whether or not patentable) and marketing information. “Trademarks” means trademarks, service marks, trade names, trade dress, logos, corporate names, rights in business and get-up and other source or business identifiers (in each case whether or not registered) and any registrations, applications, renewals and extensions of each of the foregoing and all goodwill associated with each of the foregoing. “Transaction Bonus” means any cash severance compensation, bonus, incentive or benefit paid or payable by or on behalf of any Acquired Company to any Company Employee or any other Person in connection with any of the Contemplated Transactions (for clarity, excluding any “double-trigger” obligations or obligations first incurred by any Acquired Company following the Closing that are unrelated to any pre-Closing commitment or other action). “Transaction Documents” means, collectively, the Agreement, the Share Purchase Agreement, the Company Consideration Spreadsheet and each other agreement, certificate or document referred to in the Agreement or to be executed in connection with any of the Contemplated Transactions. “Transfer Regulations” has the meaning assigned to such term in Section 2.15(f). “Treasury Regulations” means the United States Treasury Regulations promulgated under the Code “UBS SPA” means that certain Sale and Purchase Agreement dated as of October 26, 2015, by and among Amicorp Trustees (Singapore) Limited, the Company and UBS AG, London Branch. “User Data” means any Personal Data or other data or information collected by or on behalf of any Acquired Company from users of any Company Website or any Company Product or Company Software. “Virtual Data Room” means the virtual data room established by the Company in connection with the Contemplated Transactions. 20

EXHIBIT D FORM OF NEW SHARHEOLDERS’ AGREEMENT 21

SHAREHOLDERS AGREEMENT among FLIPKART PRIVATE LIMITED and THE SHAREHOLDERS PARTY HERETO Dated as of [●]1 1 Date to be set as of Closing. 22

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS .........................................................................................................4 Section 1.1 Certain Terms...............................................................................................4 Section 1.2 Rules of Interpretation. ..............................................................................12 ARTICLE II THE COMPANY ..................................................................................................14 Section 2.1 Organization of the Company; Capitalization. ..........................................14 Section 2.2 Registered Office .......................................................................................14 ARTICLE III BOARD OF DIRECTORS .................................................................................14 Section 3.1 Composition and Size of the Board ...........................................................14 Section 3.2 Rights and Manner of Appointment ..........................................................14 Section 3.3 Powers of the Board ...................................................................................15 Section 3.4 Committees of the Board ...........................................................................15 Section 3.5 Alternate Directors .....................................................................................16 Section 3.6 Non-Executive Status.................................................................................16 Section 3.7 Regard to Appointer's Interest ...................................................................16 Section 3.8 Board Meetings and Voting .......................................................................16 ARTICLE IV SHAREHOLDERS’ MEETINGS ......................................................................17 Section 4.1 Shareholders’ Meetings .............................................................................17 Section 4.2 Wal-Mart Veto Matters ..............................................................................18 Section 4.3 Minority Veto Matters. ..............................................................................19 Section 4.4 Voting Obligation ......................................................................................19 ARTICLE V MANAGEMENT ..................................................................................................19 Section 5.1 Appointment of Executives........................................................................19 ARTICLE VI INFORMATION RIGHTS.................................................................................20 Section 6.1 Reporting....................................................................................................20 Section 6.2 Limitations due to Competitor Shareholdings ...........................................20 Section 6.3 Confidentiality ...........................................................................................20 ARTICLE VII REPRESENTATIONS, WARRANTIES AND COVENANTS .....................20 Section 7.1 Representations and Warranties of Shareholders ......................................20 Section 7.2 Controlled Foreign Company. ...................................................................21 Section 7.3 Tax Matters. ...............................................................................................22 Section 7.4 Internal Policies and Procedures. ...............................................................23 Section 7.5 Applicable ABAC Laws, Applicable Money Laundering Laws and Sanctions ....................................................................................................24 Section 7.6 Market Stand-Off. ......................................................................................25 Section 7.7 Non-Solicitation and Non-Competition .....................................................26 Section 7.8 Restrictions on Company Issuances...........................................................27 Section 7.9 Payment-Related Agreements. ...................................................................27 Section 7.10 Waiver and Release....................................................................................27 i

Section 7.11 Change in Domicile Consultation ..............................................................27 ARTICLE VIII PREEMPTIVE RIGHTS.................................................................................28 Section 8.1 Subsequent Offerings .................................................................................28 Section 8.2 Exercise of Rights ......................................................................................28 Section 8.3 Failure to Fully Exercise Rights ................................................................28 Section 8.4 Excluded Securities ....................................................................................28 Section 8.5 Termination and Waiver of Preemption Rights .........................................30 Section 8.6 Prohibited Issuance ....................................................................................30 Section 8.7 Assignment ................................................................................................30 ARTICLE IX TRANSFER OF SHARES ..................................................................................30 Section 9.1 Restriction on Transfers .............................................................................30 Section 9.2 Deed of Accession .....................................................................................30 Section 9.3 Exemptions; Conditions. ............................................................................30 Section 9.4 Prohibited Transfers ...................................................................................31 Section 9.5 Shareholder Anti-Liquidity Covenant........................................................31 Section 9.6 Transfers to Alibaba ...................................................................................31 ARTICLE X RIGHTS OF FIRST REFUSAL; CO-SALE RIGHTS; ....................................32 Section 10.1 Notice of Proposed Sale .............................................................................32 Section 10.2 Exercise of Right........................................................................................32 Section 10.3 Failure to Exercise Right ...........................................................................33 Section 10.4 Co-Sale Right. ............................................................................................33 Section 10.5 Change of Control Liquidity Right ............................................................34 Section 10.6 Competitor Investment Liquidity Right. ....................................................34 ARTICLE XI DRAG-ALONG RIGHTS. .................................................................................34 Section 11.1 General .......................................................................................................34 Section 11.2 Procedure ...................................................................................................35 Section 11.3 Failure to Comply ......................................................................................35 Section 11.4 Conditions ..................................................................................................35 ARTICLE XII TRANSFER-RELATED MATTERS ..............................................................37 Section 12.1 Representations and Warranties Relating to Transfer ...............................37 Section 12.2 Other Actions. ............................................................................................38 Section 12.3 Closing Consideration. ...............................................................................39 Section 12.4 Limitation on Liability. ..............................................................................39 ARTICLE XIII TERMINATION ..............................................................................................40 Section 13.1 Termination Generally ...............................................................................40 Section 13.2 Accrued Rights and Obligations ................................................................40 Section 13.3 Survival ......................................................................................................40 ARTICLE XIV DISPUTE RESOLUTION ...............................................................................40 Section 14.1 Dispute Resolution. ....................................................................................40 ii

ARTICLE XV CONFIDENTIALITY .......................................................................................41 Section 15.1 Confidentiality. ..........................................................................................41 ARTICLE XVI MISCELLANEOUS .........................................................................................42 Section 16.1 Inconsistency..............................................................................................42 Section 16.2 Governing Law ..........................................................................................42 Section 16.3 Successors and Assigns..............................................................................42 Section 16.4 Entire Agreement .......................................................................................42 Section 16.5 Specific Performance .................................................................................42 Section 16.6 Notices .......................................................................................................43 Section 16.7 Amendments and Waivers .........................................................................43 Section 16.8 Delays or Omissions ..................................................................................44 Section 16.9 Counterparts ...............................................................................................44 Section 16.10 Severability ................................................................................................44 Section 16.11 Interim Relief .............................................................................................44 Section 16.12 Conflict with Constitution..........................................................................44 Section 16.13 Costs and Expenses ....................................................................................45 Section 16.14 Third Parties ...............................................................................................45 SCHEDULE 1 MINORITY SHAREHOLDERS* SCHEDULE 2 FAIR MARKET VALUE* SCHEDULE 3 SHARE OWNERSHIP* SCHEDULE 4 WAL-MART COLLECTIVE VETO MATTERS* SCHEDULE 5 WAL-MART INDEPENDENT VETO MATTERS* SCHEDULE 6 MINORITY COLLECTIVE VETO MATTERS* EXHIBIT A FORM OF REGISTRATION RIGHTS AGREEMENT* EXHIBIT B FORM OF DEED OF ACCESSION* EXHIBIT C FORM OF INDEMNIFICATION AGREEMENT* EXHIBIT D FORM OF PFIC STATEMENT* * Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request. iii

SHAREHOLDERS AGREEMENT PREAMBLE THIS SHAREHOLDERS AGREEMENT, is made and delivered as a DEED as of [●]1 (this “Agreement”), among FLIPKART PRIVATE LIMITED, a company incorporated under the laws of Singapore (the “Company”); FIT HOLDINGS S.A.R.L., a company incorporated under the laws of Luxembourg (“Wal-Mart”); and the Persons whose names and particulars are listed in Schedule 1. Certain capitalized terms used in this Agreement are defined in Section 1.1. RECITALS The Company was incorporated on October 4, 2011 and is engaged in the Fit Business through the other Fit Group Companies. Pursuant to a Share Purchase Agreement entered into between Wal-Mart and certain shareholders of the Company dated May 9, 2018 for the sale of Equity Securities of the Company to Wal- Mart (the “Share Purchase Agreement”) and a Share Issuance and Acquisition Agreement entered into between Wal-Mart and the Company dated May 9, 2018 for the issuance and allotment of new Ordinary Shares in the Company to Wal-Mart (the “Share Issuance Agreement”), Wal-Mart will acquire [●] percent ([●]%)2 of the issued share capital of the Company (the “Transaction”). Simultaneously with the consummation of the Transaction, pursuant to the Transaction Documents, the Company Preference Shares (as defined in the Share Purchase Agreement) shall convert into Ordinary Shares. Immediately prior to the execution of this Agreement and as of the consummation of the Transaction, pursuant to the Transaction Documents, the Existing Shareholders Agreement was terminated. The Parties wish to establish their respective rights and obligations with respect to the Fit Business and to specify in this Agreement the terms of their agreement as to certain matters relating to the activities and governance of the Company and ownership and disposition of its securities. Concurrently with the execution and delivery of this Agreement, the Parties are entering into a Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”). Accordingly, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows: ARTICLE I DEFINITIONS Section 1.1 Certain Terms. The following capitalized terms have the meanings specified below: 1 Date to be set as of Closing. 2 To be confirmed as of Closing. iv

“Accredited Investor” has the meaning assigned to such term under Rule 501 of Regulation D of the Securities Act; “Affiliate” means: (a) in relation to a natural person: the spouse, parent, sibling or child (including a step child) of such person; (b) in relation to any Entity: any Person that Controls, is Controlled by, or is under common Control with, such Entity; and (c) in relation to an investment fund or private fund, it shall also include any other investment fund or private fund under common Control with such fund or managed by the manager of such investment fund or private fund (it being understood, however, that, for the avoidance of doubt, an Entity in which such investment fund or private fund has merely made an investment shall not be deemed an Affiliate of such investment fund or private fund, solely as a result of such investment). For the avoidance of doubt, any Person will only be considered an Affiliate for so long as such Person continues to meet the requirements of the definition of “Affiliates” as aforesaid; “Alibaba” means Alibaba Group Holdings Limited (and its Affiliates) and Ant Financial Services Group (and its Affiliates) or such companies as may operate the businesses of Alibaba or Ant Financial from time to time after the date hereof; provided, however, that, solely for purposes of Section 9.6, the term “Alibaba” shall mean solely Alibaba Group Holdings Limited, Ant Financial Services Group and each direct or indirect wholly-owned, majority-owned or consolidated subsidiary of Alibaba Group Holdings Limited or Ant Financial Services Group. “Alibaba Transfer” has the meaning given in Section 9.6. “Alibaba Investment” has the meaning given in Section 10.6. “Alternate Director” has the meaning given in Section 3.5; “Applicable ABAC Laws” means all Laws applying to any Fit Group Company prohibiting bribery, money laundering and other forms of corruption, including fraud, tax evasion, insider trading and market manipulation (which shall be deemed to include the Laws of India, Singapore, Mauritius, the United Kingdom and the United States of America); “Applicable Money Laundering Laws” means the Laws applying to any Fit Group Company (which shall be deemed to include the Laws of India, Singapore, Mauritius, the United Kingdom and the United States of America) prohibiting money laundering and similar activities; “Appointment Committee” has the meaning given in Section 3.4; “Approving Shareholders” has the meaning given in Section 11.1; “Arbitration Tribunal” has the meaning given in Section 14.1(b); “Asset Sale” means: (a) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by any Fit Group Company of all or substantially all of the 2 assets or intellectual property rights of the Fit Group taken as a whole; or (b) the sale, transfer or other disposition (whether by sale of shares, merger, consolidation, amalgamation, scheme of arrangement or otherwise) of one or more Fit Group Companies if substantially all of the assets or intellectual property rights of the Fit Group taken as a whole are held by such Fit Group Company or Fit Group Companies, except, in the case of each of clauses “(a)” and “(b)” above, where such sale, lease, transfer, exclusive license or other disposition is to one or more Fit Group Companies; “Board” means the board of directors of the Company; “Budget” means the budget and business plan for the Fit Group prepared for each Financial Year; “Business Day” means any day on which banks in the United States of America, Singapore and India are open for general banking operations; “CFC” has the meaning given in Section 7.2(a); “Chair” means the Director appointed as Chair of the Board; “Change of Control Sale” has the meaning given in Section 10.5. “Companies Act” means the Companies Act (Chapter 50) of Singapore, or any other statutory modification or re-enactment thereof; “Company” has the meaning given in the Preamble. “Competitor” means: (a) any of (i) Jasper Infotech Pvt Ltd (and its Affiliates), or such other companies as may operate the business of Snapdeal from time to time after the date hereof, (ii) PayTM (Payments), (iii) PayTM (eCommerce), (iv) Alibaba, (v) Amazon.com Inc. or any of its subsidiaries or Affiliates (collectively, “Amazon”), or such companies as may operate the business of Amazon after the date hereof; or (vi) any other e-commerce or payments company with significant operations in India and in which Alibaba or Amazon has an equity or significant commercial interest; and (b) any other Person who, in the reasonable good faith determination of the Board, carries on any business that is substantially similar to the Fit Business or any other business carried on by the Fit Group, with such determination not to be made more frequently than one (1) time per Financial Year and such list of Competitors not to include more than five (5) specified Persons in the aggregate at any time; provided, however, that, for the avoidance of doubt, neither Wal-Mart nor Tencent shall be deemed to be a Competitor so long as it (or its Permitted Transferee) remains a Shareholder; “Confidential Information” has the meaning given in Section 15.1(b); “Constitution” means the constitution of the Company, as may be amended from time to time; “Contract” means any written, oral or other agreement, contract, license, sublicense, subcontract, settlement agreement, deed, lease, indenture, understanding, arrangement, instrument, note, loan, purchase order, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature; “Control” (including, with its correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means: 3

(a) a holding of a direct or indirect interest in the majority of the equity, voting, beneficial or financial interests of the relevant Entity; (b) a holding of the direct or indirect right to appoint or remove a majority of the board of directors or members of an equivalent management body of the relevant Entity; (c) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the relevant Entity; or (d) being a shareholder or member of the relevant Entity and controlling jointly, pursuant to a Contract with other shareholders or members or otherwise, a majority of the voting rights in the Entity; “Co-Sale Notice” has the meaning given in Section 10.4(a); “Deed of Accession” means a deed of accession in substantially the form attached hereto as Exhibit B, or, subject to Section 4.2, such other form as approved by the Board; “Deemed Sale Event” means: (a) the acquisition of greater than fifty percent (50%) of the Company’s issued and outstanding voting securities by means of any transaction or series of related transactions (including any share purchase, business combination, reorganization, merger, consolidation, amalgamation or scheme of arrangement, but excluding any such transaction or series of related transactions where holders of the Company’s issued and outstanding voting securities immediately prior to the consummation of such transaction or series of related transactions hold, directly or indirectly, immediately following the consummation of such transaction or series of related transactions, greater than fifty percent (50%) of the issued and outstanding voting securities of the surviving corporation or resulting entity); or (b) an Asset Sale; “Designated Appraiser” has the meaning given in Schedule 2; “Directors” means the directors of the Company from time to time (and “Director” means any of them); “Drag-Along Notice” has the meaning given in Section 11.2; “Drag-Along Percentage” has the meaning given in Section 11.2; “Drag-Along Purchaser” has the meaning given in Section 11.1; “Drag-Along Sale” has the meaning given in Section 11.1; “Drag-Right” has the meaning given in Section 11.1; “Dragged Shareholder” has the meaning given in Section 11.2; “email” has the meaning given in Section 1.2(k); 4

“Entity” means any corporation (including any non-profit corporation or other body corporate), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, business trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity; “Equity Securities” means: (a) any Shares or other equity securities of any Fit Group Company; or (b) any security, right, option, warrant, appreciation right or instrument (including debt instrument) that is exercisable for, convertible into, exchangeable for, or entitles the holder to acquire or receive, with or without consideration, any Shares or other equity securities (including any option to purchase or rights to subscribe for such a convertible or exchangeable security) of any Fit Group Company; “Equivalent Shares” has the meaning given in Section 10.4(a); “Excess Offered Securities” has the meaning given in Section 10.2; “Excess Proposed Securities” has the meaning given in Section 8.3; “Excluded Securities” has the meaning given in Section 8.4; “Exempted Transfer” has the meaning given in Section 10.1. “Existing Shareholders Agreement” means the Amended and Restated Shareholders Agreement dated September 20, 2017 among the Company and all of the then existing shareholders of the Company. “Fairness Opinion” has the meaning given in Schedule 2; “Financial Year” means a period in respect of which an audited profit and loss account of the Company has been or is to be prepared for the purpose of laying before the Company at its annual general meeting, whether that period is a year or not, or such other date as the Board may decide; “Fit Business” means the business of: (a) wholesale cash and carry trading of Goods, Services and Content; (b) being a provider of technology and any and all kinds of services for online sellers of Goods, Services and Content; (c) providing logistics and related services to sellers of Goods, Services and Content; (d) creating an online market place where sellers of Goods, Services and Content may market their offerings to customers; (e) developing and maintaining websites that are organized for online sale of Goods, Services and Content and licensing the related domain names or unique instances thereof to online sellers of goods and services; and (f) facilitating payments through internet or mobile phones, whether through credit card and/or debit card and/or any other payment method. For the purpose of this definition: (i) “Goods” means any and all kinds of goods and products including tangible goods; (ii) “Services” means any and all kinds of services; and (iii) “Content” means any and all kinds of content including music, e-books and movies. Further, all references to the Fit Business shall include the assets of such business. The Fit Business shall be carried on through subsidiaries in or outside Singapore; “Fit Group” means the Company and each of its subsidiaries from time to time; “Fit Group Company” means any member of the Fit Group; “Fit Representative” means, as to any Fit Group Company, any director, officer, employee, agent or other representative acting for or on behalf of such Fit Group Company and whose conduct could subject such Fit Group Company to liability under Applicable ABAC Laws, Applicable Money Laundering Laws, or Sanctions; 5

“FMV” means the fair market value per Ordinary Share, as determined in accordance with Schedule 2; “Founder” means Binny Bansal; “Founder Director” has the meaning given in Section 3.2(a); “Fully Diluted Basis” means determined assuming all Equity Securities of the Company (including the stock options and other equity awards of the Company issued and reserved for issuance under any equity compensation plan or scheme, by whatever name called, and all warrants of the Company) existing at the time of determination have been exercised or converted into Ordinary Shares; “Funding Transaction” means the issuance and sale solely to Wal-Mart (and existing Shareholders exercising rights pursuant to ARTICLE VIII) by the Company of newly-issued Ordinary Shares at no less than FMV and without any rights or preferences other than those conferred on Ordinary Shares in order to fund the capital requirements of the Fit Group contemplated in the Budget and with respect to which preemptive rights are available pursuant to ARTICLE VIII; “Government Official” means: (a) an officer or employee of any national, regional, local or other component of a Governmental Authority; (b) a director, officer or employee of any entity in which a Governmental Authority or component of a Governmental Authority possesses a majority or controlling interest; (c) a candidate for public office; (d) a political party and political party official; (e) an officer or employee of a public international organization; and (f) an individual who is acting in an official capacity for any Governmental Authority, component of a Governmental Authority, political party or public international organization, even if such individual is acting in that capacity temporarily and without compensation; “Governmental Authority” means any: (a) multinational or supranational body exercising legislative, judicial or regulatory powers; (b) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (c) federal, state, local, municipal, foreign or other government; or (d) governmental or quasi-governmental, statutory or quasi-statutory or regulatory authority of any nature (including any division, department, corporation, authority, agency, commission, instrumentality, official, organization, unit, body or entity, any court or other tribunal, taxing authority, stock exchange, public international organization, or other body entitled to exercise executive power or power of any nature); “Indemnification Agreement” means an agreement in substantially the form attached hereto as Exhibit C to be executed in each case amongst the Company on the one hand, and each Director and their respective Alternate Directors (if any), on the other hand. The form of the Indemnification Agreement may be amended by the Company from time to time but such amendments to form shall not affect any Indemnification Agreements already executed; “Independent Director” means an individual appointed as a Director by Wal-Mart who is not an employee of, or otherwise affiliated with, Wal-Mart; “Initial Offering” has the meaning given in the Registration Rights Agreement; “Key Minority Nominee Director” has the meaning given in Section 3.2(c); 6

“Key Minority Shareholders” means Tiger and Tencent, and each a “Key Minority Shareholder”; provided, however, that any such Shareholder shall cease to be a Key Minority Shareholder when it ceases to hold the relevant Minimum Ownership Threshold; “Law” means any federal, state, local, municipal, foreign, supranational or other law (including common law), statute, constitution, treaty, convention, principle of common law, directive, resolution, ordinance, code, edict, writ, decree, rule, regulation, judgment, ruling, injunction or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority; “Lien” means a claim, mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right or interest, other encumbrance or security interest of any kind or other type of preferential arrangement having similar effect; “Minimum Ownership Threshold” means, with respect to a Minority Shareholder, ownership by such Shareholder and/or its Permitted Transferee(s) of: (a) with respect to each Key Minority Shareholder, together with its Permitted Transferee(s), at least three percent (3%) of the Outstanding Shares (disregarding as Outstanding Shares any Shares issued to Wal-Mart or any of its Affiliates after the date hereof that constitute Excluded Securities); and (b) with respect to Binny Bansal, at least three million five hundred and thirty two thousand nine hundred and seventy seven (3,532,977) Ordinary Shares (disregarding as Outstanding Shares held by him or his Permitted Transferee(s), any and all Shares acquired by him or any of his Permitted Transferees following the date of this Agreement); “Minority Collective Veto Matters” means those matters set forth on Schedule 6 and each a “Minority Collective Veto Matter”; “Minority Shareholder” means, as of any given time: (a) each Person identified on Schedule 1 that is a Shareholder at such time, and (b) each Person to which Shares were issued by the Company or otherwise Transferred following the date of this Agreement, that has executed a Deed of Accession and that is a Shareholder at such time (provided that, for the avoidance of doubt, at no time shall Wal-Mart or any Affiliate of Wal-Mart be or be deemed to be a Minority Shareholder for any purpose under this Agreement); “Minority Shareholder Approval” means the approval of holders of the Requisite Minority Shares, which approval may be granted by Notification to the Company, by way of affirmative Shareholder vote or by execution of written shareholder resolution; “Non-Purchasing Shareholder” has the meaning given in Section 10.4(a); “Non-Compete Duration” means, in relation to the Founder, the period commencing on the date of this Agreement and ending on the date that is eighteen (18) months after the later of: (a) the date the Founder ceases to hold at least two percent (2%) of the Outstanding Shares; and (b) the date that the Founder ceases to be an employee or a director of any Fit Group Company; “Notices” has the meaning given in Section 16.6(a); “Notify” or “Notification” means the providing of a notice in writing, including by facsimile or electronic means in accordance with Section 16.6; “Offered Securities” has the meaning given in Section 10.1; 7

“Offeree Shareholder” has the meaning given in Section 10.1; “Ordinary Shares” means ordinary shares in the capital of the Company; “Outstanding Shares” means, as of the date of determination, the Shares that are then issued and paid up; “Participating Offeree Shareholders” has the meaning given in Section 10.2; “Participating Shareholders” has the meaning given in Section 8.3; “Party” means a party to this Agreement (including any Person that becomes a Party by way of execution of a Deed of Accession); “Payment-Related Agreement” has the meaning given in Section 7.9. “Permitted Transfer” means: (a) a Transfer of Shares to a Permitted Transferee; (b) the Transfer by the Founder of such aggregate number of Shares constituting not more than fifteen percent (15%) of the number of Outstanding Shares held by the Founder as of immediately after the consummation of the Transaction (as appropriately adjusted for share-splits, share dividends, reverse share-splits and other recapitalizations or reorganizations); provided, however, that no more than two percent (2%) of the Outstanding Shares held by the Founder as of immediately after the consummation of the Transaction (as appropriately adjusted for share-splits, share dividends, reverse share-splits and other recapitalizations or reorganizations) may be so Transferred under this clause “(b)” in any twelve (12) month period; and (c) any Transfer by the Founder to Wal-Mart in accordance with the terms of the Put Right Agreement entered into between the Founder and Wal-Mart in connection with the Transaction; “Permitted Transferee” means: (a) with respect to a Shareholder that is an Entity, any Entity that is an Affiliate of such Shareholder, provided that such transferee is not a Special Purpose Entity; and (b) with respect to the Founder, his spouse or children (all of the foregoing collectively referred to as “family members”), or any trustee of any family trust created for estate planning purposes and solely for the benefit of the Founder or any of his family members; “Person” means any natural person, firm, Entity, unincorporated organization, Governmental Authority, works council or employee representative body or other entity or organization of any nature whatsoever; “PFIC” has the meaning given in Section 7.2(b); “PFIC Investors” has the meaning given in Section 7.2(b); “Prohibited Transferee” means any: (a) Competitor; (b) Affiliate of a Competitor; and (c) Entity in which any Competitor or any Affiliate of a Competitor: (i) holds an ownership interest exceeding ten percent (10%) of the outstanding equity economic ownership or voting power of such Entity or other contractual rights that (A) have substantially the same effect as the aforesaid or (B) provide for greater than an effective ten percent (10%) voting or economic interest; or (ii) has rights to elect any member(s) of the board of directors (or similar body) of such Entity; 8

“Proposed Securities” has the meaning given in Section 8.2; “Qualified Private Financing” means any bona fide private equity or equity-linked capital raising activity of the Company, so long as: (a) any such activity is conducted in accordance with ARTICLE VIII (it being understood that the application of ARTICLE VIII may be waived in respect of the securities issued in such capital raising activity in accordance with Section 8.4(j) and still qualify as a Qualified Private Financing); (b) the securities issued in any such capital raising activity are Ordinary Shares and do not (i) result in any material and adverse amendment to the named rights of the Minority Shareholders expressly set forth in this Agreement (or the Constitution); (ii) result in any material voting rights that are senior to those provided to the Minority Shareholders hereunder (it being understood that any new investor may be joined to this Agreement to the extent provided for in Section 16.7(b)); or (iii) have any liquidation preference or other senior economic rights to other holders of Ordinary Shares (it being understood that investor being named a ROFR Shareholder shall not constitute a voting right or economic right that is senior to any rights granted to Minority Shareholders or other holders of Ordinary Shares); and (c) such securities are sold and issued at a price per share that is no less than the Wal-Mart Acquisition Original Cost. “Qualified Public Offering” means an Initial Offering resulting in: (a) at least ten percent (10%) of the Outstanding Shares of the Company as of immediately following the consummation of such Initial Offering being listed on the stock exchange identified in clause “(c)” below that Wal-Mart elects in its sole discretion; (b) cash proceeds to the Company from the offering of at least twenty-five percent (25%) of the gross cash proceeds of such offering; and (c) the Ordinary Shares being traded on one of the following stock exchanges that Wal-Mart elects in its sole discretion: the New York Stock Exchange, NASDAQ, the London Stock Exchange or the Hong Kong Stock Exchange; “Registrable Securities” has the meaning given in the Registration Rights Agreement. “Registration Rights Agreement” has the meaning given in Recital D; “Related Party” means: (a) in relation to a natural person, the spouse or children of such person or any trust in which such person or the spouse or children of such person is a trustee or beneficiary; (b) in relation to an Entity, a subsidiary or parent company of such Entity or another subsidiary of a parent company of such Entity; or (c) in relation to a Person not covered by (a) or (b) of this definition, any other Person directly or indirectly Controlling, Controlled by or under common Control with, such Person; “Related Party Transaction Committee” has the meaning given in Section 3.4; “Requisite Minority Shares” means: (a) with respect to any Minority Collective Veto Matter described in paragraph 1 of Schedule 6, sixty percent (60%) of the aggregate number of Outstanding Shares held by the Minority Shareholders as of the date of such approval; and (b) with respect to any other Minority Collective Veto Matter or any other applicable shareholder approval, forty percent (40%) of the aggregate number of Outstanding Shares held by the Minority Shareholders as of the date of such approval; 9

“Respective Proportion” means, in relation to each Shareholder, as of the date of determination, the proportion which the number of outstanding Shares (determined on a Fully Diluted Basis) held by such Shareholder as of such date bears to the total number of outstanding Shares (determined on a Fully Diluted Basis) held by all Shareholders as of such date; “ROFR Shareholders” means Wal-Mart (and its Permitted Transferees), each Key Minority Shareholder and each other Shareholder (other than the Founder or any of his Permitted Transferees) that, together with its Affiliates, holds (as of the time of the exercise of the rights set forth in Section 10.1 through Section 10.3) at least five percent (5%) of the Outstanding Shares; provided, however, that from and after such time as Wal-Mart and its Affiliates collectively hold at least eighty-five percent (85%) of the Outstanding Shares, the only ROFR Shareholders shall be Wal-Mart and its Permitted Transferee(s). “Rules” has the meaning given in Section 14.1(a); “Sales Notice” has the meaning given in Section 10.1; “Sanctioned Person” means any individual who or Entity that is: (a) specifically listed in any Sanctions List; or (b) Controlled or owned by any individual who or Entity that is included in clause “(a)” immediately above; “Sanctions” means (a) sanctions imposed pursuant to a UN Security Council resolution; (b) US sanctions administered by the US Department of the Treasury, US Department of State or US Department of Commerce; (c) EU restrictive measures implemented pursuant to an EU Council or Commission Regulation or Decision adopted pursuant to a Common Position in furtherance of the European Union’s Common Foreign and Security Policy; (d) UK sanctions adopted by or pursuant to the UK Terrorist Asset Freezing, etc., Act 2010 or other UK legislation or statutory instruments enacted pursuant to the United Nations Act 1946 or the European Communities Act 1972; and (e) any other trade, economic or financial sanctions laws, regulations, embargoes or similar restrictive measures administered, enacted or enforced by any Governmental Authority as being applicable to any Fit Group Company; “Sanctions List” means the: (a) “Specially Designated Nationals and Blocked Persons List” and “Sectoral Sanctions Identifications List” maintained by the Office of Foreign Assets Control of the US Department of the Treasury; (b) “Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions” as well as the list of persons set out under Annexes III, V and VI to Council Regulation 833/2014, as amended, maintained by the European Union; (c) “Consolidated List of Financial Sanctions Targets” maintained by Her Majesty’s Treasury; and (d) any similar list maintained by the European Union, United Kingdom, United Nations or United States of America, each as amended, supplemented or substituted from time to time; “Secretary” means the company secretary of the Company; “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; “Selling Shareholder” has the meaning given in Section 10.1; “Share Issuance Agreement” has the meaning given in Recital 0; “Share Purchase Agreement” has the meaning given in Recital 0; “Shareholder” means the holder of at least one (1) Share; 10

“Shareholder Group” means a Shareholder and its Affiliates; “Shareholder Representative” has the meaning given in Section 12.2(a)(v); “Shares” means Ordinary Shares and any other classes or series of shares in the capital of the Company issued from time to time, together with all rights, differential rights, obligations, title, interest and claim in such shares and shall be deemed to include all bonus shares issued in respect of such Shares and shares issued pursuant to a stock split in respect of such Shares; “Special Purpose Entity” means an entity that holds or would hold only Shares or has or would have a class or series of security holders with beneficial interests primarily in Shares (including for such purpose an entity that holds cash and/or cash equivalents intended to purchase Shares); provided, however, that no entity directly holding Shares as of the date of this Agreement shall be deemed a Special Purpose Entity; “Specified Investor” has the meaning given in Section 7.2(a); “Specified Period” means any period during which at least one of the Wal-Mart Directors is not an employee of, or otherwise affiliated with, Wal-Mart or any of Wal-Mart’s Affiliates; “Specified Rights” has the meaning given in Section 9.3(c); “subsidiary” of any Person means any Entity of which such Person owns (directly or indirectly) securities or other ownership interests having voting power in circumstances other than a breach or default to elect or remove at least a majority of the board of directors, managers or trustees or other Persons performing similar functions, or in which such Person holds or Controls a majority of the equity, voting, beneficial or financial interests, or in relation to which such Person has the right (whether under Contract or the Entity’s organizational documents) or power, directly or indirectly, to direct the management of the Entity; provided, however, that no Fit Group Company shall be considered a subsidiary or Affiliate of a Shareholder for the purposes of this Agreement; “Tencent” means Aceville Pte. Ltd., a company incorporated under the laws of Singapore. Details about Tencent are set forth in Schedule 1; “Tiger” means Tiger Global International II Holdings, a company incorporated under the laws of Mauritius. Details about Tiger are set forth in Schedule 1; “Transaction” has the meaning given in Recital 0; “Transaction Documents” means this Agreement, the Share Issuance Agreement, the Share Purchase Agreement, the Registration Rights Agreement, and any other Contracts and/or documents ancillary (or entered into pursuant) to any such Contracts; “Transaction Expenses” has the meaning given in Section 12.2(b); “Transfer” means to, directly or indirectly, transfer, sell, assign, encumber in any manner, place in trust (voting or otherwise), bequeath, distribute, hypothecate, convey, pledge, exchange, gift or transfer by operation of law or in any other way subject to any Lien or dispose of, whether or not voluntarily, and “Transferred” or “Transferring” shall be construed accordingly. For avoidance of doubt, it is clarified that: (a) a change in Control of any Party by Transfer of the Controlling interest in such Party by any Person shall also constitute a ‘Transfer’, unless the ultimate holding Person after such transfer remains 11 the same; and (b) any transfer, sale or other contract wherein a legal or beneficial interest in, or economic rights in respect of, any Equity Securities are conferred shall be deemed to be a Transfer. “Transfer Documents” has the meaning given in Section 12.1(c); “Unsold Offered Securities” has the meaning given in Section 10.3 “US IRS Code” has the meaning given in Section 7.2(a); “Valuation Committee” has the meaning given in Section 3.4; “Valuation Firm” has the meaning given in Schedule 2; “Valuation Notice” has the meaning given in Schedule 2; “Wal-Mart” has the meaning given in the Preamble. “Wal-Mart Acquisition Original Cost” means the Price Per Secondary Share (as defined in the Share Purchase Agreement), as appropriately adjusted for share-splits, share dividends, reverse share- splits and other recapitalizations or reorganizations; “Wal-Mart Collective Veto Matters” means those matters set forth on Schedule 4 and each a “Wal-Mart Collective Veto Matter”; “Wal-Mart Director” has the meaning given in Section 3.2(b); “Wal-Mart Independent Veto Matters” means those matters set out at Schedule 5 and each a “Wal-Mart Independent Veto Matter”; and “Wal-Mart Veto Matter Approval” means the approval of Wal-Mart, which approval may be granted by Notification to the Company, by way of affirmative Shareholder vote or by execution of written shareholder resolution. Section 1.2 Rules of Interpretation. In this Agreement, unless the context otherwise requires, the following rules of interpretation shall apply: (a) references to Recitals, Articles, Sections, Exhibits and Schedules shall be to Recitals, Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified; (b) all Exhibits and Schedules annexed hereto and defined herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein; (c) “may” shall be construed as permissive; (d) a “month” or a “quarter” means a calendar month or quarter (as the case may be); (e) a “notice” means written notice, regardless of whether such term is accompanied by the words “written,” “in writing” or words of similar import; (f) “shall” shall be construed as imperative; (g) the use of the word “or” shall not be exclusive; 12

(h) references to “US$” “$” or “dollars” shall be deemed to refer to lawful currency of the United States of America; (i) where a word or phrase is defined, its other grammatical forms have a corresponding meaning; (j) a reference to liability under, pursuant to or arising out of (or any analogous expression) any Contract includes a reference to contingent liability under, pursuant to or arising out of (or any analogous expression) that Contract; (k) “consent” or “approval” of any Party shall always mean prior written consent, which may be in the form of electronic mail (“email”); (l) writing includes email, typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form; (m) article and section headings herein have been inserted for convenience of reference only, are not a part of this Agreement and shall not be used in construing this Agreement; (n) the terms “include” and “including” and words of similar import are to be construed as non-exclusive (so that, by way of example, “including” shall be deemed to mean “including without limitation”); (o) (i) words using a singular or plural number also include the plural or singular number, respectively; (ii) the terms “hereof,” “herein,” “hereby,” and “hereunder” and any derivative thereof or similar words refer to this entire Agreement; (iii) the masculine gender shall include the feminine and neuter genders; (iv) any reference to a Law shall be deemed to also refer to any amendment or supplement thereto, any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued or promulgated thereunder; (v) any reference to a Contract or document shall be deemed to also refer to that Contract or document as amended, novated, supplemented, varied or replaced from time to time; and (vi) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless such reference specifies Business Days; (p) unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day if the last day of such period is not a Business Day, and whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day; (q) no provision of this Agreement shall be construed in favor of or against any Person by reason of the extent to which any such Person, its Related Parties or their respective employees or counsel participated in the drafting thereof; and (r) the ejusdem generis principle of construction shall not apply to this Agreement. Accordingly, general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words. Any phrase introduced by the terms “other”, “including”, “include” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms. 13

ARTICLE II THE COMPANY Section 2.1 Organization of the Company; Capitalization. (a) The Company was incorporated under the laws of Singapore on October 4, 2011. (b) Contemporaneously with the consummation of the Transaction and the execution of this Agreement, in accordance with the Transaction Documents, the Company undertook a capital re- organization pursuant to which all preference shares in the capital of the Company were converted into Ordinary Shares, such that the issued share capital of the Company consists of Ordinary Shares only. The share capital of the Company may be increased from time to time in accordance with the procedures set forth in the Company’s Constitution and the provisions of this Agreement. (c) As of the execution of this Agreement, the Shares will be held by the Shareholders in the amounts listed opposite such Shareholders’ names in Schedule 3. Schedule 3 shall be updated from time to time as necessary to reflect any issuance or transfer of any share capital (including Ordinary Shares and other classes of shares) of the Company whether or not now authorized. Section 2.2 Registered Office. The registered office of the Company shall be located at 80 Raffles Place, #32-01 UOB Plaza, Singapore 048624. The registered office of the Company may be changed from time to time to such other place as may be designated by the Board. ARTICLE III BOARD OF DIRECTORS Section 3.1 Composition and Size of the Board. The Board shall consist of no more than nine (9) members. The Board shall initially be set at eight (8) members (with the Board having the authority to expand the number of Directors to nine (9) as set forth in Section 3.2(h)). Subject to the provisions of this Agreement, the Board shall initially consist of the Founder Director, the Wal-Mart Directors and the Key Minority Nominee Directors (to the extent the Key Minority Shareholders exercise their respective appointment rights pursuant to Section 3.2(c)). Section 3.2 Rights and Manner of Appointment. (a) Founder Director. The Founder shall be entitled to be a Director for so long as the Founder satisfies the relevant Minimum Ownership Threshold (the “Founder Director”). If the Founder loses his right to be a Director under this Section 3.2, then the number of Directors that Wal- Mart has the right to appoint shall increase by one (1) and, unless Wal-Mart and its Affiliates collectively own at least eighty-five percent (85%) of the Outstanding Shares, such additional Wal-Mart Director must be an Independent Director appointed by Wal-Mart with the approval of a majority of the Directors. (b) Wal-Mart Directors. Subject to Section 3.2(d), Wal-Mart shall initially have the right to appoint five (5) members of the Board, with such number being subject to increase as set forth in this Section 3.2 (each, a “Wal-Mart Director” and together the “Wal-Mart Directors”). Each Wal-Mart Director shall hold office at the pleasure of Wal-Mart and may be substituted at any time by Wal-Mart by notice to the Company. (c) Key Minority Nominee Directors. Each Key Minority Shareholder shall have the right to appoint one (1) member of the Board (each a “Key Minority Nominee Director”), in each case for so long as such Party satisfies the relevant Minimum Ownership Threshold. Each Key Minority Nominee 14

Director shall hold office at the pleasure of his or her respective Key Minority Shareholder and may be substituted at any time by such Key Minority Shareholder by notice to the Company. If any Key Minority Shareholder loses its right to appoint a Director under this Section 3.2(c), then the number of Directors that Wal-Mart has the right to appoint shall increase by one (1) and, unless Wal-Mart and its Affiliates collectively own at least eighty-five percent (85%) of the Outstanding Shares, such additional Wal-Mart Director must be an Independent Director appointed by Wal-Mart with the approval of a majority of the Directors. (d) Independent Directors. For the period of two (2) years commencing as of the date hereof, two of the Wal-Mart Directors shall be Independent Directors, and Wal-Mart shall only exercise its right to appoint, remove or replace such Independent Directors after consultation with the Founder so long as the Founder satisfies the relevant Minimum Ownership Threshold. Lee Fixel shall initially be one of such Independent Directors. (e) Residency of Directors. If no other Director is a resident of Singapore, one of the Independent Directors (or, if there are no Independent Directors at any given time, one of the Key Minority Nominee Directors) shall be a Singapore resident. No Independent Director or Key Minority Director may be a resident of the United States or India if, immediately after such Director’s appointment, either: (i) a majority of the Directors would be residents of India; or (ii) a majority of the Directors would be residents of the United States. (f) Manner of Appointment. Any right to appoint a Director under this Section 3.2 includes a power to remove or replace such Director appointed pursuant to this Section 3.2. All appointments, removals and replacements under this Section 3.2 shall be effected by Notification to the Company and shall take effect immediately upon such Notification being received by the Company. Upon a Shareholder ceasing to have a right to appoint any Director or Director, such Shareholder shall cause its Director or Directors to resign from the Board. If any Shareholder loses its right to appoint a Director, then it shall also lose any rights to remove or replace such Director under this Section 3.2. (g) Chair. The Chair shall be appointed by Wal-Mart. The Chair shall not have a second or casting vote. In the absence of the Chair at any meeting, the Board may elect one of the Wal- Mart Directors who is not an Independent Director to chair the meeting in question. (h) Additional Director. The Board may increase the number of Directors from eight (8) to nine (9) at any time. Such additional Director shall, unless Wal-Mart and its Affiliates collectively own at least eighty-five percent (85%) of the Outstanding Shares, be an Independent Director, appointed by Wal-Mart with the approval of a majority of the Directors. Section 3.3 Powers of the Board. Except as otherwise specified in this Agreement or the Constitution or as may be required by applicable Law (including with respect to rights and powers expressly reserved to the Shareholders or delegated to the officers of the Company), the Board shall have full power, discretion and authority to make decisions affecting the Company and to take such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein. Section 3.4 Committees of the Board. The Board may set up such committees of the Board as it deems fit from time to time. Notwithstanding the foregoing, the Board shall at all times maintain a compensation committee and an audit committee and the chair of each such committee shall be designated for appointment, removal or replacement by Wal-Mart. Wal-Mart shall also have the right to appoint a majority of the members of the audit committee and the compensation committee. The Board shall also set up a committee comprised solely of Wal-Mart Directors that are not Independent Directors and delegate to such committee the authority to appoint the Secretary (the “Appointment Committee”). If 15 necessary, the Board shall also set up a committee comprised of all of the Directors (other than any Wal- Mart Directors that are not Independent Directors) for the purposes of Schedule 2 (the “Valuation Committee”). The Board shall set up a committee comprised of the Founder Director and each of the Key Minority Nominee Directors, and delegate to such committee the authority to approve material agreements, arrangements or transactions between any Fit Group Company, on the one hand, and Wal- Mart or any Affiliate of Wal-Mart, on the other hand (the “Related Party Transaction Committee”), including the resolution of any indemnification claim brought by Wal-Mart against the Company under the terms of any Transaction Document; provided, however, that the Related Party Transaction Committee shall not be delegated, and shall not otherwise have, the authority to approve any transactions, agreements or arrangements described in clauses “(a)” through “(g)” of paragraph 1 on Schedule 6, other than as expressly provided in clause “(a)” thereof. If a Shareholder appointing any Director on the Related Party Transaction Committee falls below the relevant Minority Ownership Threshold, the Director appointed in replacement of such Director shall replace such Director on the Related Party Transaction Committee. Section 3.5 Alternate Directors. A Director shall be entitled to appoint an alternate Director who shall be deemed to be a Director at any Board meeting or meeting of any committee of the Board if the appointing Director is not present (each, an “Alternate Director”); provided, however, that neither the Founder Director nor any Independent Director shall be entitled to appoint an Alternate Director unless otherwise agreed to by the Board. Section 3.6 Non-Executive Status. The Company agrees and acknowledges that the Wal- Mart Directors, the Key Minority Nominee Directors and their respective Alternate Directors shall be non-executive Directors of the Company, unless otherwise mutually agreed by Wal-Mart and such Director. The Company shall enter into an Indemnification Agreement with each of the Directors and their respective Alternate Directors (if any). Section 3.7 Regard to Appointer's Interest. A Director appointed by a Shareholder may take into account the interests of that Director’s appointer and may act on the wishes of that appointer in performing any of his or her duties or exercising any power, right or discretion as a director in relation to the Company, except in any particular case where no honest and reasonable Director could have formed the view that, in so doing, the Director was acting in good faith in the best interests of the Company as a whole and in accordance with all legal requirements imposed on the Director. Section 3.8 Board Meetings and Voting. (a) Meetings of the Board. The Board shall meet at least four (4) times per year, with a majority of the Board meetings being held in Singapore (with at least a majority of the Directors participating in such meetings being physically present at such meetings). Travel, hotel and related expenses incurred by the Directors for attending meetings of the Board and committees shall be borne by the Company. Directors may participate in Board meetings by means of telephone conference, video conference or similar communications equipment where all Directors participating in that meeting can hear and communicate with each other. (b) Notice of Meetings. Unless otherwise agreed in writing by a Wal-Mart Director who is not an Independent Director and, so long as a Key Minority Shareholder is entitled to appoint a Director in accordance with Section 3.2(c), a Key Minority Nominee Director, the Company shall provide prior notice of at least seven (7) Business Days of the meetings of the Board or committees thereof to all the Directors and Observers. Unless otherwise agreed in writing by a Wal-Mart Director who is not an Independent Director and, so long as a Key Minority Shareholder is entitled to appoint a Director in accordance with Section 3.2(c), a Key Minority Nominee Director, each notice of a meeting of the Board 16 or committee shall contain, inter alia, an agenda specifying in reasonable detail the matters to be discussed at the relevant meeting together with appropriate documentation with respect to agenda items calling for Board action, to adequately inform Directors regarding the matters to be placed before the Board. With the written consent of a Wal-Mart Director who is not an Independent Director and, so long as a Key Minority Shareholder is entitled to appoint a Director in accordance with Section 3.2(c), a Key Minority Nominee Director, the Board or committee may also consider any matter not circulated in the agenda. (c) Convening Meetings of the Board. Any Director may, and the Secretary shall, on the requisition of a Director, summon a meeting of the Board or any committee, in accordance with the notice and other requirements set out in this Section 3.8. Any Director wishing to place a matter on the agenda for any meeting of the Board may do so by communicating with the Chair sufficiently in advance of the meeting of the Board, so as to permit timely dissemination of information with respect to the agenda items to all Directors. (d) Quorum. The quorum for all meetings of the Board shall be one (1) Wal-Mart Director who is not an Independent Director, one (1) Key Minority Nominee Director (so long as a Key Minority Shareholder is entitled to appoint a Director in accordance with Section 3.2(c)), and the Founder Director (so long as the Founder is employed by a Fit Group Company in good standing and is otherwise entitled to serve as a Director in accordance with Section 3.2(a)). If the quorum is not present within half an hour of the scheduled time of the meeting, the meeting shall stand adjourned to the same day, location and time on the following week; provided, however, that if such day is not a Business Day, the meeting shall be held on the next Business Day at the same location and time. Notwithstanding the foregoing, with the written consent of a Wal-Mart Director who is not an Independent Director and, so long as a Key Minority Shareholder is entitled to appoint a Director in accordance with Section 3.2(c), a Key Minority Nominee Director, such meeting may be postponed to a date, location and time that is later than the date prescribed by the previous sentence. The Directors present at such adjourned meeting shall constitute the quorum for such re-convened meeting. (e) Circular Resolutions. A resolution signed by all of the Directors then in office shall be deemed to be a decision of the Board without the need for a meeting. A resolution signed by all of the Directors who are members of a committee shall be deemed to be a decision of the committee without the need for a meeting. Any such resolution may consist of several documents in original, facsimile or electronic form, each signed by one or more Directors. (f) Passing of Resolutions and Voting. Except as otherwise provided herein, decisions of the Board shall be taken by simple majority vote of the participating Directors. Each Director participating in the meeting has one (1) vote. ARTICLE IV SHAREHOLDERS’ MEETINGS Section 4.1 Shareholders’ Meetings. (a) Requirement to Give Notice. An annual general meeting of the Shareholders of the Company shall be held as per the requirements of the Companies Act. Subject to the foregoing, the Board may convene an extraordinary general meeting of the Shareholders of the Company whenever it deems appropriate. Subject to the provisions of the Companies Act relating to matters requiring special notice at least fourteen (14) days prior written notice of every other general meeting of Shareholders shall be given to all Shareholders whose names appear on the register of members of the Company. A meeting 17 of the Shareholders may be called by giving shorter notice with the written consent of the Shareholders subject to applicable Law. (b) Contents of Notice. The notice to Shareholders shall specify the place, date and time of the meeting. Every notice convening a meeting of the Shareholders shall set forth in full and sufficient detail the text of the resolutions sought to be passed thereat, the business to be transacted thereat, and no business shall be transacted at such meeting unless the same has been stated in the notice convening the meeting. (c) Chair for General Meeting. The Chair shall be the Chair for all general meetings. The Chair of a general meeting of the Company shall not have any second or casting vote. In the absence of the Chair at any meeting, the Shareholders shall elect one of the Shareholders to chair the meeting in question. (d) Quorum for General Meetings. To constitute a quorum for a general meeting of the Company, Shareholders holding at least seventy-five percent (75%) of the Outstanding Shares, including, so long as any Key Minority Shareholder continues to satisfy the relevant Minimum Ownership Threshold, at least one Key Minority Shareholder, shall be present in person or through an authorized representative of such Shareholder(s) at the commencement and throughout the duration of the meeting. If the quorum is not present within half an hour of the scheduled time of the meeting, the meeting shall stand adjourned to the same day, location and time on the following week; provided, however, that if such day is not a Business Day, the meeting shall be held on the next Business Day. Notwithstanding the foregoing, if agreed to by Wal-Mart and, so long as any Key Minority Shareholder continues to satisfy the relevant Minimum Ownership Threshold, one Key Minority Shareholder, such meeting may be postponed to a date, location and time that is later than the date prescribed by the previous sentence. The Shareholders present at such adjourned meeting shall constitute the quorum for such re-convened meeting (it being understood, however, that the foregoing shall not diminish the rights of Wal-Mart and the other Shareholders under Section 4.2 and Section 4.3, respectively). (e) Passing of Resolutions and Voting. Except as otherwise provided herein, all resolutions of the Shareholders shall, subject to any additional requirements imposed by the Companies Act, be adopted by Shareholders holding more than fifty percent (50%) of the Outstanding Shares. (f) Shareholders' Written Resolutions by Circular. Subject to the Companies Act, Section 4.2 and Section 4.3, a resolution in writing that has been signed by Shareholders holding: (i) in the case of an ordinary resolution, more than fifty percent (50%) of Outstanding Shares; or (ii) in the case of a special resolution, more than seventy-five percent (75%) of the Outstanding Shares, shall be valid and effective as if it had been passed at a general meeting of the Company duly convened and held. Any such resolution may consist of several documents in the like form each signed by one or more of the Shareholders. The expressions “in writing” and “signed” include approval by telex, cable, wireless, facsimile or email transmission. In each case, Notice of the proposed resolution shall be provided in writing to all Shareholders before such resolution is signed by such Shareholders. Section 4.2 Wal-Mart Veto Matters. The Shareholders agree that, notwithstanding anything to the contrary contained in this Agreement (a) during any Specified Period, any decision relating to any Wal-Mart Independent Veto Matter, and (b) any decision relating to any Wal-Mart Collective Veto Matter, shall in the case of each of clauses “(a)” and “(b)” above, be required to be passed by Wal-Mart Veto Matter Approval. Accordingly, each of the Shareholders and the Company hereby undertake and agree to not vote in favor of or adopt any resolutions for, take any action to give effect to, or enter into any commitment that relates to (i) during any Specified Period, any Wal-Mart Independent Veto Matter, 18

or (ii) any Wal-Mart Collective Veto Matter, unless, in the case of each of clauses “(i)” and “(ii)” above, Wal-Mart Veto Matter Approval has been obtained. Section 4.3 Minority Veto Matters. The Shareholders agree that, notwithstanding anything to the contrary contained in this Agreement, until such time as Wal-Mart and its Affiliates collectively hold at least eighty-five percent (85%) of the Outstanding Shares, any decision relating to any Minority Collective Veto Matter shall be passed by Minority Shareholder Approval. Accordingly, until such time as Wal-Mart and its Affiliates collectively hold at least eighty-five percent (85%) of the Outstanding Shares, each of the Shareholders and the Company hereby undertake and agree to not vote in favor of or adopt any resolutions for, take any action to give effect to, or enter into any commitment that relates to any Minority Collective Veto Matter unless Minority Shareholder Approval has been obtained. Section 4.4 Voting Obligation. Without limiting the rights set forth in ARTICLE VIII, in any general meeting of the Company, or any written resolution described in Section 4.1(f), each Minority Shareholder hereby agrees to exercise all voting and other rights and powers available to such Minority Shareholder, and to take all such actions as are necessary under the Constitution, the Companies Act or otherwise, including to vote in favor of any resolution (whether an ordinary resolution or special resolution) to give effect to any resolution required to consummate a Qualified Private Financing or a Funding Transaction. ARTICLE V MANAGEMENT Section 5.1 Appointment of Executives. (a) The principal executives of the Company shall be the chief executive officer, chief financial officer and Secretary. The chief executive officer of the Company shall be appointed by Wal-Mart (after consultation with the Board). The chief financial officer of the Company, and each of the Company’s heads in the areas of legal, ethics and compliance, shall be appointed solely by Wal-Mart (after consultation with the Founder, so long as the Founder satisfies the relevant Minimum Ownership Threshold). The appointment of the Secretary shall be delegated by the Board to the Appointment Committee of the Board. The Company and other Fit Group Companies may have such other executives as the chief executive officer or the Board may deem necessary, which executives shall, subject to Section 4.2, be appointed by the Board. For the avoidance of doubt, the executives referred to above are intended to be executives of the Fit Group and not executives of each Fit Group Company. Any appointment right under this Section 5.1(a) includes the power to remove or replace such appointee. (b) Each of the executives of any Fit Group Company shall have such powers and duties as may from time to time be conferred upon or assigned to such executive by or pursuant to authority delegated by the Board. One individual may hold the offices and perform the duties of any two or more of such offices. For the avoidance of doubt, the Board shall delegate to the principal executives of the Company and any other Fit Group Company the authority to oversee, manage and run the Fit Business on a day-to-day basis. (c) Each executive of the Company shall serve until the earliest of his or her death, resignation or removal by the Board. Any executive of the Company may resign at any time by giving written notice to the Company. The resignation of any executive of the Company shall take effect upon receipt of written notice thereof or at such later time as shall be specified in such notice. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. 19

ARTICLE VI INFORMATION RIGHTS Section 6.1 Reporting. Subject to Section 6.2, so long as any Shareholder holds any Shares in the Company, the Company shall deliver to each such Shareholder: (a) copies of the Constitution, promptly upon request, but in any event within ten (10) days of such request; (b) as soon as practicable, but in any event within ninety (90) days after the end of each Financial Year, a balance sheet of the Fit Group prepared in accordance with GAAP, as of the last day of such Financial Year, and a profit and loss statement and statement of cash flows for such Financial Year prepared in accordance with GAAP, all in reasonable detail, audited and certified by the auditors of the Fit Group; (c) as soon as practicable, but in any event within thirty (30) days after the end of each quarter, an unaudited income statement and schedule of sources and application of funds for the Fit Group for such quarter and an unaudited balance sheet as at the end of such quarter in relation to the Fit Group; and (d) solely in the case of Wal-Mart, all information requested by Wal-Mart relating to the Budget, the Fit Business, the operations, condition (financial or otherwise), results of operations, earnings, profits, taxes, assets or liabilities of the Fit Group or any Fit Group Company, all information required by Wal-Mart for any financial reporting obligations, and any and all other information relating to the Fit Group or any Fit Group Company. For the avoidance of doubt, any shareholder having the right to appoint a Director shall have access to the information provided to the Directors in their capacity as Directors of the Company, unless otherwise reasonably determined by the Board. Section 6.2 Limitations due to Competitor Shareholdings. Notwithstanding anything else contained in Section 6.1, any Minority Shareholder that holds, or whose Affiliate holds, directly or indirectly, any shares in a Competitor shall only be entitled to receive the items set out in Section 6.1(a) and Section 6.1(b). Section 6.3 Confidentiality. For the avoidance of doubt, all information and materials made available to, or received by, any Minority Shareholder pursuant to this ARTICLE VI shall be subject to the provisions of ARTICLE XV. ARTICLE VII REPRESENTATIONS, WARRANTIES AND COVENANTS Section 7.1 Representations and Warranties of Shareholders. Each Shareholder represents to the other Shareholders and the Company, as of the date hereof, that: (a) Organization and Standing. If such Shareholder is an Entity, it is an Entity of the type set forth below its signature on the signature pages hereof and is duly organized, formed or incorporated, as the case may be, and validly existing and in good standing, under the laws of its jurisdiction of organization, formation or incorporation, as applicable, set forth below its signature on the signature pages hereof. It has full right, corporate or other entity power and authority to execute this Agreement and to perform fully its obligations hereunder. 20

(b) Authorization. Such Shareholder’s execution, delivery and performance of this Agreement has been duly and validly authorized and approved by all necessary corporate or other action. Such Shareholder has duly executed and delivered this Agreement, and this Agreement constitute the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity. (c) Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not conflict with or result in the breach of any term or provision of, or constitute a default under, (i) any Contract to which such Shareholder is a party or by which such Shareholder is bound (other than those Contracts the consequence of a violation of which would not reasonably be expected to have an adverse effect on the business, operations, affairs, condition, properties or prospects of the Company or the performance of such Shareholder’s obligations under this Agreement), or (ii) any Law, rule or regulation or order, judgment or decree of any court or Governmental Authority applicable to such Shareholder, or the organizational documents of such Shareholder, if applicable. (d) Consents. No consent, approval or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required to be obtained or made by such Shareholder in connection with the execution, delivery or performance of this Agreement. (e) Litigation. There is no action, cause of action, claim, cease and desist letter, demand, suit, arbitration proceeding, citation, summons, subpoena or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of such Shareholder, threatened against or affecting such Shareholder, nor are there any settlement agreements or similar written agreements with any Governmental Authority or outstanding orders, judgments, stipulations, decrees, injunctions, determinations or awards issued by any Governmental Authority against or affecting such Shareholder, in each case that would adversely affect the business, operations, affairs, condition, properties or prospects of the Company or the performance of such Shareholder’s obligations under this Agreement. (f) Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Shareholder, except those for which such Shareholder will be solely responsible. Section 7.2 Controlled Foreign Company. (a) No later than sixty (60) days following the end of each taxable year of the Company, the Company shall provide the capitalization table of each Fit Group Company as of the end of the last day of such taxable year to each of Wal-Mart, each Key Minority Shareholder and each other Shareholder that is a U.S. person and that owns not less than ten percent (10%) of the Outstanding Shares (each, a “Specified Investor” and collectively, the “Specified Investors”). In addition, the Company shall provide each Specified Investor with access to such other Fit Group Company information as may be necessary for such Specified Investor to determine the status of any Fit Group Company as a “controlled foreign corporation” (“CFC”) as defined in the U.S. Internal Revenue Code of 1986, as amended (or any successor thereto) (the “US IRS Code”) and to determine whether each Specified Investor or its Affiliates is required to report its pro rata portion of the Company’s income under Section 951 and/or Section 951A of the US IRS Code on its United States federal income tax return, or to allow each Specified Investor or its Affiliates to otherwise comply with applicable United States federal income tax Laws. The Company 21 and the Shareholders shall not, without the written consent of Wal-Mart, issue or transfer stock in the Company to any investor if prior to such issuance or transfer, the Company was not a CFC and following such issuance or transfer the Company, in the determination of counsel or accountants for Wal-Mart, would be a CFC. (b) The Company shall use commercially reasonable efforts to avoid having any Fit Group Company become a “passive foreign investment company” within the meaning of Section 1297 of the US IRS Code (“PFIC”). In connection with a “Qualified Electing Fund” election made by any of the Specified Investors (the “PFIC Investors”) pursuant to Section 1295 of the US IRS Code or a “Protective Statement” filed by any of the PFIC Investors pursuant to U.S. Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company shall provide annual financial information to each of the PFIC Investors in the form attached as Exhibit D (which shall be signed by an officer of the Company) as soon as reasonably practicable following the end of each taxable year of any of the PFIC Investors (but in no event later than ninety (90) days following the end of each such taxable year), and shall provide each of the PFIC Investors with such other Company information as may be required for purposes of filing U.S. federal income tax returns in connection with such “Qualified Electing Fund” election or “Protective Statement”, provided that the reasonable expenses incurred by the Company in connection with the foregoing information obligations shall be borne by each of the PFIC Investors pro rata based on the relative ownership of such Parties Each of the PFIC Investors, or their respective direct or indirect beneficial owners, as applicable, who has made a “Qualified Electing Fund” election must include in its gross income for a particular taxable year its pro rata share of the Company’s earnings and profits pursuant to Section 1293 of the US IRS Code, as amended (or any successor thereto). Subject to applicable Laws, the Company agrees to make a dividend distribution to such of the PFIC Investors (no later than sixty (60) days following the end of such PFIC Investor’s taxable year or, if later, sixty (60) days after the Company is informed by such Party, that such Party or its Affiliate has been required to recognize such an income inclusion) in an amount equal to fifty percent (50%) of the amount that would be so included by such PFIC Investor, if such PFIC Investor were a “United States person” as such term is defined in Section 7701(a)(30) of the US IRS Code and had such PFIC Investor made a valid and timely “Qualified Electing Fund” election that was applicable to such taxable year. In the event any dividend is paid pursuant to this Section 7.2(b), a like dividend shall, subject to applicable Laws, be paid to all other Shareholders. (c) The Shareholders shall be Notified of any amendment to Section 7.2(a) or Section 7.2(b). (d) In the event that any subsidiary of the Company is determined by counsel or accountants for Wal-Mart to be subject to the reporting requirements of either or both of Sections 6038 and 6038B of the US IRS Code, the Company agrees, upon a request from such Party, to provide such information to such Party as may be necessary to fulfill such Party’s obligations thereunder. Section 7.3 Tax Matters. (a) Each Shareholder acknowledges and agrees that Wal-Mart, as a member of a US- based multinational, is subject to various detailed reporting requirements (as amended from time to time) and to comply with these reporting requirements Wal-Mart will require, and the Company shall provide (and will procure that each Fit Group Company provides): (i) detailed information regarding the computation of earnings and profits of each Fit Group Company; (ii) receipts evidencing foreign taxes paid by each Fit Group Company; and (iii) any other information Wal-Mart requires with respect to each Fit Group Company in order to comply with its reporting obligations to a Governmental Authority responsible for the imposition or administration of taxes. 22

(b) Each Shareholder agrees that any action taken by the Company in connection with audits of the Company under applicable tax Law will be binding upon such Shareholder. Each Shareholder further agrees that (i) except when the specific consent of the Company is granted, such Shareholder will not treat any Company item inconsistently on such Shareholder’s individual income tax return with the treatment of the item on the Company’s tax return and (ii) such Shareholder will not independently act with respect to tax audits or tax litigation affecting the Company, unless previously authorized to do so in writing by the Company, which authorization may be withheld in the discretion of the Company. (c) Wal-Mart may cause the Company to make or refrain from making all elections required or permitted to be made by the Company under applicable tax Law provided that: (i) there is no negative impact (other than in an immaterial respect) to the Company; and (ii) causing the Company to make or refrain from making such elections would not give rise to or otherwise increase the damages payable by the Company pursuant to an indemnification claim under the Share Purchase Agreement or Share Issuance Agreement by an Indemnitee (as such term is defined in each such agreement). (d) For administrative ease, Wal-Mart may cause the Company to liquidate and/or dissolve entities that are no longer required provided that: (i) there is no negative impact (other than in an immaterial respect) to the Company; and (ii) causing the Company to make or refrain from making such elections would not give rise to or otherwise increase the damages payable by the Company pursuant to an indemnification claim under the Share Purchase Agreement or Share Issuance Agreement by an Indemnitee (as such term is defined in each such agreement). (e) The Company is hereby authorized and empowered to prepare or have prepared, to execute or have executed and to file or to have filed, on behalf and in the name of any Fit Group Company, any returns, applications, elections, agreements, and other instruments or documents, under applicable tax Law, which it deems desirable or advisable. Pursuant to the foregoing, the Company shall cause any tax returns of the Company to be prepared by Wal-Mart. The Company shall timely and properly prepare U.S. federal, state and local tax returns, and any other required tax returns, of the Company. (f) The Company is hereby authorized and empowered to handle tax audits or assessments relating to any taxable period; provided, however, that Wal-Mart shall have control over any tax audits or assessments that relate to any taxable period ending after the date of this Agreement. (g) Each Shareholder further agrees that such Shareholder will, upon reasonable request of the Company, provide any information or documentation, execute any forms or documents (including a power of attorney (except with respect to Tencent) or settlement or closing agreement) and take any further reasonable action requested by the Company in connection with any tax matter (including in connection with a tax audit or proceeding) affecting the Company, including as reasonably necessary to effectuate any of the foregoing provisions of this Section 7.3. Section 7.4 Internal Policies and Procedures. Except as otherwise agreed between Wal-Mart and any Key Minority Shareholder or Key Minority Nominee Director, the Company shall ensure that the Fit Group, the Board and any committees of the Board, and the boards of directors (or similar governance bodies) of the Fit Group Companies (other than the Company) and any committees of such boards or bodies, shall, promptly following the date of this Agreement, adopt and comply with the following procedures, policies, guidelines, resolutions and charters, in each case as amended by Wal- Mart from time to time, with such amendments as Notified to the Company by Wal-Mart: (a) Wal- Mart’s Disclosure Controls and Procedures; (b) Wal-Mart’s Investment Communications Policy; (c) Wal-Mart’s Conflicts Minerals Policy; (d) Wal-Mart’s Global Investigation Protocols and Procedures; 23

(e) Wal-Mart’s Statement of Ethics; (f) Wal-Mart’s Board Corporate Governance Guidelines; (g) Wal- Mart’s Board Committee Charters; (h) Wal-Mart’s Board Limitation of Authority Resolutions; (i) Wal- Mart’s key Management Committee Charters; (j) the Wal-Mart International Corporate Governance document; (k) Wal-Mart’s financial reporting policies and procedures; and (l) such other procedures, policies, guidelines, resolutions, charters and similar documents or instruments as apply from time to time to other subsidiaries of Wal-Mart. If any Fit Group Company wishes to access any intellectual property of, or receive any services from, Wal-Mart or any Affiliate of Wal-Mart (including having any employee of Wal-Mart or any Affiliate of Wal-Mart provide services to any Fit Group Company) following the date of this Agreement, then such Fit Group Company shall enter into intercompany agreements with Wal-Mart or the applicable Affiliate of Wal-Mart for the provision of such intellectual property or services on terms and conditions that are consistent with the transfer pricing, employment, ex-patriot and other policies and procedures of Wal-Mart and its Affiliates. Section 7.5 Applicable ABAC Laws, Applicable Money Laundering Laws and Sanctions Without limiting the Company’s obligations set forth in Section 7.4, the Company covenants to each of the Shareholders, as of the date hereof, that: (a) Applicable ABAC Laws / Applicable Money Laundering Laws or Sanctions. None of the Fit Group Companies or any of their respective Fit Representatives shall pay, offer, promise or authorize the payment of, directly or indirectly, any monies or transfer anything of value to any Government Official or employee of a private sector entity with which such Fit Group Company is doing or seeking to do business in a manner that violates any Applicable ABAC Laws or engage in any conduct that would violate any Applicable Money Laundering Laws or Sanctions. (b) Sanctioned Persons. None of the Fit Group Companies or any of their respective Fit Representatives, when acting for or on behalf of such Fit Group Company, shall use, directly or indirectly, the proceeds of the Transaction or lend, contribute or otherwise make available such proceeds to any Sanctioned Person or individual or entity otherwise subject to Sanctions. (c) ABAC Policies and Procedures. If it has not already done so, the Company shall adopt and implement within ninety (90) days of the date of this Agreement, a policy and procedures designed to prevent the Fit Group Companies as well as their respective Fit Representatives from engaging in any activity, practice or conduct that would violate any Applicable ABAC Laws. Such policy and procedures shall be consistent with: (i) the corresponding policies and procedures of Wal- Mart; and (ii) the guidance that has been provided by Governmental Authorities in Singapore, Mauritius, India, the United Kingdom and the United States of America having authority to investigate or prosecute violations of Applicable ABAC Laws. (d) Money Laundering Policies and Procedures. If it has not already done so, the Company shall adopt and implement within ninety (90) days of the date of this Agreement, a policy and procedures designed to prevent the Fit Group Companies, as well as their respective Fit Representatives, from engaging in any activity, practice or conduct that would violate any Applicable Money Laundering Laws or Sanctions. Such policy and procedures shall be consistent with: (i) the corresponding policies and procedures of Wal-Mart; and (ii) the guidance that has been provided by Governmental Authorities in Singapore, Mauritius, India, the United Kingdom and the United States of America having authority to investigate or prosecute violations of Applicable Money Laundering Laws and Sanctions. (e) Books and Records. The Fit Group Companies shall keep and maintain books and records reflecting accurately and in reasonable detail all transactions involving the Fit Group 24

Companies as well as controls designed to ensure that payments by the Fit Group Companies will be made only in accordance with management instructions. (f) Written Confirmation. The Company shall confirm in writing, upon request from a Shareholder, no more than once each year from the date hereof, that the Fit Group Companies have complied with the undertakings set forth in this Section 7.5. (g) Duty to Notify. If the Company suspects or comes to believe that either it or any other Fit Group Company has violated any Applicable ABAC Laws, Applicable Money Laundering Laws or Sanctions, it shall Notify each of the Shareholders promptly in writing of its suspicion or belief. (h) Shareholders' Right to Audit. The Fit Group Companies and their respective Fit Representatives shall cooperate in good faith with Wal-Mart if Wal-Mart decides to seek to determine whether the Fit Group Companies or their respective Fit Representatives have complied with the undertakings set forth in this Section 7.5. The cooperation required by the foregoing shall include permitting Wal-Mart or their authorized representative(s) to audit the books and records of the Fit Group Companies as well as review and make copies of correspondence and other documents, however sent or received, possessed by the Fit Group Companies pertaining to compliance with the undertakings set forth in this Section 7.5. Section 7.6 Market Stand-Off. (a) Each Shareholder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to an Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred and eighty (180) days following the effectiveness thereof): (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise Transfer or dispose of, directly or indirectly, any Shares or other Equity Securities held immediately prior to the effectiveness of the registration statement for such Initial Offering, or (ii) enter into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of Shares or other Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise. The foregoing provisions of this Section 7.6 shall apply only to an Initial Offering, shall not apply to the sale of any Equity Securities to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Shareholders if all officers, members of the Board and holders of greater than five percent (5%) of the Outstanding Shares on a Fully Diluted Basis enter into similar agreements. The underwriters in connection with such offering are intended third party beneficiaries of this Section 7.6 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Shareholder further agrees to execute such agreements as may be reasonably requested by the underwriters in such offering that are consistent with this Section 7.6 or that are necessary to give further effect thereto. (b) In order to enforce the foregoing covenant, the Company may impose stop- Transfer instructions with respect to the Equity Securities of each Shareholder (and the Equity Securities of every other Person subject to the foregoing restriction) until the end of such period. (c) Each Shareholder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Equity Securities of each Shareholder (and the Shares or securities of every other Person subject to the restriction contained in this Section 7.6): 25

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK- UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES. Section 7.7 Non-Solicitation and Non-Competition (a) The Founder covenants with the Company and each Shareholder that, throughout the Non-Compete Duration, he shall not (and he shall ensure that none of his Affiliates shall), directly or indirectly: (i) whether individually or in conjunction with any other person, engage in, directly or indirectly, whether as an individual, through a partnership or as a shareholder, joint venture partner, collaborator, consultant, advisor, principal contractor or sub- contractor, director, trustee, committee member, office bearer or agent or in any other manner whatsoever, whether for profit or otherwise, any business that competes with the whole or any part of the Fit Business or any other business being carried on or proposed to be carried on by any Fit Group Company in India and such other jurisdictions where any Fit Group Company carries on or proposes to carry on such business; (ii) on his own account or for any Person, enterprise, firm or syndicate entice away from the any Fit Group Company (A) any customer of any Fit Group Company, (B) any supplier of any Fit Group Company and/or (C) any employee of any Fit Group Company ; and/or (iii) personally or by or through his employees, representatives or agents or by circulars, letters or advertisements whether on his own account or for any Person, enterprise, firm or syndicate interfere with any part of the Fit Business conducted by any Fit Group Company; provided, however, that it shall not, in and of itself, be a violation of this Section 7.7 for the Founder to own, solely as a passive investment, shares in a publicly listed company where the number of such company’s shares that are owned beneficially by him and his Affiliates collectively represent less than two percent (2%) of the paid up capital of such company. (b) The Founder acknowledges that: (i) he is a Shareholder and key employee of the Company and has obtained and developed extensive and valuable knowledge, trade secrets and Confidential Information concerning the Fit Business of the Fit Group; (ii) in the course of operating the Fit Business, he has also developed on behalf of the Fit Group significant goodwill that is now a significant part of the value of the Fit Group; and (iii) accordingly, the non-competition and non- solicitation covenants of the Founder contained in this Agreement, and the restrictions contained in this Section 7.7, are considered reasonable for the legitimate protection of the proprietary interests of the other Shareholders or, as the case may be, the Fit Group. (c) For the avoidance of doubt, nothing in this Section 7.7 shall preclude any Party, other than the Founder and his Affiliates from investing in, conducting business through or collaborating with any business or entity in the same or allied field as the Fit Business being carried on by the Fit 26

Group, in India or elsewhere; provided, however, that nothing in this Section 7.7(c) shall in any way eliminate or diminish any obligation of any Party under Section 7.7(a) or ARTICLE XV. (d) Each of the restrictions set forth in Section 7.7(a) is an entirely separate and independent restriction on the Founder and the validity or enforceability of one restriction shall not be affected by the validity or unenforceability of another. (e) The Founder considers the restrictions in this clause to be reasonable and necessary for the protection of the interests of the Fit Group. If any such restriction shall be held to be void but would be valid if deleted in part or reduced in application, such restriction shall apply with such deletion or modification as may be necessary to make it valid and enforceable. Section 7.8 Restrictions on Company Issuances. The Company shall not, without the approval of the Board, issue any Equity Securities of the Company to, or engage in any sale of assets, merger, Deemed Sale Event or other change of control transaction, in each case other than a Drag-Along Sale, with any Prohibited Transferee. Section 7.9 Payment-Related Agreements. Prior to any Fit Group Company entering into or materially amending: (a) any credit or debit card agreement or re-loadable card agreement involving any card or similar instrument or device that bears the name, logo, trademark or trade name of any Fit Group Company; or (b) any agreement (i) between any Fit Group Company and any global credit, debit or payment card association brand or (ii) involving Apple Pay, Google Pay, Android Pay or similar global “Pay” brand, in each case, relating to the payment for, processing of or financial settlement of any obligation arising from the purchase of goods or services by any Fit Group Company, excluding from this clause “(b)”, for the avoidance of doubt, any agreement with respect to customer promotions entered into in the ordinary course of business between a Fit Group Company and any financial institution in India that issues credit, debit or payment cards (each agreement referred to in, and not specifically excluded from, clause “(a)” of “(b)” above, a “Payment-Related Agreement”), the Company shall notify Wal-Mart of such agreement or amendment and consult with, and consider in good faith all comments provided by, Wal-Mart with respect thereto. Section 7.10 Waiver and Release. Each Minority Shareholder hereby waives and irrevocably and completely releases: (a) any and all rights to claim that any element of the Contemplated Transactions (as defined in the Share Purchase Agreement) breaches, violates or does not conform in any way whatsoever to the requirements or other provisions of any shareholders’ agreement (including the Existing Shareholders Agreement) or the Constitution; (b) any and all rights of pre-emption, rights of first refusal, purchase rights, rights of approval or other similar rights or restrictions that relate to any element of the Contemplated Transactions (including the Transfer or issuance of any Shares to Wal- Mart in connection with the Contemplated Transactions), whether arising under any Contract, any Law, the Constitution or otherwise; (c) any and all conflicts of interest that any director or officer of any Fit Group Company or any other current or former equity holder of any Fit Group Company may have as a result of his, her or its relationship with any Fit Group Company or his, her or its interest in any of element of the Contemplated Transactions; and (d) any and all claims or other rights with respect to, arising out of or otherwise relating to, any of the foregoing. For the avoidance of doubt, this Section 7.10 shall not operate as a waiver or release of any rights or claims under this Agreement or any other rights or claims of the Minority Shareholders under the Share Purchase Agreement or relating to a breach by Wal-Mart of the terms of the Share Purchase Agreement. Section 7.11 Change in Domicile Consultation. Without limiting the rights of the Minority Shareholders under this Agreement with respect to any transaction described in paragraph 11 of Schedule 6 of this Agreement, the Company will provide written notice to each Shareholder no less than 27 thirty (30) days prior to consummating any such transaction, and will, at the request of a Shareholder, consult with such Shareholder regarding the potential tax consequences of such transaction to such Shareholder. ARTICLE VIII PREEMPTIVE RIGHTS Section 8.1 Subsequent Offerings. Subject to applicable securities Laws and Section 8.4, each Shareholder shall initially have a right to purchase up to its Respective Proportion of all Equity Securities that the Company may, from time to time, propose to sell and issue after the date hereof. The Company shall not issue any Equity Securities except for in accordance with this ARTICLE VIII. Section 8.2 Exercise of Rights. Subject to Section 8.4, if the Company proposes to issue any Equity Securities (the “Proposed Securities”), it shall give each Shareholder written notice of its intention, describing the Proposed Securities and the number of Proposed Securities to be issued, the price and the terms and conditions upon which the Company proposes to issue the same. Each Shareholder shall have ten (10) Business Days from the receipt of such notice to agree to purchase up to its Respective Proportion of the Proposed Securities (rounded to the nearest whole Proposed Security) for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Proposed Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Proposed Securities to any Shareholder who would cause the Company to be in violation of applicable securities Laws by virtue of such offer or sale. Section 8.3 Failure to Fully Exercise Rights. If not all of the Shareholders elect to purchase their Respective Proportion of the Proposed Securities (or if any Shareholder elects to purchase less than its full Respective Proportion of the Proposed Securities), then the Company shall promptly Notify the Shareholders who elected to purchase their full Respective Proportion of the Proposed Securities (the “Participating Shareholders”) in writing and shall offer to the Participating Shareholders the right to acquire any unsubscribed Proposed Securities (the “Excess Proposed Securities”). Each Participating Shareholder shall have ten (10) Business Days after receipt of such notice to Notify the Company of its election to purchase all or a portion of the Excess Proposed Securities and stating the quantity of such Excess Proposed Securities to be purchased. If Participating Shareholders deliver notices electing to collectively purchase more than the number of Excess Proposed Securities, then such Excess Proposed Securities shall be allocated pro rata among such Participating Shareholders on the basis of each Participating Shareholder’s relative ownership of the aggregate number of Shares held by all Participating Shareholders, in each case determined on a Fully Diluted Basis and rounded to the nearest whole Proposed Security. The Company shall have sixty (60) Business Days (plus a sufficient number of days to allow the expiration or termination of all applicable waiting periods under applicable antitrust Law or the receipt of all regulatory approvals applicable to such sale) after the expiration of such ten (10) Business Day period to sell any Excess Proposed Securities in respect of which the Participating Shareholders’ rights to purchase such Excess Proposed Securities were not exercised, at a price not lower than (and upon general terms and conditions not materially more favorable to the purchasers thereof than) that specified in the Company’s notice to the Shareholders pursuant to Section 8.2. If the Company has not issued and sold such Excess Proposed Securities within the allotted time, then the Company shall not thereafter issue or sell any Excess Proposed Securities, without first offering such Excess Proposed Securities to the Shareholders in the manner provided above. Section 8.4 Excluded Securities. Subject to Section 8.6, the rights established by this ARTICLE VIII (and the obligations of the Company set forth in this ARTICLE VIII) shall have no 28 application to the issuance, sale, grant or award of any of the following Equity Securities of the Company (“Excluded Securities”): (a) any Equity Securities granted, issued or awarded to employees (including officers) or directors of, or consultants, advisors or service providers to, any Fit Group Company under any equity incentive plan or other benefit plan or agreement in each case as bona fide compensatory arrangements approved by the Board (including Equity Securities issued pursuant to the exercise of such Equity Securities); (b) any Equity Securities issued in a Qualified Public Offering; (c) any Shares issued pursuant to the Share Issuance Agreement or upon the exercise of any rights or obligations set forth in the Share Issuance Agreement (including Shares issued in satisfaction of any indemnification claim brought pursuant to the terms of the Share Issuance Agreement); (d) any Equity Securities issued in connection with any Drag-Along Sale; (e) any Ordinary Shares issued upon the exercise of any stock options outstanding as of the date of this Agreement; (f) any Equity Securities issued as consideration in connection with (i) any acquisition by any Fit Group Company of any equity securities, business or assets of, (ii) any business combination, joint venture, license agreement or similar commercial transaction with, or (iii) the receipt of services from, any other Person, in any transaction approved by the Board and in accordance with Section 4.2 and Section 4.3, as applicable; (g) any Equity Securities issued or granted as an inducement to a lender in connection with any bona fide debt financing, equipment leasing or real property leasing transactions approved by the Board and in accordance with Section 4.2 and Section 4.3, as applicable; (h) any Equity Securities issued in connection with any consolidation or sub-division of Shares (share-splits and reverse share-splits), share dividend, reorganization or recapitalization by the Company approved by the Board and in accordance with Section 4.2 and Section 4.3, as applicable; (i) Ordinary Shares having an aggregate purchase price of up to three billion dollars ($3,000,000,000), purchased or subscribed for, in one or more transactions consummated (or for which definitive documents are executed) within twelve (12) months following the date of this Agreement, provided that such transactions (i) would otherwise constitute Qualified Private Financings, (ii) are consummated with investors who are not Shareholders on the date of this Agreement (which, for the avoidance of doubt, shall not include any Affiliate of Wal-Mart or any Minority Shareholder) and (iii) do not result in any such investor together with its Affiliates, purchasing more than two billion dollars ($2,000,000,000) of Ordinary Shares (in which case the rights of Shareholders under this Article VIII shall apply to any Ordinary Shares otherwise proposed to be purchased by such investor in excess of such two billion dollar ($2,000,000,000) threshold); (j) any Equity Securities with respect to the issuance of which the application of this ARTICLE VIII has been waived in writing by Wal-Mart and holders of the Requisite Minority 29

Shares (or, in the case of any Funding Transaction or other issuance of Equity Securities that is not a Qualified Private Financing and in which Wal-Mart is participating, holders of sixty percent (60%) of the aggregate number of Outstanding Shares held by the Minority Shareholders as of the date of such waiver), notwithstanding the fact that, subject to Section 16.7(a)(iv), certain Shareholders may nonetheless, by agreement with the Company, purchase such Equity Securities. Section 8.5 Termination and Waiver of Preemption Rights. The rights established by this ARTICLE VIII (and the obligations of the Company set forth in this ARTICLE VIII) shall not apply to, and shall terminate upon the effective date of a registration statement pertaining to, a Qualified Public Offering. Section 8.6 Prohibited Issuance. Notwithstanding Section 8.4 or Section 8.7, the Company shall not, without Board approval, issue any Equity Securities that would or could result in the Company ceasing to be a private company or being deemed to be a public company, in each case under the Companies Act. Section 8.7 Assignment. Subject to the restrictions set forth in Section 8.6, Shareholders shall be entitled to assign in whole or in part the right to subscribe to Equity Securities of the Company to their respective Affiliate(s), provided that: (a) at the time of issuance of such Equity Securities, each such Affiliate shall have executed a Deed of Accession agreeing to be bound by the terms of this Agreement; and (b) such Shareholder shall cause such Affiliate to remain as an Affiliate for so long as such Affiliate holds such Equity Securities. Each Shareholder that assigns rights to an Affiliate under this Section 8.7 is, and shall remain, obligated for, and shall be deemed to have guaranteed, the performance by such Affiliate of such Affiliate’s obligations under this Agreement. ARTICLE IX TRANSFER OF SHARES Section 9.1 Restriction on Transfers. No Shareholder shall make or attempt to effect any Transfer of all or any portion of any Equity Securities owned by such Shareholder, except in accordance with this ARTICLE IX and ARTICLE X through ARTICLE XII. Any purported Transfer of Equity Securities in violation of this Section 9.1 shall be null and void ab initio and unenforceable, no right, title or interest therein or thereto shall be Transferred to the purported transferee, and the Company shall not, and shall cause any applicable Fit Group Company not to, record such Transfer on its books or treat any purported transferee of such Equity Securities as the owner of such Equity Securities for any purpose. Section 9.2 Deed of Accession. The Company shall not register a Person (who at the time of registration is not a Shareholder) as a holder of Shares pursuant to a Transfer of Shares or otherwise (including any Permitted Transfer and any Transfer effected pursuant to ARTICLE X or ARTICLE XI) unless that Person has become a Party to and is bound by all of the provisions of this Agreement by execution and delivery of a Deed of Accession, and the execution and delivery of such Deed of Accession by such Person shall be a condition precedent to the effectiveness of any such issuance or Transfer. Section 9.3 Exemptions; Conditions. (a) Subject to Section 9.4, the restriction set forth in Section 9.1 shall not apply to Transfers of Shares that constitute Permitted Transfers. (b) If a Shareholder Transfers any Equity Securities to an Affiliate as a Permitted Transferee, such Shareholder shall cause such Permitted Transferee to remain as an Affiliate for so long as such Permitted Transferee holds Shares. Each Shareholder is, and shall remain, obligated for, and shall 30 be deemed to have guaranteed, the performance by any of its Permitted Transferees of its obligations under this Agreement. (c) Upon registration of a Permitted Transferee as a holder of Shares, such Permitted Transferee shall have the rights under this Agreement of the relevant Shareholder transferor, including any veto rights, consent rights and other rights expressly granted to such Shareholder under this Agreement (“Specified Rights”); provided, however, that: (i) if such Shareholder transferor continues to own any Shares following such Transfer, then all Specified Rights of such Shareholder transferor shall instead remain with such Shareholder transferor; and (ii) if a Shareholder Transfers Shares to more than one Permitted Transferee, prior to making any Transfer to a Permitted Transferee that would result in such Shareholder no longer owning any Shares, such Shareholder shall identify the particular Permitted Transferee who would be granted the Specified Rights of such Shareholder transferor. Section 9.4 Prohibited Transfers. Notwithstanding anything to the contrary contained in Section 9.3 or elsewhere in this Agreement, no Minority Shareholder shall, without the prior written approval of Wal-Mart and the Board, make or attempt to effect any Transfer of any Equity Securities: (a) to any Prohibited Transferee; or (b) where such Transfer would or could result in the Company ceasing to be a private company or being deemed to be a public company, in each case under the Companies Act. Section 9.5 Shareholder Anti-Liquidity Covenant. (a) Without limiting any other provisions of this Agreement, each Shareholder hereby acknowledges and agrees that such Shareholder shall not achieve or cause to be achieved any liquidity with respect to, any Shares, other Equity Securities or other economic interest of any Fit Group Company held directly or indirectly by such Shareholder, except by way of a direct Transfer of Equity Securities, in each case in accordance with, and subject to the obligations of, the provisions of this Agreement and the Constitution. (b) The Parties each acknowledge and agree that the covenants set forth in this ARTICLE IX are intended to ensure that the Shareholders are able to achieve liquidity with respect to their respective investments in the Company by substantially the same means. Accordingly, the Parties agree that they shall not attempt to avoid the provisions of ARTICLE IX through the creation of intermediate or Special Purpose Entities or other restructuring of their interests in any Fit Group Company. Section 9.6 Transfers to Alibaba. Subject to the rights set forth in ARTICLE X that would otherwise be applicable to such Transfer, (i) the Company shall not sell or issue any Shares or other Equity Securities to Alibaba; (ii) no Shareholder shall Transfer any Shares or other Equity Securities to Alibaba; and (iii) no Change of Control Sale or Drag-Along Sale to Alibaba shall be effected (each an “Alibaba Transfer”), unless Tencent shall have been given written notice of at least five (5) Business Days prior to the consummation of such transaction, with such notice setting forth the purchase price to be paid and all other material terms and conditions pursuant to which Alibaba is proposing to purchase such Shares or other Equity Securities from the Company or Shareholder(s) in such Alibaba Transfer and Tencent shall have the right to purchase all (but not less than all) of the Shares or Equity Securities to be issued by the Company or Transferred by any Shareholder in connection with such Alibaba Transfer on the same terms and conditions as proposed by Alibaba (it being understood, however, that if such Alibaba Transfer is otherwise subject to the terms of ARTICLE X, then Tencent shall only have the right to purchase the portion of such Shares or Equity Securities that it has the right to do so under the terms thereof). No Shareholder shall Transfer any Equity Securities in an Alibaba Transfer, except in accordance with this Section 9.6. 31

ARTICLE X RIGHTS OF FIRST REFUSAL; CO-SALE RIGHTS; Section 10.1 Notice of Proposed Sale. Except for (a) Permitted Transfers, (b) Transfers of Equity Securities to a Drag-Along Purchaser pursuant to ARTICLE XI, (c) Transfers of Shares by Shareholders in a Qualified Public Offering, (d) any repurchase by the Company of Equity Securities granted, issued or awarded to employees (including officers) or directors of, or consultants, advisors or service providers to, any Fit Group Company under any equity incentive plan or other benefit plan or agreement in each case as bona fide compensatory arrangements approved by the Board (including Equity Securities issued pursuant to the exercise of such Equity Securities), and (e) any Transfer by Wal-Mart or any of its Affiliates that does not constitute a Change of Control Sale (each an “Exempted Transfer”), and without limiting any restrictions set forth in ARTICLE IX, any proposed Transfer of Shares or other Equity Securities by one or more Shareholders (each, a “Selling Shareholder”) shall be consummated only in accordance with the following provisions. Other than with respect to any Exempted Transfer, upon the receipt of a bona fide written offer to purchase Shares or other Equity Securities held by one or more Selling Shareholders in a transaction or a series of transactions (the “Offered Securities”), which offer shall not contain any material unsatisfied conditions other than customary non-financial conditions, then such Shareholder shall give written notice thereof (a “Sales Notice”) to the Company, and also to each of the ROFR Shareholders solely to the extent that any of the ROFR Shareholders are not also Selling Shareholders (each ROFR Shareholder who is not a Selling Shareholder, an “Offeree Shareholder”). The Sales Notice shall set forth: (i) the name and other material particulars of the proposed transferee; (ii) the type and number of Offered Securities to be sold or Transferred; (iii) the price per Offered Security; and (iv) all other material terms (including all indemnification and escrow/holdback terms) and conditions upon which the Selling Shareholder proposes to sell or transfer such Offered Securities, including a copy of the written offer received by the Selling Shareholder from the proposed transferee. Section 10.2 Exercise of Right. Each Offeree Shareholder shall have sixty (60) days following receipt of the Sales Notice to elect to purchase up to such Offeree Shareholder’s pro rata portion (determined by dividing the number of Outstanding Shares held by such Offeree Shareholder by the total number of Outstanding Shares held by all Offeree Shareholders) of such Offered Securities (rounded to the nearest whole Offered Security) for the price and upon the terms and conditions specified in the Sales Notice by notifying the Selling Shareholder and stating therein the quantity of Offered Securities to be purchased. If not all Offeree Shareholders elect to purchase their respective pro rata portion of the Offered Securities (or if any Offeree Shareholder elects to purchase less than its pro rata portion of the Offered Securities), then the Selling Shareholder shall promptly notify in writing the Offeree Shareholders who elected to purchase their full pro rata portion of the Offered Securities (the “Participating Offeree Shareholders”), with a copy to the Company, and shall offer to the Participating Offeree Shareholders the right to acquire any such excess Offered Securities (the “Excess Offered Securities”). Each Participating Offeree Shareholder shall have ten (10) days after receipt of such notice to notify the Selling Shareholder of its election to purchase all or a portion of the Excess Offered Securities. If Participating Offeree Shareholders deliver notices electing to collectively purchase more than the number of Excess Offered Securities, then such Excess Offered Securities shall be allocated pro rata among such Participating Offeree Shareholders on the basis of each Participating Offeree Shareholder’s relative ownership of the aggregate number of Outstanding Shares held by all Participating Offeree Shareholders, in each case rounded to the nearest whole Offered Security. Settlement for each such purchase shall be made within thirty (30) Business Days (plus a sufficient number of days to allow the expiration or termination of all applicable waiting periods under applicable antitrust Law or the receipt of all regulatory approvals applicable to such Transfer) of such notice of election at such place and time as may be agreed upon by the Selling Shareholder and the applicable Offeree Shareholder or, failing agreement, at 3:00 pm, Singapore time, on the last day of such period at the principal executive office of 32 the Company. If the nature of any portion of the proposed consideration to be received by the Selling Shareholder in the transaction is other than cash, each Offeree Shareholder shall have the option of substituting therefor cash equal to the fair equivalent value of such proposed consideration. Section 10.3 Failure to Exercise Right. If the Offeree Shareholders do not, within the allotted time, exercise their rights set forth in Section 10.2 to purchase all of the Offered Securities (including their rights to purchase any Excess Offered Securities), then the Selling Shareholder(s) shall, subject to Section 10.4 and the restrictions on transfer set forth in Section 9.4 and elsewhere in this Agreement, have sixty (60) days (plus a sufficient number of days to allow the expiration or termination of all applicable waiting periods under applicable antitrust Law or the receipt of all regulatory approvals applicable to such Transfer, if any) thereafter to sell or otherwise Transfer the portion of the Offered Securities in respect of which the Offeree Shareholders’ rights were not exercised (the “Unsold Offered Securities”) to the proposed transferee named in the Sale Notice; provided, however, that if the price or terms of such sale or Transfer become more favorable to such proposed transferee than those specified in the Sales Notice or otherwise change in any respect (other than an immaterial respect), or if any Selling Shareholder fails, within the allotted time, to sell or Transfer the Unsold Offered Securities to such proposed transferee, then such Selling Shareholder shall not sell or Transfer the Unsold Offered Securities without first complying again with Section 10.1 through Section 10.3. Section 10.4 Co-Sale Right. (a) If the Offered Securities (when taken together with any Shares Transferred by any Selling Shareholder(s) during the six (6) months prior to the date of the Sales Notice) constitute at least one percent (1%) of the Outstanding Shares on the date of the Sales Notice, then each Minority Shareholder other than any Offeree Shareholder that has exercised its rights under Section 10.3 (a “Non- Purchasing Shareholder”) shall have the right, exercisable upon written notice (“Co-Sale Notice”) to the Selling Shareholder(s) with a copy to the Company, within sixty (60) days after receipt of the Sales Notice, to participate in such sale or transfer of Offered Securities, by selling or Transferring the same type of Shares (“Equivalent Shares”) held by the Non-Purchasing Shareholder to the proposed transferee(s) named in the applicable Sales Notice and/or the Offeree Shareholders who have exercised their rights under Section 10.3 with respect to the Offered Shares. Such Non-Purchasing Shareholder’s Co-Sale Notice shall indicate the number of Equivalent Shares (up to that number determined in Section 10.4(b)) such Non-Purchasing Shareholder wishes to sell. To the extent one or more Non-Purchasing Shareholders exercise such right to sell Equivalent Shares pursuant to a Co-Sale Notice, the number of Offered Securities that each Selling Shareholder may sell in the transaction shall be correspondingly reduced as set forth in Section 10.4(b). For the avoidance of doubt, there shall be no obligation to comply with the procedures in Section 10.1 through Section 10.3 with respect to the Transfer of Equivalent Shares by a Non-Purchasing Shareholder pursuant to this Section 10.4. (b) Each Non-Purchasing Shareholder and Selling Shareholder may sell all or any part of that number of Equivalent Shares or Offered Securities, as the case may be, equal to the product (rounded to the nearest whole Share) obtained by multiplying: (i) the aggregate number of Offered Securities; by (ii) a fraction: (A) the numerator of which is the total number of Outstanding Shares held by such Non-Purchasing Shareholder or Selling Shareholder, as the case may be, on the date of the Sales Notice and (B) the denominator of which is the total number of Outstanding Shares held collectively by all Non-Purchasing Shareholders and all Selling Shareholders as of the date of the Sales Notice. (c) The Transfer of Equity Securities by the Selling Shareholder(s) and the Non- Purchasing Shareholder(s) shall be carried out simultaneously. To the extent that any prospective transferee prohibits such assignment or otherwise refuses to purchase the Equivalent Shares from any Non-Purchasing Shareholder in the exercise of its rights of co-sale hereunder, the Selling Shareholder(s) 33 shall not sell to such prospective transferee any Offered Securities unless and until, simultaneously with such sale, the Selling Shareholder(s) shall purchase that number of Equivalent Shares from such Non- Purchasing Shareholder that such Non-Purchasing Shareholder elects to sell pursuant to this Section 10.4 in accordance with the terms and conditions specified herein, pro rata by each Selling Shareholder on the basis of the relative amounts of Offered Securities otherwise proposed to be sold by the Selling Shareholders. For the avoidance of doubt, no Shareholder exercising rights under Section 10.3 shall refuse to purchase Equivalent Shares from a Non-Purchasing Shareholder. (d) For the avoidance of doubt, the provisions of this Section 10.4 shall not apply to, and no Shareholder shall have any rights under this Section 10.4 with respect to Exempted Transfers Section 10.5 Change of Control Liquidity Right. In the event of a proposed sale of Shares by Wal-Mart following which Wal-Mart, together with its Affiliates, would no longer continue to (a) hold more than fifty percent (50%) of the Outstanding Shares or (b) have the right to elect a majority of the Board, in each case, other than in a Drag-Along Sale (a “Change of Control Sale”) to a prospective buyer or prospective buyers, each Minority Shareholder may sell all (but not less than all) of the Shares held by it to the prospective buyer or buyers in connection with such Change of Control Sale on the same terms and conditions as Wal-Mart is proposing to sell its Shares in such Change of Control Sale; provided, however, that the provisions set forth in Section 10.1 through Section 10.3 shall continue to apply in respect of any Transfer by any Minority Shareholder sought to be made in connection with such Change of Control Sale. The rights of the Minority Shareholders under this Section 10.5 shall be in addition to, and not in lieu of, the rights of the Minority Shareholders under Section 10.4. Section 10.6 Competitor Investment Liquidity Right. Notwithstanding anything to the contrary contained in Section 10.4, subject to compliance with Section 9.6, in the event of a proposed sale of Shares by Wal-Mart to Alibaba that does not constitute a Change of Control Sale or a Drag- Along Sale (an “Alibaba Investment”), Tencent may sell all (but not less than all) of the Shares held by Tencent to Wal-Mart or the Company in connection with such Alibaba Investment on the same terms and conditions as Wal-Mart is proposing to sell Shares to Alibaba in such Alibaba Investment; provided, however, that the provisions set forth in Section 10.1 through Section 10.3 shall continue to apply in respect of any Transfer by Tencent sought to be made in connection with such Alibaba Investment. ARTICLE XI DRAG-ALONG RIGHTS. Section 11.1 General. If a Deemed Sale Event is approved by (a) Wal-Mart and (b) if, as of the time of the delivery of the Drag Along Notice, Wal-Mart and its Affiliates do not hold at least eighty- five percent (85%) of the Outstanding Shares, holders of (i) if the Deemed Sale Event is to be consummated prior to the third anniversary of the date hereof, sixty percent (60%) of the Outstanding Shares held by the Minority Shareholders, or (ii) if the Deemed Sale Event is to be consummated after the third anniversary hereof, the Requisite Minority Shares (such approved Deemed Sale Event, a “Drag- Along Sale”), then the Shareholders approving such Drag-Along Sale (the “Approving Shareholders”) shall have the right (the “Drag-Right”), but not the obligation, to cause each Shareholder, and each Shareholder hereby agrees: (A) to sell all or the Drag-Along Percentage of all of the Shares and other Equity Securities in the Company beneficially held by such Shareholder to the Person(s) to whom the Approving Shareholders propose to sell their Shares in the Drag-Along Sale (the “Drag-Along Purchaser”), and (B) otherwise participate in such Deemed Sale Event as reasonably requested by the Approving Shareholders, in each case on the same terms (including escrow, holdback and indemnification terms) and conditions as the Approving Shareholders are prepared to accept from the Drag-Along Purchaser and in the manner and to the extent set forth in this ARTICLE XI and ARTICLE XII; provided, however, that the Drag-Right may not be invoked in connection with any Deemed Sale Event where the proposed purchaser is an Affiliate of Wal-Mart. 34

Section 11.2 Procedure. The Approving Shareholders may exercise their rights with respect to a Drag-Along Sale by the giving written notice (the “Drag-Along Notice”) to each Shareholder that is not an Approving Shareholder (each, a “Dragged Shareholder”) and the Company setting forth the terms of the proposed Drag-Along Sale. The Drag-Along Notice shall specify: (a) the proposed valuation of the Company and the offer price for the applicable Equity Securities in the Drag-Along Sale; (b) the percentage of the Outstanding Shares that are being acquired by the Drag-Along Purchaser in the Drag- Along Sale (the “Drag-Along Percentage”); (c) the identity and address of the Drag-Along Purchaser; and (d) the proposed date, time and venue for the conclusion of the Drag-Along Sale. Upon delivery of a Drag-Along Notice to the Company, the Company shall take such actions as are necessary to accomplish the Drag-Along Sale specified therein as soon as reasonably practicable. A Drag-Along Notice shall be revocable by the Approving Shareholders by joint written notice to the Company and the Dragged Shareholders, at any time before the completion of the Drag-Along Sale, and any such revocation shall not prohibit the Approving Shareholders from exercising Drag-Rights at any time in the future. Section 11.3 Failure to Comply. If the Drag-Along Sale includes a sale of Equity Securities of the Company and any Shareholder fails to comply with such Shareholder’s obligations under this ARTICLE XI or ARTICLE XII, then there may be deposited into an escrow account established for such purpose the consideration payable to such Shareholder in connection with the Drag-Along Sale for Equity Securities of the Company held by such Shareholder, whereupon all such Equity Securities held by such Shareholder shall be deemed to have been sold or Transferred in the Drag-Along Sale without further action by any Person, and the rights of such Shareholder in respect of such Equity Securities after such deposit shall be limited to receiving such consideration (subject to reduction, from time to time, in accordance with the terms of the transaction, including, if applicable, reduction as a result of indemnification claims made by the Drag-Along Purchaser) upon presentation and surrender by such Shareholder of: (a) the certificates or other documents representing such Shareholder’s Equity Securities, duly endorsed for transfer; and (b) any other agreements, documents and instruments required to be executed and delivered by such Shareholder under this ARTICLE XI or ARTICLE XII in connection with the Drag-Along Sale. For the avoidance of doubt, if any Shareholder fails to comply with such Shareholder’s obligations under this ARTICLE XI or ARTICLE XII, the Drag-Along Purchaser may elect, in its sole discretion, to effect the acquisition of the Equity Securities held by Shareholders who comply with this ARTICLE XI and ARTICLE XII in lieu of, prior to or concurrent with effecting the transfer of the Shares held by such non-complying Shareholder in accordance with the immediately preceding sentence. In furtherance of the rights of the Approving Shareholders and the obligations of each Shareholder under this ARTICLE XI and ARTICLE XII, each Shareholder (except, in the case of clauses “(i)” and “(ii)” below, Tencent) hereby: (i) irrevocably appoints Wal-Mart as its agent and attorney-in- fact (with full power of substitution) to execute all agreements, instruments and certificates and take all actions necessary or desirable to perform such Shareholder’s obligations under this ARTICLE XI and ARTICLE XII; (ii) grants Wal-Mart an irrevocable, durable proxy (which the Shareholder acknowledges is coupled with a sufficient interest) to vote, or act by written resolution in respect of, the Shares held by such Shareholder in accordance with such Shareholder’s voting obligations under this ARTICLE XI and ARTICLE XII; and (iii) agrees to take such further action or execute such other documents and instruments as may be necessary or desirable to effectuate the provisions of this Section 11.3. The exercise by any Person of any remedies pursuant to this Section 11.3 shall not be deemed to waive, limit or cure the applicable Shareholder’s breach of the provisions of this ARTICLE XI or ARTICLE XII, and all rights and remedies of any Person in respect of such breach shall be preserved. Section 11.4 Conditions. Notwithstanding the foregoing, a Shareholder will not be required to comply with Section 11.1 or ARTICLE XII in connection with any proposed Drag-Along Sale (regardless of whether at the time of such Drag-Along Sale Wal-Mart and its Affiliates collectively hold at least eighty-five percent (85%) of the Outstanding Shares), unless: 35

(a) if such Shareholder is a Minority Shareholder, such Shareholder shall have the opportunity to sell one hundred percent (100%) of the Shares and all other Equity Securities held by such Shareholder in connection with the Drag-Along Sale; (b) any representations and warranties to be made by such Shareholder in connection with the Drag-Along Sale shall be limited to the representations and warranties set forth in Section 12.1; (c) such Shareholder shall not be liable for the inaccuracy of any representation or warranty made by any other Shareholder in connection with the Drag-Along Sale (other than representations and warranties relating to the Fit Group, including its business, operations, results of operations, assets and liabilities) and, in the event such Shareholder is held liable for indemnification in the Drag-Along Sale for the inaccuracy of any representations and warranties relating to the Fit Group, such Shareholder’s liability (i) is several and not joint with any other Shareholder (except to the extent that funds may be paid out of an escrow or holdback established to partially or wholly secure any indemnification obligations of the Shareholders in connection with such Drag-Along Sale), and is pro rata in proportion to the amount of consideration to be paid to such Shareholder in connection with the Drag-Along Sale (as compared to the amount of consideration to be paid to all Shareholders in connection therewith) and (ii) does not exceed the amount of consideration to be paid to such Shareholder in connection with such Drag-Along Sale (except in the case of fraud by such Shareholder); (d) upon the consummation of the Drag-Along Sale, such Shareholder will receive the same form and amount of consideration per Share as is received by other Shareholders in respect of their Shares; provided, however, that, notwithstanding the foregoing, if the consideration to be paid in exchange for such Shareholder’s Equity Securities in a Drag-Along Sale includes any securities and due receipt thereof by such Shareholder would require under applicable Law either (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to any Shareholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to Accredited Investors, then the consideration to be received by such Shareholder in the Drag-Along Sale may include, in lieu of such securities, an amount in cash equal to the fair value of the securities that such Shareholder would otherwise receive in the Drag-Along Sale (as determined in good faith by the Board) in exchange for such Shareholder’s Equity Securities; (e) if any Shareholders are given an option as to the form and amount of consideration to be received as a result of the Drag-Along Sale with respect to a particular class or series of Shares (other than an offer to members of management of the Fit Group Companies to roll-over their Equity Securities), such Shareholder will be given the same option with respect to the same class or series of Shares held by such Shareholder; provided, however, that nothing in this clause “(e)” shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the other Shareholders; (f) no non-competition obligations are imposed on the Shareholder or its Affiliates, except if such Shareholder is the Founder or an officer or employee of any Fit Group Company; and (g) no non-solicitation obligations are imposed on the Shareholder or its Affiliates, except (i) if such Shareholder is the Founder or an officer or employee of any Fit Group 36

Company, or (ii) for obligations restricting the solicitation of employees or service providers of any Fit Group Company for a period of one (1) year following the consummation of the Drag- Along Sale. ARTICLE XII TRANSFER-RELATED MATTERS Section 12.1 Representations and Warranties Relating to Transfer. In the event that any Shareholder Transfers Shares or other Equity Securities pursuant to ARTICLE X or ARTICLE XI, such Shareholder shall be required to make the following representations and warranties in connection with such Transfer: (a) such Shareholder has the sole and exclusive ownership of, and good and marketable title to, the Shares or other Equity Securities being Transferred; (b) the Shares and other Equity Securities to be Transferred by such Shareholder are free and clear of all Liens (except as set forth in this Agreement and the Constitution); (c) such Shareholder has the requisite corporate, limited liability company or other power and authority, to enter into the documents required to be executed and delivered by such Shareholder in connection with such Transfer (“Transfer Documents”) and to perform such Shareholder’s obligations thereunder. Such Shareholder’s execution, delivery and performance of the Transfer Documents has been duly and validly authorized and approved by all necessary corporate or other action. Such Shareholder has duly executed and delivered the Transfer Documents, and the Transfer Documents constitute such Shareholder’s legal, valid and binding obligations, enforceable against such Shareholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity; (d) the execution and delivery of the Transfer Documents to which such Shareholder is a party and the consummation of the transactions contemplated thereby do not and will not conflict with or result in the breach of any term or provision of, or constitute a default under, (i) any Contract to which such Shareholder is a party or by which such Shareholder is bound (other than those Contracts the consequence of a violation of which would not reasonably be expected to adversely affect such Shareholder’s ability to consummate the transactions contemplated by the Transfer Documents or the performance of such Shareholder’s obligations under any Transfer Document), or (ii) any Law, rule or regulation or order, judgment or decree of any court or Governmental Authority applicable to such Shareholder, or the organizational documents of such Shareholder; (e) no consent, approval or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required to be obtained or made by such Shareholder in connection with the execution, delivery or performance of the Transfer Documents; and (f) there is no action, cause of action, claim, cease and desist letter, demand, suit, arbitration proceeding, citation, summons, subpoena or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of such Shareholder, threatened against or affecting such Shareholder, nor are there any settlement agreements or similar written agreements with any Governmental Authority or outstanding orders, judgments, 37 stipulations, decrees, injunctions, determinations or awards issued by any Governmental Authority against or affecting such Shareholder, in each case that adversely affects such Shareholder’s ability to consummate the transactions contemplated by the Transfer Documents or the performance of such Shareholder’s obligations under any Transfer Document; and (g) such representations and warranties relating to the Fit Group Companies, including their respective businesses, operations, results of operations, assets and liabilities, as are being made by all transferring Shareholders; provided, however, that liability with respect to such representations and warranties shall be limited as set forth in Section 11.4(c) in the case of a Drag- Along Sale. Section 12.2 Other Actions. In the event that any Shareholder Transfers Shares or other Equity Securities pursuant to ARTICLE X or ARTICLE XI, such Shareholder shall, and in connection with any Drag-Along Sale, each Dragged Shareholder shall: (a) take or cause to be taken all actions as may be reasonably requested by the Company, the proposed transferee, the other transferring Shareholders, the Approving Shareholders or the Drag-Along Purchaser, or as may otherwise be reasonably necessary or desirable, in order to carry out the terms of ARTICLE X or ARTICLE XI, as applicable, and expeditiously consummate the Transfer or other Drag-Along Sale pursuant thereto and any related transactions, including: (i) executing, acknowledging and delivering consents, assignments, waivers, agreements and other documents and instruments; (ii) voting all Shares that such Shareholder owns or over which such Shareholder otherwise exercises voting power (in person, by proxy or by action by written consent, as applicable): (A) in favor of the Transfer or other Drag-Along Sale (together with any related amendment to the Constitution required in order to implement the Transfer or other Drag-Along Sale) and (B) in opposition to any and all other proposals that could delay, or impair the ability of the Shareholder, the Company, the proposed transferee, the Approving Shareholders or the Drag-Along Purchaser to consummate, the Transfer or other Drag-Along Sale; (iii) except as provided in this Agreement, not depositing (and causing its Affiliates not to deposit) any Shares or Equity Securities owned by such Shareholder or Affiliate in a voting trust, and not subjecting (and causing its Affiliates not to subject) any such Shares or Equity Securities to any arrangement or agreement with respect to the voting of such Shares or Equity Securities, unless specifically requested to do so by the proposed transferee in connection with the Transfer or the Drag-Along Purchaser; (iv) refraining from exercising and, upon request (whether before or after the closing of the Transfer or other Drag-Along Sale, and regardless of whether such Shareholder received advanced notice of the Transfer or other Drag-Along Sale), to affirmatively waive, any dissenters’ rights, rights of appraisal or similar rights under applicable Law at any time with respect to the Transfer or other Drag-Along Sale; (v) in the event that the other transferring Shareholder(s), in connection with such Transfer or other Drag-Along Sale, appoint a Shareholder representative (the “Shareholder Representative”) with respect to matters affecting the Shareholders under the applicable definitive transaction agreements following consummation of such Transfer: (A) consenting to: (1) the appointment of such Shareholder Representative; (2) 38 the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (3) the payment of such Shareholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Shareholder Representative in connection with such Shareholder Representative’s services and duties in connection with such Transfer and its related service as the representative of the Shareholders; and (B) not asserting any claim or commencing any suit against the Shareholder Representative or any other Shareholder with respect to any action or inaction taken or failed to be taken by the Shareholder Representative in connection with its service as the Shareholder Representative, absent fraud or willful misconduct; (vi) furnishing information and copies of documents reasonably necessary to effectuate the Transfer or other Drag-Along Sale; (vii) filing applications, reports, returns, filings and other documents and instruments with Governmental Authorities reasonably necessary to effectuate the Transfer or other Drag-Along Sale; and (viii) otherwise reasonably cooperating with the Fit Group Companies, the other transferring Shareholders, the proposed transferee, the Approving Shareholders and the Drag-Along Purchaser, as applicable. (b) if the Transfer or other Drag-Along Sale is consummated, pay such Shareholder’s pro rata share (in proportion to the amount of consideration to be paid to such Shareholder in connection with the Transfer or other Drag-Along Sale as compared to the aggregate consideration received by all transferring Shareholders) of the reasonable costs incurred by the transferring Shareholders and the Fit Group Companies relating to the Transfer or other Drag-Along Sale (including legal fees and expenses, accounting fees and expenses and all finders, brokerage or investment banking fees and expenses) (“Transaction Expenses”) to the extent not paid or reimbursed by a Fit Group Company or the proposed transferee or Drag-Along Purchaser or deducted from the consideration payable to such Shareholder in the manner described in Section 12.3; and (c) at the closing of any Transfer of Shares pursuant to ARTICLE X or ARTICLE XI, provide, for delivery to the transferee of one or more certificates that represent the number of Shares to be Transferred by such Transferring Shareholder, together with a signed share transfer form (or other applicable transfer form) duly completed in favor of the prospective transferee in accordance with the Constitution in respect of such Shares, free and clear of any Liens, with any applicable transfer tax stamps affixed, against delivery of the applicable consideration in consummation of the Transfer of such Shares. Section 12.3 Closing Consideration. In connection with any Transfer of Equity Securities or other Drag-Along Sale pursuant to ARTICLE X or ARTICLE XI, the transferring Shareholders shall receive any consideration for such Equity Securities or in the Drag-Along Sale after deduction of their pro rata share (in proportion to the amount of consideration to be paid to such Shareholder in connection with such Transfer as compared to the aggregate consideration received by all transferring Shareholders) of: (a) amounts paid into escrow or held back for indemnification or post-closing expenses; (b) any Transaction Expenses; and (c) amounts subject to post-closing purchase price adjustments, if and as applicable. Section 12.4 Limitation on Liability. The Parties agree that no Shareholder shall have any obligation or liability to any other holder of Equity Securities arising from, relating to or in connection with any Transfer or proposed Transfer of Equity Securities pursuant to ARTICLE X or ARTICLE XI, 39 whether or not such Transfer is consummated (except to the extent, if any, such Shareholder may agree in the definitive documents reflecting such Transfer). Without limiting the generality of the foregoing, no Shareholder shall have any obligation or liability to any other holder of Equity Securities as a result of any decision by such Shareholder to approve, accept and consummate (or to not approve, accept or consummate) any Transfer of Equity Securities pursuant to ARTICLE X or ARTICLE XI (it being understood that any and all such decisions shall be made by such Shareholder in its sole discretion), except to the extent, if any, such Shareholder may agree in the definitive documents reflecting such Transfer. ARTICLE XIII TERMINATION Section 13.1 Termination Generally. Subject to Section 13.3, this Agreement shall terminate in its entirety upon the consummation of a Qualified Public Offering. Upon such termination, this Agreement shall cease to apply to all Parties. Except as otherwise set forth in Section 9.3 and ARTICLE XV, any Person who ceases to hold any Shares shall cease to be a Shareholder and shall have no further rights or obligations under this Agreement. Section 13.2 Accrued Rights and Obligations. All rights and obligations of the Parties under this Agreement shall cease immediately upon termination of this Agreement in accordance with this ARTICLE XIII. Such termination shall not affect a Party’s accrued rights and obligations as on the date of such termination. Section 13.3 Survival. The Parties expressly agree that the provisions of ARTICLE I (Definitions), Section 7.7 (Non-Solicitation and Non-Competition), ARTICLE XV (Confidentiality), Section 13.2 (Accrued Rights and Obligations), this Section 13.3 and ARTICLE XVI (Miscellaneous) shall survive the termination of this Agreement. ARTICLE XIV DISPUTE RESOLUTION Section 14.1 Dispute Resolution. (a) Any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement, or the breach, termination or validity hereof, shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the Arbitration Rules (the “Rules”) of the Singapore International Arbitration Centre, except as they may be modified herein or by mutual agreement of the parties to the dispute, controversy or claim. The seat of the arbitration shall be Singapore. The arbitration shall be conducted in the English language. Evidence and testimony may be presented in any language, including a language other than English providing it is accompanied by an English translation thereof (which translation shall have been certified and prepared or given at the sole cost of the Party offering such evidence or testimony). (b) The dispute shall be settled by a panel of three arbitrators to be appointed by the parties to the dispute (“Arbitration Tribunal”) failing which the members of the Arbitration Tribunal shall be appointed by the President of the Court of Arbitration of the Singapore International Arbitration Centre. (c) The arbitral award shall be in writing and, unless the parties to the arbitration agree otherwise, shall state the reasons upon which it is based. The award shall be final and binding on the parties to the arbitration. The award may include an award of costs, including reasonable attorneys’ 40 fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties to the arbitration or their assets. (d) Notwithstanding anything to the contrary above, nothing in this Section 14.1, or otherwise, shall limit the right of any party to this Agreement to seek judicial equitable relief, specific performance or other equitable relief available to it under applicable Law. (e) The Parties agree that the operation of part I of the (Indian) Arbitration and Conciliation Act, 1996 is expressly excluded. ARTICLE XV CONFIDENTIALITY Section 15.1 Confidentiality. (a) The terms and conditions of this Agreement shall be Confidential Information and the Shareholders shall not disclose the same to any third party except as provided below. Each Shareholder shall be permitted to disclose the terms of this Agreement to such Shareholder’s investors, investment bankers, lenders, accountants, auditors, legal counsel, and bona fide prospective investors and transferees and, only after obtaining written consent of the Company, to any other Persons, provided, in each case, that such Persons are informed of the confidential nature of the information and are under appropriate non-disclosure and non-use obligations imposed by ethics, Law or contract with respect to such information. Nothing in this Section 15.1 shall affect: (i) any press release issued with the prior written consent of the Company; provided, however, if any press release refers to a particular Shareholder, in any form or manner, specific written consent of such Shareholder shall be required; (ii) disclosures contemplated under the Transaction Documents; (iii) disclosures by the Shareholders to their respective investment committees, shareholders, boards, trustees, consultants, limited partners or any of their Affiliates or advisors, provided, in each case, that any recipient of such information is informed of the confidential nature of such information and is under appropriate non-disclosure and non-use obligations with respect to such information; (iv) disclosures that are required by applicable Law or the rule or regulations of any stock exchange. (b) Except with the prior written consent of the Company, each Minority Shareholder shall ensure that: (i) all trade secrets, confidential operations, dealings and all other information relating to the Fit Group, its businesses, finance, transactions or affairs, including proprietary or confidential information in relation to the Fit Group (“Confidential Information”) obtained by it, its Affiliates or representatives will be kept secret and confidential both during the term, and at all times after termination, of this Agreement; and (ii) it, its Affiliates and representatives: (A) do not divulge any Confidential Information to any third party, or use, conceal, destroy or obtain any Confidential Information for his own advantage or that of a third party to the detriment of any Fit Group Company; and (B) prevent the publication or disclosure of any Confidential Information; provided, however that: (1) each Minority Shareholder shall be permitted to disclose Confidential Information: (x) in accordance with Section 15.1(a); and (y) to its employees, directors and representatives who have a need to know such information as long as any recipient of such Confidential Information is informed of the confidential nature of the information and is under appropriate non-disclosure and non-use obligations imposed by ethics, Law or contract with respect to such information; (2) such obligation shall not extend to Confidential Information to the extent that it has entered the public domain otherwise than through a fault of the party who has disclosed the same into the public domain; and (3) Confidential Information shall not include information that the receiving party can demonstrate that the receiving party independently knew at the time of receiving such information without any obligation of confidentiality with respect thereto, or that the receiving party has independently developed without using any Confidential Information (in each 41 case, subject to such independent knowledge or development not being a result of any breach of this Section 15.1 or any other obligation of confidentiality or non-use); provided, further that any disclosure required by Applicable Law or by the rules or regulations of any stock exchange shall not constitute a breach of this Agreement. (c) If a Minority Shareholder is required by Law, legal process or the rules of any stock exchange to disclose any Confidential Information, such Minority Shareholder may disclose such Confidential Information in accordance with such Law, legal process, rules or regulations, provided that the Minority Shareholder: (i) if practicable, gives the Company written notice and the opportunity to seek confidential treatment of the Confidential Information prior to such disclosure; and (ii) uses commercially reasonable efforts to ensure that such Confidential Information is disclosed only to the extent so required. (d) The obligations of a Shareholder contained in this ARTICLE XV shall endure, even after such Minority Shareholder ceases to own any Shares or the termination of this Agreement. ARTICLE XVI MISCELLANEOUS Section 16.1 Inconsistency. As among the Parties, the provisions of this Agreement shall prevail over any inconsistent section in the Constitution, and as soon as possible after becoming aware of any such inconsistency, all Parties shall take all necessary steps to amend any inconsistency in the Constitution to the fullest extent permitted by Law. Section 16.2 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of Singapore. Section 16.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties. Notwithstanding anything to the contrary contained in this Agreement, neither this Agreement nor any right or obligation under it shall be assignable, assumable or otherwise transferable by any Shareholder (other than to such Shareholder’s Permitted Transferee in accordance with this Agreement) without the prior written consent of (a) Wal-Mart and, (b) unless (i) Wal-Mart and its Affiliates collectively own at least eighty-five percent (85%) of the Outstanding Shares, or (ii) the Minority Shareholders are entitled to Transfer 100% of their shares in connection with the transaction that results in the assignment (including pursuant to Section 10.5 and ARTICLE XI), the holders of the Requisite Minority Shares, and any purported assignment, assumption or other Transfer without such consent shall be void and unenforceable. Section 16.4 Entire Agreement. This Agreement and the Transaction Documents constitute the entire understanding between the Parties with regard to the subject matter hereof and thereof and supersede any other agreement between the Parties relating to the subject matter hereof and thereof. Section 16.5 Specific Performance. This Agreement shall be specifically enforceable at the instance of any Party. The Parties agree that a non-defaulting Party will suffer immediate, material, immeasurable, continuing and irreparable damage and harm in the event of any material breach of this Agreement and the remedies at law in respect of such breach will be inadequate (each Party hereby waives the claim or defense that an adequate remedy at law is available), and such non-defaulting Party shall be entitled to specific performance against the defaulting Party for performance of its obligations under this Agreement in addition to any and all other legal or equitable remedies available to it. Termination shall be without prejudice to all rights and remedies at law or in equity available to the non- defaulting Party. 42

Section 16.6 Notices. (a) Unless otherwise provided herein, all notices, requests, waivers and other communications (“Notices”) shall be made in writing and by letter (delivered by hand, courier or registered post), email or facsimile transmission (save as otherwise stated) and shall be deemed to be duly given or made: (i) in the case of personal delivery, when delivered; (ii) in the case of facsimile transmission, provided that the sender has received a receipt indicating proper transmission, when dispatched; (iii) in the case of email, provided that the sender has not received a subsequent delivery failure email, when sent by the sender; (iv) in the case of delivery by registered or certified mail with return receipt requested and postage prepaid, five (5) days after having been sent; or (v) in the case of delivery by an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt, one (1) day after deposit. (b) If delivery or receipt occurs on a day other than a Business Day, or is later than 5:00 p.m. (local time), delivery or receipt will be deemed to have occurred at the commencement of the next Business Day. (c) The address for notices for Wal-Mart shall be as set forth on its signature page hereto; and for each of the Minority Shareholders as set forth in Schedule 1. Any Party’s address may be changed by such Party by Notification to the Company and the other Parties. Section 16.7 Amendments and Waivers. (a) Any term of this Agreement may be amended or terminated, and the observance of any term of this Agreement may be waived, only with the written consent of the Company, Wal-Mart and holders of the Requisite Minority Shares; provided, however, that any amendment, termination or waiver that, on its face, materially and adversely affects any one Minority Shareholder in a manner different from and disproportionate to the adverse effect on the other Minority Shareholders, as applicable, shall require the specific prior written consent of such affected Minority Shareholder, as applicable; provided, further, that: (i) any amendment, termination or waiver of Section 1.1 (solely in respect to the definitions of “Non- Compete Duration” and “Permitted Transfer”), Section 3.1(a), Section 3.2(a), Section 3.8(d), Section 7.7, or this clause “(i)” that adversely affects or eliminates the rights of (or increases the obligations of) the Founder, in each case other than in an immaterial respect, shall require the specific prior written approval of the Founder; (ii) any amendment, termination or waiver of Section 1.1 (solely with respect to the proviso to the definition of “Competitor” and, so long as Tencent continues to satisfy the relevant Minimum Ownership Threshold, the definitions of “Key Minority Shareholder” and “Minority Ownership Threshold” (in each case solely as such definition pertains to Tencent)); Section 3.1(a), Section 3.2(c), Section 3.8(b) and Section 3.8(d) (solely as such provisions pertain to the Key Minority Shareholders), Section 7.3(g) (solely as it pertains to the requirement to deliver a power of attorney), Section 10.1 (solely as it pertains to the Key Minority Shareholders), Section 10.6, Section 11.3 (solely as it pertains to the applicability of clauses “(i)” and “(ii)” therein to Tencent) or this clause “(ii)” that adversely affects or eliminates the rights of (or increases the obligations of) Tencent, in each case other than in an immaterial respect, shall require the specific prior written approval of Tencent; (iii) any amendment, termination or waiver of Section 1.1 (so long as Tiger continues to satisfy the relevant Minimum Ownership Threshold, the definitions of “Key Minority Shareholder” and “Minority Ownership Threshold”, in each case solely as such definition pertains to Tiger); Section 3.1(a), Section 3.2(c), Section 3.8(b) and Section 3.8(d) (solely as such provisions pertain to the Key Minority Shareholders), Section 10.1 (solely as it pertains to the Key Minority Shareholders) or this clause “(iii)” that adversely affects or eliminates the rights of (or increases the obligations of) Tiger, in each case other than in an immaterial respect, shall require the specific prior written approval of Tiger; (iv) in the case of any amendment of ARTICLE VIII that disapplies the terms thereof to, or any waiver of the observance of 43 the terms thereof in respect of, any given issuance of Equity Securities, no Minority Shareholder that approved such amendment or waiver may then purchase any of such Equity Securities without the prior written consent of each non-approving Minority Shareholder. (b) Notwithstanding the above, no such consent shall be necessary to add additional persons who purchase new Shares after the date hereof as additional Shareholders and afford them similar rights to those enjoyed by the Shareholders hereunder, and/or include such additional Shareholders as Minority Shareholders and/or as parties whose approval is or may be required for any matter for which the approval of the Minority Shareholders is required, provided, in each case, that each such additional Shareholder has executed a Deed of Accession hereto. (c) Any amendment, termination or waiver of any term of this Agreement effected in accordance with this Section 16.7 shall be binding upon each of the Parties hereto and their respective successors and assigns. Section 16.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of any Party hereto under this Agreement shall impair any such right, power or remedy of any Party nor shall such delay or omission (or any other waiver of any other breach or default thereto or thereafter occurring) be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing and signed by such waiving Party. All remedies, either under this Agreement, or by law or otherwise afforded to any Party shall be cumulative and not alternative. Section 16.9 Counterparts. This Agreement may be executed and delivered in any number of counterparts (including any counterparts exchanged by electronic communication) each of which shall be an original, but all of which together shall constitute one and the same instrument. Section 16.10 Severability. If a court of competent jurisdiction holds that part of this Agreement is invalid, inoperative or unenforceable in any jurisdiction or circumstances, that part shall not be invalid, inoperative or unenforceable in any other jurisdiction or circumstances, so long as such invalidity, inoperativeness or unenforceability does not result in a material limitation of any benefit or increase in any obligation or liability of any Party, and no other part of this Agreement shall be invalid, inoperative or unenforceable, or affected in any other way. Upon such holding that any part of this Agreement is invalid, inoperative or unenforceable: (a) the court making such holding is authorized and instructed to modify this Agreement so as to effect the original intent of the Parties as closely as possible; and (b) the Parties shall negotiate in good faith to amend this Agreement to effect the original intent of the Parties as closely as possible. If a provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only as broad as is enforceable. Section 16.11 Interim Relief. Notwithstanding anything in this Agreement, the Parties acknowledge and agree that the Parties shall, to the extent permitted by the Rules, have the right at any time to apply to the Arbitration Tribunal for interim injunctive relief in relation to any dispute arising out of or in connection with this Agreement. Section 16.12 Conflict with Constitution. In the event of any ambiguity or discrepancy between the provisions of this Agreement and the Constitution, the provisions of this Agreement shall prevail and accordingly the Shareholders shall exercise all voting and other rights and powers available to 44 them to give effect to the provisions of this Agreement and cause such necessary alterations to be made to the Constitution as are required to remove such ambiguity or discrepancy. Section 16.13 Costs and Expenses. Each Party shall bear its own costs and expenses in relation to the execution and performance of this Agreement. Section 16.14 Third Parties. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce any term of this Agreement, except to the extent set out in this Agreement. 1. [remainder of page intentionally left blank; signature pages follow] 45

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as a DEED as of the date first above written. COMPANY: Flipkart Private Limited By: ______________________________ Name: [●] Title: [●] Witnessed by: ______________________________ Name: [●] Title: [●] Occupation: [●] Address: [●] Signature Page to Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as a DEED as of the date first above written. Wal-Mart: Fit Holdings S.a.r.l. By: ______________________________ Name: [●] Title: [●] Address for Notification: [●] [●] [●] Witnessed by: ______________________________ Name: [●] Title: [●] Occupation: [●] Address: [●] Signature Page to Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as a DEED as of the date first above written. Binny Bansal By: Name: [●] Title: [●] Witnessed by: ______________________________ Name: [●] Title: [●] Occupation: [●] Address: [●] Signature Page to Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as a DEED as of the date first above written. [●]: [●] By: Name: [●] Title: [●] Witnessed by: ______________________________ Name: [●] Title: [●] Occupation: [●] Address: [●] Signature Page to Shareholders’ Agreement

Signature Page to Shareholders’ Agreement